As filed with the Securities and Exchange Commission on August 31, 2012

Registration No 333-180571

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A
Amendment No. 2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AQUASITION CORP.

(Exact name of registrant as specified in its charter)

Marshall Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Seacrest Shipping Co. Ltd.
8 – 10 Paul Street
London EC2A 4JH, England
Telephone: +44-207-426-1155

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Matthew C. Los
c/o Seacrest Shipping Co. Ltd.
8 – 10 Paul Street
London EC2A 4JH, England
Telephone: +44-207-426-1155

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000 Fax: (212) 407-4990	Yvan-Claude J. Pierre, Esq. William N. Haddad, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Tel: +1 212 521 5400 Fax: +1 212 521 5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 31, 2012

$50,000,000

5,000,000 Units

Aquasition Corp. is a blank check company formed on January 26, 2012, pursuant to the laws of the Republic of the Marshall Islands for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, or similar acquisition transaction, one or more operating businesses or assets. Although our Amended and Restated Articles of Incorporation and by-laws do not limit us to a particular geographic region or industry, we intend to focus on operating businesses and assets in the international maritime transportation, offshore and related maritime services industries, especially those requiring energy, commodity, transportation or logistics expertise. We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act.

This is the initial public offering of our units. Each unit has a public offering price of $10.00 per unit and consists of one share of common stock, par value $0.0001 per share, and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $11.50. Each redeemable warrant will become exercisable on the later of our consummation of an acquisition transaction or [___________], 2013 [one year from the date of this prospectus], and expire on the earlier of [___________], 2017 [five years from the date of this prospectus] or the date of redemption or liquidation of the trust account described below.

We have granted the underwriters a 45-day option to purchase up to 750,000 additional units (in addition to the 5,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to the underwriters of this offering, for $100, as additional compensation, an option to purchase up to a total of 250,000 units at $12.50 per unit. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved. The units issuable upon exercise of this option are identical to those offered by this prospectus, except for certain differences in redemption rights as described in this prospectus.

Our founding stockholders and their designees have committed to purchase 305,250 units at a price of $10.00 per unit, for an aggregate purchase price of $3,052,500, in a private placement that will occur immediately prior to the closing of this offering. We refer to these units as the placement units. All of the proceeds we receive from the purchases will be placed in the trust fund described below. The placement units will be identical to the units being offered by this prospectus except that the warrants included in the placement units may be exercised on a cashless basis at any time after an acquisition transaction even if there is not an effective registration statement relating to the shares underlying the warrants so long as such warrants are held by these individuals or their affiliates. Pursuant to that certain Placement Unit Purchase Agreement, the purchasers have agreed that, with certain exceptions for certain gifts to family members, by virtue of the laws of descent, and pursuant to a qualified domestic relations order, the placement units will not be sold or transferred by them until 30 days after we have completed an acquisition transaction.

There is presently no public market for our units, shares of common stock or redeemable warrants. We applied to have our units, shares of common stock and redeemable warrants listed on the NASDAQ Capital Market under the symbols “AQUUU,” “AQU,” and “AQUUW” on or promptly after the date of this prospectus. We cannot assure you that our units, shares of common stock or redeemable warrants will be approved for listing on the NASDAQ Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$50,000,000
Underwriting discounts and commissions(1)	$0.50	$2,500,000
Proceeds, before expenses, to us	$9.50	$47,500,000

(1)	Includes $1,250,000, or $0.25 per unit, equal to 2.5% of the gross proceeds of this offering (or $1,437,500 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of an initial acquisition transaction, as described in this prospectus. If the acquisition transaction is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount. The underwriters will not receive the deferred underwriting discount with respect to those units as to which the component shares have been redeemed for cash.

We will deposit into a trust account at Barclays in London, with American Stock Transfer & Trust Company as trustee, $51,000,000. Such amount includes (i) $1,250,000, or $0.25 per unit, of underwriting discounts and commissions payable to the underwriters upon consummation of an acquisition transaction and, (ii) additional aggregate proceeds of $3,052,500 that we will receive from the sale of placement units described above (or approximately $10.20 per unit sold to the public in the offering assuming the over allotment option is not exercised). These funds will not be released to us until the earlier of the consummation of an acquisition transaction or our liquidation (which may not occur until [___________], 2013, or [_________], 2014 in the event the period is extended as described herein). Prior to an acquisition transaction or our liquidation if we are unable to consummate an acquisition transaction within the allotted time, amounts in trust may not be released, except for (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full).

We are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about            , 2012.

Lazard Capital Markets

The date of this prospectus is           , 2012

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless the context requires otherwise, all references to the “Company”, “we,” “us,” “our company” and “our” refer to Aquasition Corp.

Unless otherwise indicated, our financial information presented in this prospectus has been prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this prospectus between the total and sum of constituent items are due to rounding. Unless otherwise indicated, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

Our stockholder prior to this offering is Aqua Investments Corp., a company formed and controlled by our officers and directors for the purpose of holding our securities. We refer to this stockholder as our sponsor, and to our sponsor, our officers, directors, and other persons who collectively control our sponsor, as our founders, and the shares of common stock owned prior to this offering as the founders’ shares.

References to an “acquisition target” refer to one or more operating businesses or assets that we have not yet identified, including a company with agreements to purchase individual vessels, individual assets, a company with a fleet of vessels, a number of such companies as a group, or an entity which provides commercial management, operational and technical management or other services to one or more segments of the international maritime transportation industry. Notwithstanding, we are not limited to any particular industry or type of business or assets.

We refer to holders of units, and underlying shares of common stock and redeemable warrants, sold in this offering (whether purchased in this offering or in the aftermarket) as public stockholders or public warrant holders, as the case may be. We refer to the units, and underlying shares of common stock and redeemable warrants, being sold in this public offering as the public units, public shares and public warrants, respectively. Our founders may acquire public units or the underlying securities (whether purchased in this offering or in the aftermarket) and would, with respect to such securities only, be public stockholders or public warrant holders, as the case may be.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Overview

Aquasition Corp. is a blank check company formed on January 26, 2012, pursuant to the laws of the Republic of the Marshall Islands for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, or similar acquisition transaction, one or more operating businesses or assets. Although our Amended and Restated Articles of Incorporation and by-laws do not limit us to a particular geographic region or industry, we intend to focus on operating businesses and assets in the international maritime transportation, offshore and related maritime services industries, especially those requiring energy, commodity, transportation or logistics expertise. To date, our efforts have been limited to organizational activities and financing activities. The address of the Company’s principal executive office is c/o Seacrest Shipping Co. Ltd., 8-10 Paul Street, London EC2A 4JH, England.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective acquisition target or holder of assets, or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and will continue to be an emerging growth company until: (i) the last day of our fiscal year following the fifth anniversary of this prospectus, (ii) the date on which we become a large accelerated filer, or (iii) the date on which we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. As an emerging growth company, we are entitled to rely on certain scaled disclosure requirements and other exemptions, including an exemption from the requirement to provide an auditor attestation to management’s assessment of its internal controls as required by Section 404(b) of the Sarbanes-Oxley Act of 2002. We may at any time voluntarily elect to cease to avail ourselves of the scaled disclosure and other exemptions available to us as an emerging growth company, and have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. See the risk factor entitled “We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.” As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Investment Objective

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify acquisition targets in which our management can assist with the growth and development. Our management intends to acquire an acquisition target or businesses that it believes can create significant value through the structure of the acquisition or long-term appreciation.

We will seek to capitalize on the strength and expertise of our management team, which collectively has over 85 years of experience in the maritime transportation, offshore and related maritime services industries. Through their family businesses, they have collectively owned and managed over 80 vessels in the past 20 years through several market cycles. Due to this experience, the members of the management team have established strong reputations, relationships and track records which they expect to result in access to high-quality charterers and off-market acquisition opportunities for us. Our management team also has extensive experience in advising, acquiring, financing, managing and selling assets and private companies in a variety of industries. We believe that our contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial acquisition transaction. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify successfully and effect an acquisition transaction, although we cannot assure you that they will, in fact, be able to do so.

While we intend to focus on potential acquisition targets in the maritime transportation industry, we are not committed to do so and may attempt to acquire an acquisition target in another industry if an attractive acquisition opportunity is identified in such other industry and if we believe that such opportunity is in the best interest of our shareholders.

Competitive advantage and investment insight

We believe our specific competitive strengths to be the following:

•	Status as a public company. As an existing public company, we offer an acquisition target an alternative to the traditional initial public offering. For example, the owners of the acquisition target could exchange their shares of stock in the acquisition target for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe acquisition targets might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with an acquisition transaction with us. Furthermore, once the acquisition transaction is consummated, the acquisition target will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the acquisition target would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
•	Financial position. With funds available for our initial acquisition transaction initially in the amount of approximately $49,750,000 (or approximately $56,875,000 if the over-allotment option is exercised in full), we offer an acquisition target a variety of options such as providing the owners of an acquisition target with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial acquisition transaction using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the acquisition target to fit its needs and desires.
•	Public, Private Equity and Mergers and Acquisitions Contacts. Within the shipping industry, our management team has a base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions within the shipping industry. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships within the shipping industry with members on the board of directors of other businesses, which extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us within the shipping industry.
•	Management Operating and Investing Experience. Collectively our executive officers and directors have over 85 years of experience within the shipping and transportation industry founding, advising, acquiring, financing, managing and selling assets and private and public companies. Furthermore, our management team has experience working together closely. Our management’s experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets. Our management team also has acquisition and operating experience in a number of businesses other than the shipping industry, such as aviation, manufacturing, hospitality, and real estate. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over management teams who have little or no direct operating experience.

Notwithstanding these strengths, there are various competitive weaknesses that we may face in consummating our business transaction, including, among others:

•	Public Company Status. While we believe that our status as a public company will make us an attractive business partner, some potential acquisition targets may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect an acquisition transaction with a more established entity or with a private company.
•	Conflicts of Interest. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved. For a discussion of these conflicts of intent, see “Management — Conflicts of Interest.”
•	Competition. We may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. These entities may be well established and have extensive experience identifying and effecting business transactions. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger acquisition targets will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of an acquisition target.

Investment strategy

We believe that there is significant value in structuring transactions in the current market environment, where market tightness, volatility and disruptions create geographical, time and quality arbitrage and investment opportunities. Our insights from in depth knowledge about what industry participants are doing and need allow us to move fast to capitalize on opportunities. We believe that we can both acquire assets at attractive prices and generate significant value from combining assets that will eliminate inefficiencies or improve margins. In the currently weak environment, we will seek to acquire operations that are profitable at current market levels and able to overcome the weakness that we see continuing in the near term. We will look for businesses that have one or more of the following characteristics:

•	Motivated sellers that are seeking liquidity.
•	Businesses that are ready to be public.
•	Growing businesses that are seeking and have accretive use of additional capital.
•	Companies that are being divested by conglomerates or multinational companies.
•	Poorly valued private or public companies or assets that can benefit from our management’s experience and expertise for their profitability improvement.
•	Assets which we can use under a certain contractual agreement that will create value through a sustainable cash flow stream which we would expect the market to value in addition to the asset acquired.

Effecting an acquisition transaction

We are not required to have a stockholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require stockholder approval under applicable Marshall Islands law.

Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Articles of Incorporation and by-laws or the BCA. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a stockholder vote is not required. Notwithstanding, our Amended and Restated Articles of Incorporation and by-laws provide that public stockholders will be entitled to cause us to redeem their shares of common stock for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.20 per share, or approximately $10.14 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction.

We will proceed with an acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the number of stockholders who can redeem their shares in connection with such acquisition transaction or requiring us to obtain an alternative source of funding. If the number of our stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying shares of common stock.” As a result, public stockholders may have to wait the full 18 months (or 24 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See the risk factor entitled “Even though we have a redemption threshold of 90%, we may be unable to consummate an acquisition transaction if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

In order to redeem the public shares for cash upon the consummation of an acquisition transaction, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such acquisition transaction in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the acquisition transaction will be cross-conditioned with the closing of the tender offer. However, if we are no longer a foreign private issuer and shareholder approval of the transaction is required by Marshall Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In connection with redemption, we are required to offer redemption rights to all holders of our shares of common stock. Our founders have agreed to not redeem their securities, so that the per share amount of $10.20 (or approximately $10.14 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced due to payments to our founders.

Conflicts of Interest

Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential acquisition target may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

It is possible that our initial acquisition transaction may be with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers. While we are not prohibited from acquiring such a target, we would be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA. The acquisition of such a target would result in a conflict of interest for any founder that has a direct or indirect financial interest in such target. See the Risk Factor entitled “We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the acquisition target unless the board of directors is unable to independently determine the fair market value.”

It is also possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, subject to the requirement that we must acquire a portion of the acquisition target with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we acquire a majority of the voting rights of the acquisition target and control of the majority of any governing body of the acquisition target. An investment by one of these entities would result in a conflict of interest for our officers and directors since they would be determining what portion of the acquisition target we would be purchasing and the amount that these other companies would purchase. See the Risk Factor entitled “It is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, which may result in conflicts of interest.”

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. While each of our executive officers has indicated that they intend to devote approximately 40% of their time to our affairs, each of our executive officers is engaged in several other business endeavors in the maritime transportation industry for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers,” for a discussion of our management’s current business endeavors. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial acquisition transaction.

Other Information

Because we are incorporated under the laws of the Marshall Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. Please refer to the section entitled “Risk Factors — Because we are incorporated under the laws of the Marshall Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited” for more information.

Our executive offices are located at c/o Seacrest Shipping Co. Ltd., 8-10 Paul Street, London EC2A 4JH, England, and our telephone number at that office is +44-207-426-1155.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 27 of this prospectus.

Securities offered:
5,000,000 units, each unit consisting of:
• one share of common stock, par value $0.0001; and
• one redeemable warrant.
We refer to holders of units, and underlying shares of common stock and redeemable warrants, sold in this offering (whether purchased in this offering or in the aftermarket), including our founders to the extent they hold shares sold in this offering, as public stockholders or public warrant holders, as the case may be. We refer to the units, and underlying shares of common stock and redeemable warrants, being sold in this public offering as the public units, public shares and public warrants, respectively.
Proposed NASDAQ Symbols:
Units: AQUUU
Common Stock: AQU
Warrants: AQUUW
Trading commencement and separation of shares of common stock and redeemable warrants:
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The shares of common stock and redeemable warrants comprising the units will begin separate trading 90 days after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading, subject, however, to our filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. If the underwriters’ overallotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option. See “Description of Securities — Units — Public Stockholders’ Units.”
Redeemable Warrants:
Exercisability:
Each redeemable warrant is exercisable to purchase one share of common stock.
Exercise price:
$11.50 per share.
Exercise period:
The redeemable warrants offered hereby will become exercisable on the later of:
• the consummation of our initial acquisition transaction with one or more acquisition targets on the terms described in this prospectus; or
• one year from the date of this prospectus,

provided that, during the period in which the redeemable warrants are exercisable, there is an effective registration statement or post-effective amendment covering the shares of common stock issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the shares of common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.
The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2017 or earlier upon redemption by us or liquidation of the trust account.
Redemption:
Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants (excluding the warrants included in the placement units and the warrants included in the units underlying the underwriters’ unit purchase option), with the prior consent of Lazard Capital Markets LLC:
• in whole but not in part;
• at a price of $0.01 per redeemable warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our shares of common stock on the NASDAQ Capital Market, or other exchange on which our securities may be traded, equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the day on which notice is given.

We will not redeem the warrants unless an effective registration statement covering the common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

Number of securities to be outstanding:

	Prior to this Offering(1)		After this Offering(1)(2)
Units	305,250		5,305,250	(5)
Shares of common stock	1,555,250	(3)	6,555,250
Warrants	305,250	(4)	5,305,250	(6)

(1)	Does not include up to 187,500 shares of common stock sold to our founders that are subject to forfeiture for no consideration to the extent the underwriters’ over-allotment option is not exercised in full.
(2)	Does not include 250,000 units underlying the underwriters’ unit purchase option.
(3)	Consists of (i) 1,250,000 founder shares, and (ii) 305,250 shares included in the placement units.
(4)	Consists of 305,250 warrants included in the placement units.
(5)	Consists of (i) 5,000,000 units offered by this prospectus, and (ii) 305,250 placement units.
(6)	Consists of (i) 5,000,000 redeemable warrants included in the units offered by this prospectus, and (ii) 305,250 warrants included in the placement units.
Founders’ shares:
On March 15, 2012, Aqua Investments Corp., our sponsor, acquired 1,437,500 shares for an aggregate purchase price of $25,000 (up to 187,500 of which shares will be forfeited for no consideration to the extent that the underwriters do not exercise their over-allotment option in full). We refer to the shares issued to our founders prior to this offering throughout this prospectus as the founders’ shares. See “Description of Securities — Shares of common stock — Founders’ Shares.”
The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that:

•

The founders’ shares are not transferable or assignable, except to permitted transferees, until the earlier of (i) one year after the completion of our initial acquisition transaction and (ii) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial acquisition transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property.

•

Our founders have agreed to (1) waive their redemption rights with respect to the founders’ shares in connection with the consummation of the initial acquisition transaction and (2) waive their rights to participate in any liquidating distribution occurring upon our failure to consummate an acquisition transaction with respect to the founders’ shares. However, our founders are entitled to participate in any liquidating distributions with respect to any shares of common stock they acquire in connection with or following this offering.

If we submit our initial acquisition transaction to our public stockholders to a vote, our founders have agreed to vote the founders’ shares and shares included in the placement units in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our founders have agreed that if he, she or it acquires shares of common stock in or following this offering, he, she or it (i) will vote all such acquired shares in favor of any acquisition transaction presented to our stockholders by our board of directors, (ii) will not seek redemption rights with regard to such shares, and (iii) will not tender their shares in an issuer tender offer in connection with our initial acquisition transaction.
Units purchased through private placement:
Our founders and certain of their designees have committed to purchase 305,250 units at a price of $10.00 per unit for an aggregate purchase price of $3,052,500 in a private placement that will occur immediately prior to the completion of this offering. We refer to these units as the placement units throughout this prospectus. The proceeds from the sale of the placement units will be added to the proceeds from this offering to be held in the trust account pending our consummation of an acquisition transaction on the terms described in this prospectus. The placement units to be purchased will be identical to the units being sold in this offering, except for certain restrictions on transfer and that the warrants included in the placement units may be exercised cashlessly at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants and the placement units and underlying securities are subject to certain transfer restrictions. In the event of our dissolution and liquidation, our founders will not receive distributions from the trust account with respect to the placement units, and the warrants included in the placement units will expire worthless.

Underwriters’ unit purchase option:
Concurrently with the closing of this offering, we will sell to the underwriters, or their designees, for an aggregate of $100, an option to purchase 250,000 units comprised of 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock (an amount that is equal to 5% of the total number of units sold in this offering). The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved at a price per unit of $12.50 (125% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus. We have the right to reduce the number of units exercisable for the underwriters’ unit purchase option under certain circumstances.
Offering proceeds and proceeds from placement units to be held in the trust account and amounts payable prior to trust account distribution or liquidation:
Approximately $51,000,000, or approximately $10.20 per unit (or approximately $58,312,500, or approximately $10.14 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the private placement of placement units will be placed in a trust account maintained by American Stock Transfer & Trust Company acting as trustee. The trust assets will be held in an account located outside of the United States.
Other than as described below, proceeds in the trust account will not be released until the earlier of consummation of an acquisition transaction or our liquidation. Prior to an acquisition transaction or our liquidation, amounts in trust may not be released, except for (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements.
The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public stockholders.
See “Use of Proceeds.”
Indemnity
Prior to consummation of our initial acquisition transaction, we will seek to have all prospective acquisition targets we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders;

however, there is no guarantee that we will be able to get waivers from the contracted parties or that such waivers will be enforceable. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Only claims based on agreements that do not include a valid and enforceable waiver of claims against the trust account are covered by the indemnification provided by our founders, and any claim based on an agreement that includes a valid and enforceable waiver of claims against the trust account will not be covered by such indemnification. We have not, however, sought information nor received information from the founders relating to their ability to satisfy any indemnification obligation. Under these circumstances, our board of directors would have a fiduciary obligation to our stockholders to bring a claim against our founders to enforce their indemnification obligations.
Limited payments to insiders:
There will be no compensation, fees, reimbursements or other payments made to our officers, directors, or any of their respective affiliates, other than:
• repayment of an $85,650 non-interest-bearing loan, made by Aqua Investments Corp., our sponsor;

•

payment of an aggregate of $7,500 per month to Seacrest Shipping Co. Ltd., an agent of Remi Maritime Corp., an affiliate of our founders, for office space, administrative services and secretarial support; and

•

reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating an acquisition transaction, for which there is no maximum amount of out-of-pocket expenses that may be incurred.

All amounts held in the trust account that are not distributed to redeem shares of common stock, released to us to pay taxes or fund our working capital, or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial acquisition transaction:
All amounts held in the trust account that are not released as described above will be released to us on closing of our initial acquisition transaction.
At the time we complete our initial acquisition transaction, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 2.5% of the gross proceeds of this offering, or $1,250,000 (or $1,437,500 if the underwriters’

over-allotment option is exercised in full). The underwriters will not receive the deferred underwriting discount with respect to those units as to which the component shares have been redeemed for cash.
Foreign Private Issuer status:
As a new registrant with the SEC, we were required to determine our status as a foreign private issuer under Rule 3b-4(d) of the Exchange Act, within 30 days prior to the filing our initial registration statement with the Commission. We are required to determine our status as a foreign private issuer on an ongoing basis and for the 2012 fiscal year, we will determine our foreign private issuer status as of the last day of our most recently completed second fiscal quarter, or June 30, 2012. On such date, if we no longer qualify as a foreign private issuer (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2013 fiscal year following the determination date, or January 1, 2013. As a result, should we determine on June 30, 2012, that we are no longer a foreign private issuer, commencing on January 1, 2013 we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. In addition, once we fail to qualify as a foreign private issuer, we will remain so unless we meet the requirement for a foreign private issuer as of the last business day of the second fiscal quarter following the end of the fiscal year that we lost our foreign private issuer status. We may voluntarily lose our status as a foreign private issuer so that we can avail ourselves of the flexibility provided to U.S. domestic issuers. In determining whether to voluntarily obtain U.S. domestic issuer status, we will consider among other factors, the time required to complete an acquisition transaction pursuant to the proxy rules and tender offer rules and whether we believe we are more likely to consummate an acquisition transaction if we have the flexibility afforded to U.S. domestic issuers.
Permitted purchases of units and shares
If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our common stock). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.20 per unit, or approximately $10.14 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying shares of common stock are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying shares of common stock and the terms of the proposed acquisition transaction. All units or the underlying shares of common stock purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our units or the underlying shares of common stock and the pro rata portion of the trust account. A market price below the pro rata portion of the trust account could provide an incentive for purchasers to buy our units or the underlying shares of common stock after the filing of our preliminary proxy statement at a discount to the pro rata portion of the trust account for the sole purpose of voting against our initial acquisition transaction and exercising redemption rights for the full pro rata portion of the trust account. Such trading activity could enable such investors to block our initial acquisition transaction by making it difficult for us to obtain the approval of such acquisition transaction by the vote of a majority of our outstanding common stock that are voted. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses. For additional information, please see the section entitled “Risk Factors — Our purchase of units or the underlying shares of common stock in the open market may support the market price of the units or the underlying shares of common stock during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying shares of common stock.”
Permitted purchases of public shares by us or our affiliates
In addition to the permitted purchases of public shares by us prior to the consummation of the initial acquisition transaction using amounts held in the trust account, as described immediately above, if we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and

American Stock Transfer & Trust Company will permit us to enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial acquisition transaction with proceeds released to us from the trust account immediately following consummation of the initial acquisition transaction. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial acquisition transaction. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. If we issue our securities as consideration in connection with our initial acquisition transaction, then the relevant restricted period under Regulation M would commence on the day the acquisition transaction is submitted for approval to the target stockholders and would end once the target stockholders approve the acquisition transaction. Since we are likely to consummate our initial acquisition transaction with a privately held target, we expect that the restricted period will be limited in duration and will have only a minimal impact on these purchases.
Neither we nor our sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price (over the trust value) for such public shares. However, in the event we or they pay any premium purchase price, the payment of a premium may not be in the best interest of those stockholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial acquisition transaction may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders may experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of an acquisition transaction, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the acquisition transaction. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial acquisition transaction, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine that the purchases are subject to such rules, we will comply with such rules.
Stockholder vote to approve an acquisition transaction in certain circumstances:
Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Amended and Restated Articles of Incorporation and by-laws or the BCA. We will proceed with an acquisition transaction requiring a vote only if a majority of the public shares voted at the extraordinary general meeting of stockholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% in our Amended and Restated Articles of Incorporation and by-laws so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, regardless of the requirements of our Amended and Restated Articles of Incorporation and by-laws a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing.
We will have until 18 months (or 24 months pursuant to the automatic period extension described below) from the completion of this offering to consummate an acquisition transaction. If, at the end of the 18-month period, or if at the end of the 24 month period, as applicable, we have not consummated an acquisition transaction, we will automatically dissolve and as promptly as practicable liquidate the trust account as described herein.
In connection with a stockholder vote to approve our initial acquisition transaction and/or amend Article VIII of our Amended and Restated Articles of Incorporation (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote their founders’ shares and shares included in the placement units in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for such purpose, and not to exercise redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires shares of common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our stockholders by our board of directors, and not to exercise redemption rights in connection with any shares of common stock held by such person. With respect to a vote to amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws, our founders, directors, and officers may vote any shares acquired by them in or following this offering in any way they wish.
Limitation on redemption rights of stockholders holding 10% or more of the shares sold in the offering if we hold a stockholder vote
If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. This restriction is included in Article VIII of our Amended and Restated Articles of Incorporation and cannot be waived or changed without an amendment to our Amended and Restated Articles of Incorporation.
We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.
Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate our initial acquisition transaction, particularly in connection with an acquisition transaction with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against an acquisition transaction.
Conditions to consummating our initial acquisition transaction:
Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The valuation of such business may be based, in part, on projected performance of the business, but will not include our assets on a post-transaction basis. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We may structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling stockholder of the target company. Even though we will own at least a majority interest in the target, our stockholders prior to the acquisition transaction may collectively own a minority interest in the post-acquisition transaction company depending on valuations ascribed to the target and us in the acquisition transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. As a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial acquisition transaction could own less than a majority of our outstanding shares subsequent to our initial acquisition transaction.
If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), as described above.
Possible extension of time to consummate an acquisition transaction to 24 months:
If we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months following the consummation of this offering, the time period within which we must complete our initial acquisition transaction will be automatically extended to 24 months following the completion of this offering. If the period is extended, we will have an additional 6 months in which to complete an initial acquisition transaction, and we will not be limited to completing the acquisition transaction contemplated at the time the period was extended.
Redemption rights for stockholders in connection with our initial acquisition transaction:
We are not required to have a stockholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require stockholder approval under applicable Marshall Islands law. Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Amended and Restated Articles of Incorporation and by-laws or the BCA. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a stockholder vote is not required. Notwithstanding, our Amended and Restated Articles of Incorporation and by-laws provide that stockholders will be entitled to cause us to redeem their shares of common stock for cash equal to the pro rata share of the aggregate amount then in the trust account calculated by dividing (a) the amount in the trust account, as of two business days prior to the consummation of the acquisition transaction, by (b) the total number of public shares (initially approximately $10.20 per share, or approximately $10.14 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction. Our founders have agreed to not redeem any securities held by them, so that the per share amount of $10.20 (or approximately $10.14 in the event the over-allotment option is exercised in full) will not be reduced due to payments to our founders.
We will proceed with an acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the number of stockholders who can redeem their shares in connection with such acquisition transaction or requiring us to obtain an alternative source of funding. If the number of our stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable acquisition target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying shares of common stock.” As a result, public stockholders may have to wait the full 18 months (or 24 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See the risk factor entitled “Even though we have a redemption threshold of 90%, we may be unable to consummate an acquisition transaction if an acquisition target requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”
In order to redeem the public shares for cash upon the consummation of an acquisition transaction, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such acquisition transaction in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the acquisition transaction will be cross-conditioned with the closing of the tender offer. However, if we are no longer a foreign private issuer and shareholder approval of the transaction is required by Marshall Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.
In connection with the redemption we are required to offer redemption rights to all holders of our shares of common stock. Our founders have agreed to not redeem their securities, so that the per share amount of $10.20 (or approximately $10.14 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced due to payments to our founders.
Automatic dissolution and liquidation if no acquisition transaction:
Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Articles of Incorporation and by-laws and applicable provisions of Marshall Islands law, if we do not consummate our initial acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve and as promptly as practicable liquidate and release only to our public stockholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full). In addition, we will release only to our public stockholders, as part of our plan of distribution, any remaining net assets. This has the same effect as if our board of directors and stockholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our stockholders to commence such a voluntary winding up and dissolution.
Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete an acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.
Under Marshall Islands law, stockholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Marshall Islands Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution should be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder should be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution or the settlement of claims, litigation or proceedings begun prior to or during the three year period. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.
Prior to consummation of our initial acquisition transaction, we will seek to have all prospective acquisition targets we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, however, there is no guarantee that we will be able to get waivers from the contracted parties or that such waivers will be enforceable. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement units, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even with significant redemptions. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization.
Escrow of the founders’ shares:
On the date of this prospectus, all of our officers, directors, stockholders and advisors will place the founders’ shares into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period and will not be released from escrow until one year from the completion of our initial acquisition transaction.
The securities held in the escrow account will only be released prior to the end of the escrow period if following an acquisition transaction we consummate a subsequent transaction that results in all stockholders having a right to exchange their shares for cash or other consideration.
The placement units will also be placed in escrow, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that the placement units and underlying securities will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of our initial acquisition transaction.

Risks

We are a newly formed company organized under the laws of the Marshall Islands that has conducted no operations and has generated no revenues. Until we complete an acquisition transaction, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our officers, and directors, but also the special risks we face as a blank check company, including:

•	Reliance on our management’s ability to choose an appropriate acquisition target, either conduct due diligence or monitor due diligence conducted by others, and negotiate a favorable price.
•	Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential acquisition target may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.
•	It is possible that our initial acquisition transaction may be with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers. While we are not prohibited from acquiring such a target, we would be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA. The acquisition of such a target would result in a conflict of interest for any founder that has a direct or indirect financial interest in such target. See the Risk Factor entitled “We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the acquisition target unless the board of directors is unable to independently determine the fair market value.”

•	It is also possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, subject to the requirement that we must acquire a portion of the acquisition target with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we acquire a majority of the voting rights of the acquisition target and control of the majority of any governing body of the acquisition target. An investment by one of these entities would result in a conflict of interest for our officers and directors since they would be determining what portion of the acquisition target we would be purchasing and the amount that these other companies would purchase. See the Risk Factor entitled “It is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, which may result in conflicts of interest.”
•	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers,” for a discussion of our management’s current business endeavors. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial acquisition transaction.
•	Each of Matthew C. Los, Nicholas John Frangos, Stylianos Stergios Sougioultzoglou and Themistoklis Kalapotharakos are affiliated with SafeShip Investment Company SICAR, a private equity fund based in Luxembourg which invests in assets in the maritime industry, and other entities involved in the maritime industry. In the course of their other business activities these individuals may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as such entities. Due to their existing affiliation with such entities, these individuals may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, such individuals may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential acquisition target may be presented to such entities and we may miss out on a potential transaction. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

Our officers and directors have advised us that none of the entities they are affiliated with currently anticipates acquiring or making an investment in a business which would be a potential target business for us while we are seeking a target business. As a result, our officers and directors have advised us that they do not believe they will have an actual conflict of interest with any of the entities with which they are affiliated.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act in order to give us greater flexibility in structuring an acquisition transaction and avoid the restrictions associated with Rule 419. Accordingly, investors will not be afforded the benefits or protections of Rule 419 such as completely restricting the transferability of our securities, requiring us to complete an acquisition transaction within 18 months from the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an acquisition transaction, and we have a longer period of time to complete an acquisition transaction than we would if we were subject to such rule. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed

Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

Finally, you should also be aware that an investment in our securities involves certain tax risks, including, but not limited to the possibility of immediate U.S. federal income tax liability without the receipt of cash, see the Risk Factor entitled “An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in a share of common stock.”

SELECTED FINANCIAL AND OPERATING DATA

The following selected financial data, other than the as adjusted balance sheet data, have been derived from our audited financial statements as of March 15, 2012 and for the period from January 26, 2012 (Inception) to March 15, 2012, which are included elsewhere in this prospectus. The financial statements are prepared and presented in accordance with U.S. GAAP. Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this prospectus. The selected financial information should be read in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of March 15, 2012
Balance Sheet Data	Actual	As Adjusted
Working capital (deficiency)	$(85,650)	$51,299,450
Cash held in trust	—	51,000,000
Total assets	135,000	51,299,450
Total liabilities	110,650	—
Value of shares of common stock which may be redeemed for cash (4,500,000 shares at $10.20 per share)	—	45,900,000
Stockholder’s equity	24,350	5,399,450

For the period January 26, 2012 (Inception) to March 15, 2012
Selected statement of operation data:	Actual
Formation and operating costs	$650
Total operating expenses	650
Net loss	(650)
Weighted average shares outstanding, basic and diluted(1)	1,250,000
Basic and diluted net loss per share	(0.00)

(1)	Excludes 187,500 shares held by the sponsor that are subject to forfeiture to the extent that the underwriters' over-allotment is not exercised in full.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $3,052,500 from the sale of the placement units, and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include $1,250,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions. The underwriters will not receive the deferred underwriting discount with respect to those units as to which the component shares have been redeemed for cash. Our “as adjusted” working capital has not been reduced by $75,000 to reflect legal fees which may be paid only if we consummate an acquisition transaction.

The “as adjusted” working capital and total assets amounts include approximately $51,000,000 (not including the exercise of the over-allotment option) to be held in the trust account, which will be distributed (i) to stockholders pro rata who exercise their redemption rights in connection with our initial acquisition transaction (assuming that our initial acquisition transaction is consummated), (ii) upon the consummation of our initial acquisition transaction to the underwriters in the amount of $1,250,000 in payment of their deferred underwriting discounts and commissions and (iii) upon the consummation of our initial acquisition transaction to us in the amount remaining in the trust account following the payment to any stockholders who exercise their redemption rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only as described in this prospectus. If an acquisition transaction is not so consummated, we will automatically dissolve and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), will be distributed to our public stockholders as part of a plan of distribution.

Pursuant to our Amended and Restated Articles of Incorporation and by-laws, we may effect an acquisition transaction only if public stockholders owning no more than 90% of the 5,000,000 shares of common stock sold in this offering (or 5,750,000 shares of common stock if the over-allotment option is exercised in full) exercise their redemption rights. If we have exercised our right to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with our acquisition transaction. However, regardless of the requirements of our Amended and Restated Articles of Incorporation and by-laws a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing.

Depending on the number of stockholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 90% of the shares of common stock sold in this offering, or 4,500,000 shares of common stock (5,175,000 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.20 per share (approximately $10.14 per share initially held in trust in the event the over-allotment option is exercised in full) for approximately $45,900,000 in the aggregate (or approximately $52,481,250 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), as of the date two business days prior to the proposed consummation of our initial acquisition transaction, divided by the number of shares of common stock included in the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of an acquisition transaction.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 15, 2012, we had $25,000 in cash and a working capital deficit of ($85,650). Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial acquisition transaction will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate an acquisition transaction within the required time frame, in which case we would automatically dissolve and liquidate our assets, and you may not be able to recover your full investment.

Pursuant to our Amended and Restated Articles of Incorporation and by-laws, we must enter into a letter of intent or definitive agreement to complete an acquisition transaction with a fair market value of at least 80% of the balance of the trust account at the time of the acquisition transaction (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) within 18 months after the consummation of this offering (or within 24 months pursuant to the automatic period extension). Prior to an acquisition transaction or our liquidation if we are unable to consummate an acquisition transaction within the allotted time, amounts in trust may not be released, except for (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full). If we fail to consummate an acquisition transaction within the required time frame, we will, in accordance with our Amended and Restated Articles of Incorporation and by-laws, automatically dissolve, liquidate and wind up. The foregoing requirements are set forth in Article VIII of our Amended and Restated Articles of Incorporation and by-laws and may not be eliminated without the vote of our board of directors and the vote of at least 80% of the voting power of our outstanding shares of common stock. We may not be able to find suitable acquisition target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential acquisition target may be reduced as we approach the deadline for the consummation of our initial acquisition transaction. We do not have any specific acquisition transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any acquisition target regarding an acquisition transaction, nor taken any direct or indirect actions to locate or search for an acquisition target. Although $10.20 per share is initially placed in trust, if third parties bring claims against us that are not subject to a valid and enforceable waiver, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $10.20 per share. If so, you will not be able to recover your full investment.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances, and therefore may not have access to such funds for up to 2 years.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock for cash in connection with an acquisition transaction that is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account. Therefore, you may not be able to obtain access to such funds for three years following the initial public offering.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Articles of Incorporation and by-laws may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our Amended and Restated Articles of Incorporation and by-laws set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction. Specifically, our Amended and Restated Articles of Incorporation and by-laws provide, among other things, that:

•	if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months of the completion of this offering, the period of time to consummate an acquisition transaction will be automatically extended by an additional 6 months;
•	we may consummate our initial acquisition transaction only if public stockholders owning no more than 90% of the shares of common stock sold in this offering, exercise their redemption rights;
•	if our initial acquisition transaction is consummated, stockholders who exercised their redemption rights will receive their pro rata share of the trust account;
•	if we have not completed an initial acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating and we will distribute to all of our public stockholders their pro rata share of the trust account. This has the same effect as if our board of directors and stockholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our stockholders to commence such a voluntary winding up and dissolution;
•	our management will take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of dissolution if an acquisition transaction is not consummated within the time periods specified in this prospectus;
•	our stockholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public stockholders as part of our plan of distribution or upon the exercise of their redemption rights;
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than an acquisition transaction that meets the conditions specified in this prospectus, including the requirement that our initial acquisition transaction be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition transaction;

•	prior to our initial acquisition transaction, we may not issue any units, shares of common stock, warrants or any options or other securities convertible into or exchangeable for shares of common stock, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the shares of common stock sold in this offering on an acquisition transaction;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Seacrest Shipping Co. Ltd., an agent of Remi Maritime Corp., an affiliate of our founders, for office space, administrative services and secretarial support, with any interested director abstaining from such review and approval;
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that an acquisition transaction with such acquisition target is fair to our stockholders from a financial point of view.

Pursuant to our Amended and Restated Articles of Incorporation and by-laws, the foregoing provisions may be amended by at least 80% of the voting power of our outstanding shares of common stock. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of public shares. Except for the shares issued immediately prior to this offering and the shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our Amended and Restated Articles of Incorporation and by-laws prior to an acquisition transaction. If any of these provisions are amended, our stockholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Articles of Incorporation and by-laws provide stockholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Articles of Incorporation and by-laws there can be no assurance that redemption rights will be granted.

Stockholders may be liable for claims of third party creditors to the extent you receive distributions in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution or the settlement of claims, litigation or proceedings begun prior to or during the three year period.

Under Marshall Islands law, stockholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Marshall Islands Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution should be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder should be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution or the settlement of claims, litigation or proceedings begun prior to or during the three year period. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

You will not receive protections normally afforded to investors in blank check companies subject to Rule 419, which results in our having access to the interest earned on the trust and a longer period of time to complete an acquisition transaction.

Since the net proceeds of this offering are intended to be used to complete an acquisition transaction with an acquisition target that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet, demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an acquisition transaction within 18 months from the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an acquisition transaction, and we have a longer period of time to complete an acquisition transaction than we would if we were subject to such rule. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

As a foreign private issuer, we are exempt from certain rules that are applicable to U.S. companies, and while we have agreed with the underwriters in this offering to comply with certain of these requirements, such agreement can be waived without your consent and you may receive less information about us and our operations than you would receive if such agreements were not waived or we were a U.S. company.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, and our executive officers, directors and principal stockholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Therefore you may receive less information about us than you would receive if we were a U.S. company.

We have agreed with the underwriters that, for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will:

•	in the event we hold a stockholder vote in connection with an acquisition transaction, comply with the procedural and disclosure requirements in the United States federal securities laws applicable to domestic issuers registered under the Exchange Act with respect to the furnishing and content of our proxy statement in connection with the stockholder vote for the proposed acquisition transaction; and
•	furnish to American stockholders an English language version of our annual financial statements and all other materials regularly provided to other stockholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC.

However, the agreement to provide such information to our stockholders may be waived, in whole or in part, by the representative of the underwriters. The representative may have a conflict of interest in granting a waiver if such requirements prevent or delay an acquisition transaction from occurring because a substantial portion of the underwriter’s discount is deferred until, and subject to, the closing of an acquisition transaction.

We may lose our status as a foreign private issuer if we acquire a business in the United States, which will make us subject to additional regulatory disclosures which may require substantial financial and management resources.

If we acquire a business in the United States and we determine thereafter that we are no longer a foreign private issuer, we will become subject to the following requirements, among others:

•	The filing of our quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
•	Preparing our financial statements in accordance with GAAP rather than the ability to use any of GAAP, the International Accounting Standards Board (IASB IFRS) or local GAAP;
•	Being subject to the U.S. proxy rules;
•	Being subject to Regulation FD which requires issuers to make public disclosures of any “material non-public information” that has been selectively disclosed to securities industry professionals (for example, analysts) or shareholders;
•	Being subject to the Sarbanes-Oxley Act (although the Sarbanes-Oxley Act generally does not distinguish between domestic U.S. issuers and foreign private issuers, the SEC has adopted a number of significant exemptions for the benefit of foreign private issuers in the application of its rules adopted under the Sarbanes-Oxley Act, such as: (1) audit committee independence; and (2) black-out trading restrictions (Regulation BTR)); and
•	Being subject to a more detailed executive compensation disclosure.

We may be forced to expend significant management and financial resources to meet our disclosure obligations to the extent we are required to comply with the foregoing requirements.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $10.20 per share (or approximately $10.14 per share in the event the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all prospective acquisition target we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per share liquidation price could be less than $10.20 per share (or approximately $10.14 if the over-allotment option is exercised in full) due to claims of such creditors. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Only claims based on agreements that do not include a valid and enforceable waiver of claims against the trust account are covered by the indemnification provided by our founders, and any claim based on an agreement that includes a valid and enforceable waiver of claims against the trust account will not be covered by such indemnification. Under these circumstances, our board of directors would have a fiduciary obligation to our stockholders to bring a claim against our founders to enforce their indemnification obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We allow up to 90% of our public stockholders to exercise their redemption rights, which could result in very little money remaining in trust for the post-transaction company.

When we seek to consummate our initial acquisition transaction, we will offer each stockholder the right to have his, her or its shares of common stock converted to cash if the initial acquisition transaction is consummated. Our founders have agreed not to redeem any shares of common stock held by them. We will consummate the initial acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. However, regardless of the requirements of our Amended and Restated Articles of Incorporation and by-laws a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial acquisition transaction. Thus, because we permit a larger number of stockholders to exercise their redemption rights, it will be easier for us to consummate an initial acquisition transaction with an acquisition target in the face of strong stockholder dissent. Depending on the number of shares that are redeemed in connection with our initial acquisition transaction, we may have very little money in our trust account with which to consummate our initial acquisition transaction, which may result in our having to obtain additional financing to consummate our initial acquisition transaction, result in less money being available for use as working capital post acquisition transaction, or result in our failure to consummate an initial acquisition transaction.

Even though we have a redemption threshold of 90%, we may be unable to consummate an acquisition transaction if an acquisition target requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the number of stockholders who can redeem their shares in connection with such acquisition transaction or requiring us to obtain an alternative source of funding. If the number of our stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable acquisition target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying shares of common stock.” As a result, public stockholders may have to remain stockholders of our company and wait the full 18 months (or 24 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares. Furthermore, in the event that public stockholders must wait until our liquidation they may not receive a full pro rata portion of the trust account to the extent that third party creditors have a claim to such funds. See. “Proposed Business — Effecting an acquisition transaction — Automatic dissolution and liquidation if no acquisition transaction.”

Our ability to use funds held in trust to purchase up to 15% of the units or the underlying shares of common stock sold in this offering may reduce the liquidity of our securities in the open market.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Additionally, we may redeem up to 90% of the shares issued in our initial public offering, provided, however, that if we have exercised our right to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any tender offer to effect an acquisition transaction. Purchases or redemptions of our units or shares of common stock would result in significantly fewer public shares issued and outstanding, which would in turn significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

Our purchase of units or the underlying shares of common stock in the open market may support the market price of the units or the underlying shares of common stock during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying shares of common stock.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial acquisition transaction positively, these purchases may have the effect of counteracting the market’s view of our initial acquisition transaction, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

Our redemption threshold of 90% may reduce the liquidity of our securities in the open market.

Since we have a redemption threshold of 90%, a high number of public shares may be redeemed in connection with our initial acquisition transaction, which would result in significantly fewer public shares issued and outstanding, and which would in turn significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

At the time of an acquisition transaction public stockholders will be entitled to redeem up to 90% of the public shares, as a result of which our public stockholders will have limited information regarding the combined company’s capital structure prior to the acquisition transaction.

Depending on the number of stockholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, pursuant to our Amended and Restated Articles of Incorporation and by-laws, we could be required to redeem for cash up to 90% of the shares of common stock sold in this offering, or 4,500,000 shares of common stock (5,175,000 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.20 per share (approximately $10.14 per share initially held in trust in the event the over-allotment option is exercised in full) for approximately $45,900,000 in the aggregate (or approximately $52,481,250 in the aggregate if the underwriters exercise their over-allotment option in full). However, regardless of the requirements of our Amended and Restated Articles of Incorporation and by-laws a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing.

In the proxy materials and/or tender offer materials we will prepare in connection with the acquisition transaction, we will only provide pro forma financial information assuming no redemption and full redemptions (or the maximum permitted by the acquisition target) by public stockholders in order to provide our stockholders with the range of possible capital structures for the combined company. Given the relatively high redemption threshold the difference in capital structure assuming no redemptions and full redemptions will be significant. Furthermore, we will not be able to provide stockholders with any assurance of where, within the possible range disclosed, the combined company will fall following consummation of an acquisition transaction. As a result, our public stockholders will have limited information regarding the combined company’s capital structure at the time of the acquisition transaction.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable acquisition transaction or optimize our capital structure.

We will offer each stockholder the right to have his, her or its shares of common stock redeemed for cash in connection with our initial acquisition transaction, as long as our initial acquisition transaction is consummated. Stockholders may not be required to vote in connection with our initial acquisition transaction to redeem his, her or its shares of common stock for cash. Such holder must exercise his, her or its redemption rights to receive a pro rata portion of the trust account. Accordingly, if our initial acquisition transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third-party financing to help fund the acquisition of our initial acquisition transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Because we have no specific acquisition transaction under consideration, we have not taken any steps to secure third-party financing. Therefore, we may not be able to consummate an initial acquisition transaction that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third-party financing, and if such financing involves debt, our leverage ratio may not be optimal for our initial acquisition transaction. This may limit our ability to effectuate the most attractive acquisition transaction available to us.

Because we are incorporated under the laws of the Marshall Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Marshall Islands, and certain of our assets may in the future be located outside the United States. In addition, all of our directors and officers, and their assets, are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. You may also have difficulty bringing an original action in the appropriate court of the Marshall Islands to enforce liabilities against us or any person based upon the U.S. federal securities laws.

Since we have not yet selected a particular acquisition target with which to complete an acquisition transaction, you are unable to currently ascertain the merits or risks of the business which we may ultimately operate.

We intend to acquire one or more operating businesses or assets in the international maritime transportation industry that we believe will provide significant opportunities for growth. Notwithstanding, we are not limited to any particular industry or type of business or assets. Because we have not yet identified or approached any specific acquisition target with respect to an acquisition transaction, there is no current basis for you to evaluate the possible merits or risks of the particular business we may ultimately operate. Although we will endeavor to evaluate the risks inherent in a particular acquisition target, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that acquisition target. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an acquisition target.

Your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable acquisition transaction. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential acquisition target, and we do not intend on holding a stockholder vote to approve our initial acquisition transaction. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

Because of our limited resources and the significant competition for acquisition transaction opportunities, we may not be able to consummate an attractive acquisition transaction.

Identifying, executing and realizing attractive returns on acquisition transactions is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential acquisition targets from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating acquisition transactions directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, over the past several years, other “blank check” companies have been formed. Additional blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential acquisition targets with which we could combine using the net proceeds from this offering and the placement units, together with additional financing, if available, our ability to compete in combining with certain sizeable acquisition targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing an acquisition transaction with certain acquisition targets. In addition:

•	the redemption of shares of common stock held by our stockholders into cash may reduce the resources available to us to fund our initial acquisition transaction
•	the requirement to acquire one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial acquisition transaction (i) could require us to acquire several or closely related operating businesses or assets at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial acquisition transaction and (ii) together with our ability to proceed with an acquisition transaction only if public stockholders owning up to 90% of the shares sold in this offering exercise their redemption rights (or such lower percentage as a target business may require), may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such an acquisition transaction.

Any of these factors may place us at a competitive disadvantage in consummating our initial acquisition transaction on favorable terms or at all.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the acquisition target unless the board of directors is unable to independently determine the fair market value.

Our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the acquisition target we acquire will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the acquisition target has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criterion. We will also be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, (i) if our initial acquisition transaction is with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) if our initial acquisition transaction is with any underwriter, or underwriting selling group member, or any of their affiliates. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained, or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial acquisition transaction.

If we issue capital securities or redeemable debt securities to consummate our initial acquisition transaction, your equity interest in us could be diluted or there may be a change in control of our company.

Our Amended and Restated Articles of Incorporation and by-laws authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 137,639,500 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of shares upon (i) full exercise of the underwriters’ unit purchase option, and (ii) our outstanding warrants, including the redeemable warrants to be issued in this offering, the warrants included in the placement warrants, and the warrants included in the units underlying the underwriters’ unit purchase option) and 5,000,000 authorized but unissued shares of preferred stock. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of common stock, including redeemable debt securities, as consideration for or to finance an acquisition transaction. Our issuance of additional shares of common stock, including upon redemption of any debt securities, may:

•	significantly reduce your equity interest in us;
•	subordinate the rights of holders of shares of common stock if preferred shares are issued with rights senior to those afforded to our shares of common stock;
•	cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, if any, and result in the resignation or removal of our current officers and directors;
•	in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	adversely affect the then-prevailing market price for our shares of common stock.

The value of your investment in us may decline if any of these events occur.

The underwriting agreement and our Amended and Restated Articles of Incorporation and by-laws prohibit us, prior to our initial acquisition transaction, from issuing additional units, additional shares of common stock, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into shares of common stock, or preferred shares, that participate in any manner in the proceeds of the trust account, or which votes as a class with the shares of common stock on an acquisition transaction.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into an acquisition transaction that requires us to incur debt to finance an acquisition transaction. Such incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating cash flow after an acquisition transaction were insufficient to pay our debt obligations;
•	cause an acceleration of our obligation to repay debt, even if we are then current in our debt service obligations, if we breach the covenants contained in the terms of any debt documents, such as covenants that require us to meet certain financial ratios or maintain designated reserves, without a waiver or renegotiation of such covenants;
•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;
•	limit our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing;
•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
•	place us at a disadvantage compared to our competitors who have less debt.

Certain of our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential acquisition target may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

Certain of our officers and directors are affiliated with entities which invest in assets in the maritime industry and may have fiduciary obligations to present potential business opportunities to such entities prior to presenting them to us, and therefore may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each of Matthew C. Los, Nicholas John Frangos, Stylianos Stergios Sougioultzoglou and Themistoklis Kalapotharakos are affiliated with SafeShip Investment Company SICAR, a private equity fund based in Luxembourg which invests in assets in the maritime industry. In addition Mr. Stylianos Stergios Sougioultzoglou is a financial consultant to ALMI Group, a Greek-based tanker and dry bulk owner, in connection with ALMI Group’s financing of the acquisition of eight pre-determined liquid natural gas carriers. In the course of their other business activities these individuals may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as such entities. Due to their existing affiliation with such entities, such individuals may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, such individuals may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential acquisition target may be presented to such entities and we may miss out on a potential transaction. For a complete description of our management’s other affiliations, see the section entitled “Management — Directors and Executive Officers.”

We may acquire a target business affiliated with our founders, which whould create a conflict of interest for any founder that has a direct or indirect financial interest in such target.

It is possible that our initial acquisition transaction may be with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers. While we are not prohibited from acquiring such a target, we would be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA. The acquisition of such a target would result in a conflict of interest for any founder that has a direct or indirect financial interest in such target.

It is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, which may result in conflicts of interest.

It is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, subject to the requirement that we must acquire a portion of the acquisition target with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we acquire a majority of the voting rights of the acquisition target and control of the majority of any governing body of the acquisition target. An investment by one of these entities would result in a conflict of interest for our officers and directors since they would be determining what portion of the acquisition target we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in an acquisition target, the entity or entities affiliated with our officers and/or directors will be required to pay the same price per share or unit for their interest in the acquisition target as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors. In addition, the proxy materials and/or tender offer materials disclosing the acquisition transaction would disclose the terms of the co-investment by the affiliated entity or entities.

Some of our executive officers and directors may remain with us following our initial acquisition transaction, which may result in a conflict of interest in determining whether a particular acquisition target is appropriate for an acquisition transaction and in the public stockholders’ best interests.

We intend that at least some of our executive officers and directors will continue to be involved in our management following our initial acquisition transaction, however, we do not have any specific plans in this regard. Which of our executive officers and directors, if any, will continue to be involved in our management following our initial acquisition transaction will be determined at the time such transaction is being structured and negotiated, and will therefore be significantly influenced by the target and the management of the target we select. Therefore, the personal and financial interests of our executive officers and directors may influence them to condition an acquisition transaction on their retention by us and to view more favorably acquisition targets that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the acquisition transaction. Our executive officers and directors could be negotiating the terms and conditions of the acquisition transaction on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential acquisition transaction candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

Our executive officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial acquisition transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. While each of our executive officers has indicated that they intend to devote approximately 40% of their time to our affairs, each of our executive officers is engaged in several other business endeavors in the maritime transportation industry for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers,” for a discussion of our management’s current business endeavors. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to consummate our initial acquisition transaction.

Our founders currently control us and may influence certain actions requiring a stockholder vote.

Immediately following this offering, our founders will beneficially own, in the aggregate, approximately 23.7% of our issued and outstanding shares of common stock. In connection with a stockholder vote to approve our initial acquisition transaction and/or amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares and shares included in the placement units in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires shares of common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our stockholders by our board of directors, and not to exercise redemption rights in connection with any shares held by such person. With respect to a vote to amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws, our founders, directors, and officers may vote any shares acquired by them in or following this offering in any way they wish.

Because our founders and their designees, will hold, in the aggregate, warrants to purchase 305,250 shares of common stock after an acquisition transaction, the exercise of those warrants may increase the ownership of our founders. This increase could allow our founders to influence the outcome of matters requiring stockholder approval, including the election of directors and executive officers, approval of benefits plans, mergers and significant corporate transactions after consummation of our initial acquisition transaction. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective acquisition transactions, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following our initial acquisition transaction.

Our one-third quorum threshold may make it easier for our founders to influence actions requiring a stockholder vote.

In accordance with our Amended and Restated Articles of Incorporation and by-laws, two stockholders representing at least one-third of our issued and outstanding shares of common stock (whether or not held by public stockholders) will constitute a quorum at a stockholders meeting. Following this offering, our founders will hold approximately 23.7% of our outstanding shares of common stock. Accordingly, if only a small proportion of public stockholders participate in a stockholders meeting and all of our founders participate, the quorum requirement may be satisfied and our founders could cast a majority of the votes at such meeting.

If we hold a stockholder vote to approve an acquisition transaction, the approval threshold for a proposed acquisition transaction may make it easier for us to consummate an acquisition transaction with which you may not agree.

If, and only if, we structure our initial acquisition transaction to require a stockholder approval under applicable Marshall Islands law, which normally only requires stockholders’ approval where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. The approval threshold in such event would be a majority (or 66 2/3% for amendments to our Articles of Incorporation and by-laws) of shares voted at a meeting of stockholders called for the purpose of approving such proposal. This approval threshold is lower than in certain U.S. jurisdictions like Delaware where the default threshold with respect to an acquisition transaction that requires stockholder approval requires approval of a majority of shares entitled to vote at a meeting. To the extent there are shares entitled to vote at a meeting of stockholders called to approve an acquisition transaction that do not vote on the acquisition transaction proposal, it may make it easier for us to consummate an acquisition transaction with which you may not agree.

Our founders, officers, and directors may purchase additional shares of common stock in the open market, which may give them greater influence over the approval of our initial acquisition transaction if we have a stockholder vote to approve the acquisition transaction.

In the event that our founders, officers, and directors acquire additional shares after this offering, they have agreed to vote such shares in favor of our initial acquisition transaction if we have a stockholder vote to approve our initial acquisition transaction, and have agreed not to exercise redemption rights with respect to any shares held by them. Thus, additional purchases of our shares by our founders, officers, and directors would allow them to exert additional influence over the approval of our initial acquisition transaction in the event we have a stockholder vote to approve our initial acquisition transaction. Factors they would consider in making such additional purchases would include consideration of the current trading price of our shares of common stock and whether any such additional purchases would likely increase the chances that our initial acquisition transaction would be approved. In addition, if our founders, officers, and directors acquire additional shares of common stock, then our public stockholders (other than our founders, officers, and directors with respect to shares of common stock they purchase in this offering or in the aftermarket) will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately redeem fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 90% redemption threshold (or such lower percentage as an acquisition target may require), which is required in order to approve our initial acquisition transaction.

The ability of our founders, officers, and directors to acquire our shares of common stock in the open market, and vote such acquired shares in favor of our initial acquisition transaction if we hold a stockholder vote to approve our initial acquisition transaction may allow us to consummate an initial acquisition transaction that otherwise would not have been approved, but for the purchases by our founders, officers, and directors in the open market. Because our founders, officers, and directors have purchased their securities at a lower average cost than our other public stockholders, some of our founders, officers, and directors may profit from an acquisition transaction that would be unprofitable for our other public stockholders.

Certain obligations of our founders are memorialized in agreements between the founders, the underwriters of this offering and us, and these agreements may be amended to change these obligations or eliminate them entirely.

In connection with this offering, the founders have agreed to certain obligations pursuant to the Securities Escrow Agreement between us, American Stock Transfer & Trust Company and the founders, including:

•	to transfer restrictions on, and the placement in escrow of, the founders’ shares, placement units and underlying securities; and
•	to forfeit for no consideration: (1) all of the founders’ shares in the event we are unable to complete an acquisition transaction; and (2) up to 187,500 founders’ shares to the extent the underwriters’ over-allotment option is not exercised in full.

In connection with this offering, the founders have agreed to certain obligations pursuant to the Letter Agreements between us, Lazard Capital Markets LLC and each of the founders, including:

•	in connection with a stockholder vote to approve our initial acquisition transaction and/or amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, to vote the founders’ shares and shares included in the placement units in the same manner as a majority of the public stockholders;
•	if he, she or it acquires shares of common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our stockholders by our board of directors, and not to exercise redemption rights in connection with such shares;

•	that he, she or it will not exercise redemption rights in connection with any shares held by such person;
•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial acquisition transaction;
•	that they will not exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction;
•	to advance us the funds necessary to complete a liquidation in the event we do no consummate an acquisition transaction and not to seek repayment for such expenses;
•	if we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, to jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties (we have not, however, sought information nor received information from the founders relating to their ability to satisfy any indemnification obligation); and
•	not to participate in a co-investment in an acquisition target unless the terms of such co-investment are no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors.

These agreements are filed with the registration statement of which this prospectus forms a part. Each of these agreements, by their terms, are governed by New York law. In addition, each agreement may be amended or terminated with the consent of each of the parties thereto. Accordingly, if each of the parties to an agreement determine that these obligations are no longer in their best interest, then the agreements may be amended or terminated and these obligations may be changed or eliminated entirely.

We may expend financial, management and other resources in researching acquisitions that are not consummated, which could result in the loss of the costs incurred or materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific acquisition target and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific acquisition transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition target, we may fail to consummate our initial acquisition transaction for any number of reasons, including those beyond our control such as if greater than 90% of public stockholders (or such lower percentage as an acquisition target may require) elect to exercise their redemption rights. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because our founders own or will own securities in us that will not participate in liquidating distributions, they may have a conflict of interest in deciding if a particular acquisition target is an attractive candidate for an acquisition transaction.

On March 15, 2012, Aqua Investments Corp. acquired an aggregate of 1,437,500 founders’ shares for an aggregate purchase price of $25,000 (up to 187,500 of which founders’ shares will be forfeited for no consideration to the extent that the underwriters do not exercise their over-allotment option in full). Upon our dissolution and liquidation, none of our founders will have the right to receive distributions from the trust account with respect to the founders’ shares. In addition, our founders and their designees will purchase 305,250 placement units immediately prior to the completion of this offering. The $3,052,500 purchase price of the placement units will be included in the trust account that is distributed to our public stockholders in the event of our dissolution and liquidation. In the event of our dissolution and liquidation, our founders will not receive distributions from the trust account with respect to the placement units and the warrants included in the placement units will expire worthless. Therefore, our directors’ and officers’ personal and financial interests may influence their motivation in identifying and selecting acquisition target and consummating our initial acquisition transaction in a timely manner. This may also result in a conflict of interest when they determine whether the terms, conditions and timing of a particular acquisition transaction are appropriate and in our stockholders’ best interest.

Unless we complete an acquisition transaction, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular acquisition target is appropriate for an acquisition transaction and in the public stockholders’ best interest.

We shall provide reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating an acquisition transaction, for which there is no maximum amount of out-of-pocket expenses that may be inccured. Notwithstanding, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the acquisition transaction is consummated. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the acquisition target’s owners do not agree to such repayment, this could cause our management to view such potential acquisition transaction unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors, or any of their respective affiliates, could influence their motivation in selecting an acquisition target and thus, there may be a conflict of interest when determining whether a particular acquisition transaction is in the stockholders’ best interest.

We will probably consummate only one acquisition transaction with the proceeds of this offering, which means that our operations will probably depend on a single business.

The net proceeds from this offering and the offering of the placement units, after reserving $400,000 of the proceeds for our operating expenses, $1,652,500 for offering expenses and $1,250,000 for the deferred underwriting discount, will provide us with approximately $50,150,000 (approximately $57,275,000 if the underwriters’ over-allotment option is exercised in full), which we may use to consummate an initial acquisition transaction. Our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. We may not be able to acquire more than one acquisition target because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several acquisition targets as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple acquisition targets, including the difficulty of coordinating the timing of negotiations, proxy materials and/or tender offer disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with respect to the initial acquisition transaction with one or more acquisition targets would not be satisfied, bringing the fair market value of the initial acquisition transaction below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable). Due to these added risks, we are more likely to choose a single acquisition target with which to pursue an acquisition transaction than multiple acquisition targets. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will not be able to diversify our operations of benefit from spreading of risks of offsetting of losses, unlike other entities that have the resources to consummate several acquisition transactions in different industries or areas of a single industry so as to diversify risks and offset losses.

If we seek an acquisiton transaction with multiple targets, we could face: (i) additional burdens and costs with respect to possible multiple negotiations and due diligence investigations; (ii) the posibility that the failure to close one such transaction would bring the fair market value of the initial acquisition transaction below the required threshold of 80% of the balance in the trust account; and (iii) the additional risks associated with the subsequent integration of the operations and services or products of the acquisition targets into a single operating business.

Our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. If we determine to acquire several acquisition targets simultaneously and such acquisition targets are owned by different sellers, we will need for each of such sellers to agree that our purchase of the acquisition target is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the acquisition transaction. Additionally, we may encounter numerous logistical issues if we pursue multiple acquisition targets, including the difficulty of coordinating the timing of negotiations, proxy materials and/or tender offer disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with respect to the initial acquisition transaction with one or more acquisition targets would not be satisfied, bringing the fair market value of the initial acquisition transaction below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable). With multiple acquisitions, we could also face additional risks associated with the subsequent integration of the operations and services or products of the acquisition targets into a single operating business.

The NASDAQ Capital Market may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will, if approved for listing, continue to be listed on the NASDAQ Capital Market after the consummation of this offering. The NASDAQ Capital Market may delist our securities if, for example, we are unable to file periodic reports on a timely basis, or cease to have the requisite number of independent directors and are unable to appoint new independent directors within the proscribed cure periods. Additionally, the NASDAQ Capital Market will require us to meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial acquisition transaction. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our shares of common stock is a “penny stock,” which will require brokers trading in our shares of common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares of common stock;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to NASDAQ Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We intend to meet the NASDAQ Capital Market’s listing standards without making use of the exemptions for foreign private issuers which make the listing standards less stringent than those for U.S. filers, other than the exemption to the requirement to obtain shareholder approval of a business combination, which exemption the Company plans to utilize. However, in the future we may rely on other exemptions.

If we are unable to comply with the rules applicable to for foreign private issuers, we may be delisted. If we are delisted, then we will no longer be required to meet the NASDAQ Capital Market’s listing standards.

If our shares of common stock become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time our shares are not listed on the Nasdaq Capital Market and we have net tangible assets of $5,000,000 or less and our shares of common stock have a market price per share of less than $5.00, transactions in our shares of common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our shares of common stock become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Following the acquisition transaction we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on an acquisition target with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular acquisition target, or that factors outside of the acquisition target and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to an acquisition target, industry or the environment in which the acquisition target operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by an acquisition target or by virtue of our obtaining post-combination debt financing.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial acquisition transaction.

We believe that amounts not held in the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, or if the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders, officers, directors or third parties. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial acquisition transaction and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating our initial acquisition transaction.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction. If we pay consultants or financial advisers fees that are tied to the consummation of our initial acquisition transaction, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential acquisition transaction. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our stockholders. Similarly, consultants whose fees are based on consummation of an acquisition transaction may be influenced to present potential acquisition transactions to us regardless of whether they provide longer-term value for our stockholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

We may be unable to obtain additional financing if necessary to consummate an acquisition transaction or to fund the operations and growth of the acquisition target, which could compel us to restructure or abandon a particular acquisition transaction.

We may consider an acquisition transaction that will require additional financing. However, we cannot assure you that we will be able to consummate an acquisition transaction or that we will have sufficient capital with which to consummate a combination with a particular acquisition target. If the net proceeds of this offering and from the private placement of the placement units are not sufficient to facilitate a particular acquisition transaction because:

•	of the price paid for the acquisition target;
•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of an acquisition target; or
•	we must redeem for cash a significant number of shares of common stock owned by stockholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular acquisition transaction, we would be compelled to restructure or abandon that particular acquisition transaction and seek an alternative acquisition target or acquisition targets. In addition, if we consummate an acquisition transaction, we may require additional financing to fund the operations or growth of the acquisition target or acquisition targets. If we fail to secure such financing, this failure could have a material adverse effect on the continued development or growth of our combined business or businesses. Neither our founders, directors nor any other party is required to provide any financing to us in connection with, or following, an acquisition transaction.

Our founders paid an aggregate of $25,000 for the founders’ shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

Our founders purchased the 1,437,500 founders’ shares (up to 187,500 of which founders’ shares will be forfeited for no consideration to the extent that the underwriters do not exercise their over-allotment option in full) for an aggregate purchase price of $25,000. The difference between the public offering price per share of our shares of common stock (allocating all of the unit purchase price to the shares of common stock and none to the redeemable warrant included in the unit) and the pro forma net tangible book value per share of our shares of common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our founders acquired their founders’ shares at a nominal price prior to this offering significantly contributed to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 73.7% or $7.37 per share (the difference between the pro forma net tangible book value per share after this offering of $2.63, and the initial offering price of $10.00 per unit).

Our outstanding warrants may adversely affect the market price of our shares of common stock and make it more difficult to effect an acquisition transaction.

The units being sold in this offering include redeemable warrants to purchase 5,000,000 shares of common stock (or 5,750,000 shares of common stock if the over-allotment option is exercised in full). Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $11.50 and will become exercisable on the later of our consummation of an acquisition transaction or [___________], 2013 [one year from the date of this prospectus]. In addition, we will be issuing in a private placement warrants as part of the placement units to purchase 305,250 shares of common stock to our founders and their designees. The warrants included in the placement units are identical to those redeemable warrants sold as part of the units in this offering except that such warrants may be exercised on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants and the placement units and underlying securities are subject to certain transfer restrictions. We will also issue to the representative of the underwriters, concurrently with this offering, for a purchase price of $100, an option to purchase 250,000 units, each unit representing one share of common stock and one redeemable warrant. To the extent we issue shares of common stock to consummate an acquisition transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to some acquisition targets. This is because exercise of the warrants will increase the number of issued and outstanding shares of common stock and reduce the value of the shares that may be issued to consummate the initial acquisition transaction. Accordingly, the existence of our warrants may make it more difficult to consummate our initial acquisition transaction or may increase the cost of an acquisition target if we are unable to consummate our initial acquisition transaction solely with cash. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our shares of common stock or our units or our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

You will not be able to exercise your redeemable warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so.

No redeemable warrants will be exercisable, and we will not be obligated to issue shares of common stock upon exercise of redeemable warrants by a holder unless, at the time of such exercise, we have a registration statement or post-effective amendment under the Securities Act covering the shares of common stock issuable upon the exercise of the redeemable warrants and a current prospectus relating to shares of common stock. Under the terms of a redeemable warrant agreement between American Stock Transfer & Trust Company as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the redeemable warrants from the date the redeemable warrants become exercisable and to maintain a current prospectus relating to shares of common stock until the redeemable warrants expire or are redeemed, and to take such action as is necessary to qualify the shares of common stock issuable upon exercise of the redeemable warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We may be unable to have a registration statement in effect covering shares of common stock issuable upon exercise of the redeemable warrants or to maintain a current prospectus relating to such shares of common stock if, for example, we lack the current financial statements necessary to be included in such registration statement or prospectus. We have no obligation to settle the redeemable warrants for cash, in any event, and the redeemable warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and a prospectus available for use. The redeemable warrants may be deprived of any value, the market for the redeemable warrants may be limited if there is no registration statement in effect covering the shares of common stock issuable upon the exercise of the redeemable warrants or the prospectus relating to the shares of common stock issuable upon the exercise of the redeemable warrants is not current and the redeemable warrants may expire worthless. If you are unable to exercise or sell your redeemable warrants, you will have paid the full unit price for only the shares of common stock underlying the units.

Holders of warrants included in the placement units may exercise these warrants even if an effective registration statement and a prospectus is not in place, which means they may be able to exercise such warrants while public warrants might not be exercisable and may expire worthless.

Unlike the warrants underlying the units issued in connection with this offering, the warrants included in the placement units will not be restricted from being exercised in the absence of a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the such warrants and a current prospectus relating to shares of common stock. Therefore, once the warrants included in the placement units become exercisable, the holders thereof will be able to exercise such warrants regardless of whether the issuance of the underlying shares of common stock is registered under the Securities Act, while public warrants might not be exercisable and may expire worthless.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential acquisition transactions, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial acquisition transaction or operate over the near term or long-term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long-term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our founders are experienced as officers and directors of operating companies. However, we may be deemed to be an investment company under the Investment Company Act if, following this offering and prior to the consummation of our initial acquisition transaction, we are viewed as engaging in the business of investing in securities or we own “investment securities” having a value in exceeding 40% of our total assets, and may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete an acquisition transaction, including:

•	corporate governance requirements and requirements regarding mergers and share exchanges;
•	restrictions on the nature of our investments;
•	restrictions on our capital structure and use of multiple classes of securities; and
•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial acquisition transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial acquisition transaction.

We do not believe that our anticipated activities will subject us to the Investment Company Act as the net proceeds of this offering and sale of units in our private placement offering that are to be held in the trust account may only be invested by the trust agent in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We are dependent upon each of Messrs. Polemis, Los, Sougioultzoglou, Frangos and Kalapotharakos and the loss of one or more of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon Messrs. Polemis, Los, Sougioultzoglou, Frangos and Kalapotharakos. We expect that each of these persons will play a key role in our search for an acquisition target, and we believe that our success in identifying and completing an acquisition transaction with an attractive acquisition target depends on the continued service of these persons, at least until we have consummated our initial acquisition transaction.

Each of Messrs. Polemis, Los, Sougioultzoglou, Frangos and Kalapotharakos will assist us in identifying perspective acquisition targets by sourcing and performing due diligence on acquisition targets in the international maritime transportation industry. In addition, each of these individuals will assist us in closing an acquisition transaction and possibly integrating the acquisition target following such closing. We expect that Messrs. Polemis, Los, Sougioultzoglou, Frangos and Kalapotharakos will negotiate deal terms with acquisition targets and manage and oversee our advisors and consultants, including legal counsel, accounting professionals and investment banking advisors. In addition, Messrs. Polemis, Los, Sougioultzoglou, Frangos and Kalapotharakos will oversee our administrative functions in London.

We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, none of Messrs. Polemis, Los, Sougioultzoglou, Frangos and Kalapotharakos are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential acquisition transactions and monitoring the related due diligence. We do not have employment or consulting agreements with, or key-man insurance on the life of, one or more of these individuals. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on us and impair our ability to identify and complete an acquisition transaction with an attractive acquisition target.

The determination of the offering price of our units and the size of this offering was more arbitrary than typically would be the case if we were an operating company rather than a “blank check” company.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the placement units, the aggregate proceeds we are raising and the amount to be placed in trust were negotiated between us and the underwriters.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement units, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even with significant redemptions. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We may not be able to successfully identify acquisition candidates, obtain any necessary financing or consummate a transaction with one or more acquisition targets whose fair market value, collectively, is equal to at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1,250,000, or $1,437,500 if the over-allotment option is exercised in full, and taxes payable) at the time of the initial acquisition transaction. Accordingly, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since there are no historical operations.

Any stockholder or “group” of stockholders holding 10% or more of the shares sold in the offering will be restricted from redeeming their shares with respect to more than an aggregate of 10% of the shares sold in this offering if we hold a stockholder vote.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. This restriction is included in Article VIII of our Amended and Restated Articles of Incorporation and cannot be waived or changed without an amendment to our Amended and Restated Articles of Incorporation.

We may require stockholders who wish to redeem their shares in connection with a proposed acquisition transaction to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require stockholders who wish to exercise their redemption rights regarding their shares in connection with an acquisition transaction to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial acquisition transaction. We may require these certification and delivery requirements because stockholders of blank check companies who elect to redeem sometimes fail to deliver their share certificates, effectively revoking their redemption election after the acquisition transaction, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Because we must furnish our stockholders with audited financial statements of the acquisition target prepared in accordance with applicable accounting standards, we may not be able to consummate an acquisition transaction with some prospective acquisition targets unless their financial statements are first reconciled to applicable accounting standards.

The federal securities laws require that an acquisition transaction meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports, registration statements and other materials submitted to stockholders. Because our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, we anticipate that we will be required to provide historical and pro forma financial information to our stockholders in connection with their redemption rights pursuant to an acquisition transaction with one or more acquisition targets. If required, these financial statements must be prepared in accordance with applicable accounting standards and the historical financial statements must be audited in accordance with the standards of the applicable oversight board. If a proposed acquisition target, including one located outside of the United States, does not have or is unable to prepare financial statements that have been prepared and audited in accordance with applicable accounting standards, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may combine.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We are an emerging growth company as defined in the JOBS Act, and will continue to be an emerging growth company until: (i) the last day of our fiscal year following the fifth anniversary of this prospectus, (ii) the date on which we become a large accelerated filer, or (iii) the date on which we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. As an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our shares of common stock or redeemable warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of our start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in a share of common stock.

Although we intend to take a contrary position, if our shares of common stock are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that an investor’s entitlement to receive payments upon exercise of the investor’s redemption right or upon our liquidation in excess of the investor’s initial tax basis in our shares of common stock (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price and Characterization of a Unit”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our shares of common stock, redeemable warrants, or units.

The tax opinion provided to us by Loeb & Loeb LLP does not provide a “will” level of comfort on certain of the U.S. federal income tax issues discussed in the tax disclosure and does not address all tax issues, including those that are dependent on future facts or events.

Loeb & Loeb LLP, as U.S. counsel for us in connection with this offering, has provided an opinion to us (which is attached as Exhibit 8.1 to the registration statement of which this prospectus forms a part) that, subject to the assumptions, limitations and qualifications stated therein and herein, Loeb & Loeb LLP has confirmed and adopted as its opinion the statements of U.S. federal income tax law as set forth herein under the caption “Taxation — United States Federal Income Taxation” (the “tax disclosure”). Because of the absence of guidance directly on point as to how certain tax consequences discussed in the tax disclosure would be treated for U.S. federal income tax purposes, it is not possible to predict what contrary positions, if any, may be taken by the Internal Revenue Service or a court considering these tax issues and whether such positions would be materially different from those discussed in the tax disclosure (although the tax disclosure does describe certain possible alternative tax consequences). As a result, the word “should” rather than “will” is used in certain portions of the tax disclosure in order to indicate a degree of uncertainty concerning these issues that is greater than would be indicated by a “will” level of opinion, but is less than would be indicated by a “more-likely-than-not” level of opinion. Moreover, certain tax issues that are discussed in the tax disclosure are dependent on future facts or events, such as whether we will be classified as a PFIC for U.S. federal income tax purposes, and therefore cannot be addressed by a tax opinion. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax issues discussed in the tax disclosure and how they may relate to the investor’s particular circumstances. See “Taxation — United States Federal Income Taxation” below for a more in depth discussion of these issues.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with an acquisition transaction. However, under the policies of the North American Securities Administrators Association, Inc., or the NASAA, an international organization devoted to investor protection, because the majority of our directors own shares of our securities and each of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential acquisition targets and performing due diligence on suitable acquisition transactions), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement and could disallow the offering, which would restrict your ability to engage in resale transactions (even if such resales would otherwise be permitted) with respect to our securities (in addition to the risk of disallowance pursuant to the immediately subsequent risk factor). Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the shares of common stock held by the public stockholders. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Risks associated with acquiring and operating an acquisition target in the international maritime transportation industry

If charter rates fluctuate and the international maritime transportation industry continues to undergo cyclical turns, it may have a negative impact on our profitability and operations.

The international maritime transportation industry has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values.

A significant contraction in demand for imported commodities, such as iron ore or coal, as a result of economic downturns or changes in government policies in certain regional markets could have a material adverse impact on freight rates, as well as the demand, in general for vessels. For instance, a downturn in the economy of countries such as China, which has experienced substantial global economic growth during the past few years, could negatively affect the shipping industry. The demand for cargo vessels is also greatly affected by the demand for consumer goods and perishable foods, dry bulk commodities and bagged and finished products, as well as commodity prices, environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide. As a result, the operations of any prospective target business we may ultimately complete a business transaction with may be adversely affected.

Changes in the international maritime transportation industry may reduce the demand for the types of vessels we seek to acquire or the services we may ultimately provide and thereby reduce our profitability.

The future demand for vessels in the markets in which we may ultimately operate will be dependent, in large part, upon economic growth in the global economy, seasonal and regional changes in demand and changes to the capacity of the world fleet. Adverse economic, political, social or other negative developments could have a material adverse effect on the business that we may ultimately complete a business transaction with. Many of the markets in which vessels operate have been characterized by oversupply. This is frequently the result of an overestimated growth in demand for these vessels in the applicable shipping markets. For example, an oversupply of vessels carrying bulk cargo may be due to, among other factors, an overestimation in the demand for imports of bulk commodities like grain, sugar, iron ore or coal. While it is our intention to complete a business transaction with a target business that operates in a market that will afford the greatest value for the vessels that we ultimately own and operate, we cannot assure you we will be able to successfully acquire a business that provides the valuable market we seek, or that the value of the vessels we ultimately acquire will maintain their value in any of these markets. Operating results may be subject to seasonal fluctuations.

The international maritime transportation industry has historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. For example, the dry bulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended July 31 and October 31, and, conversely, typically stronger in fiscal quarters ended January 31 and April 30.

If we experience a catastrophic loss and our insurance is not adequate to cover such loss, it could have a material adverse affect on our operations.

The ownership and operation of vessels in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on any vessels and other business assets we may acquire upon completion of a business transaction. However, we cannot assure you we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts before they will pay claims, and insurance policies may contain limitations and exclusions, which may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims, or the failure of insurers to pay any significant claims, could have a material adverse effect on our profitability and operations.

We may incur significant costs in complying with environmental, safety and other governmental regulations and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The operation of vessels is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, compliance with which may entail significant expense, including expenses for ship modifications and changes in operating procedures. We cannot assure you we will be able to comply with all laws, rules, regulations and treaties following an acquisition transaction. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could have a material adverse effect on our profitability and operations. For a more complete discussion of the government regulations applicable to the shipping industry, please see the section entitled “Proposed Business — Government regulations” below.

World events could affect our results of operations and financial condition.

Terrorist attacks, as well the threat of future terrorist attacks in the United States or elsewhere, continue to cause uncertainty in the world financial markets and may affect our business, operating results and financial condition. Additional acts of terrorism and armed conflict around the world may contribute to further economic instability in the global financial markets. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in various regions, including the South China Sea. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs. If a business transaction involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and have an adverse effect on revenue and profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested”, this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

A government could requisition a company’s vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. The amount and timing of payment a target company would be entitled to as compensation in the event of a requisition of any of its vessels would be uncertain.

We may become subject to additional governmental regulations.

Government regulations and laws significantly affect the ownership and operation of vessels. If we consummate our initial business transaction within the international maritime transportation, offshore and related maritime services industries, or acquire a vessel, we may become subject to international conventions, national, state and local laws and regulations in force in the countries in which any vessels we acquire may operate or be registered and compliance with such laws, regulations and other requirements may entail significant expense.

If we acquire a business that charters vessels on the spot market, it may increase our risk of doing business following the business transaction.

We may complete a business transaction with a business that involves the chartering of vessels on a spot charter basis, either on voyage charters or short-term charters of less than 12 months’ duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. If we focus on the spot charter market, we may be required to consistently procure spot charter business. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

In addition, our dependence on the spot charter market may result in lower utilization of our vessels and consequently decreased profitability. We cannot assure you that rates in the spot charter market will not decline, that charters in the spot charter market will continue to be available or that our dependence on the spot charter market will not result in generally lower overall utilization or decreased profitability, the occurrence of any of which events could affect our ability to service our debt during these periods.

If a target company has or obtains a vessel that is of second-hand or older nature, it could increase our costs and decrease our profitability.

We believe competition for employment of second-hand vessels may be intense. Additionally, second-hand vessels may carry no warranties from sellers with respect to their condition, as compared to warranties available from shipyards for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any second-hand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

While it will be our intention to sell or retire our vessels before they are considered older vessels, under shipping standards, in the rare case where we continue to own and operate a vessel for a longer period, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

If we acquire assets, such as a vessel, we may not have the benefit of historical financial data on which to base future financial performance.

If we complete a business transaction which involves the acquisition of one or more vessels, we do not anticipate that we will be able to rely on historical financial data specific to any vessel, as this information is not routinely maintained within the normal course of business within the shipping industry. Historical financial data of a vessel is often unavailable, irrespective of whether a vessel has a time charter employment. Accordingly, if we acquire a vessel, there may be no historical financial data available upon which you can rely, or upon on which we can base the vessel’s future financial performance.

Management services relating to a target company’s vessels may be performed by management companies that are affiliates of our officers and directors which could result in potential conflicts of interest.

If we complete a business transaction which involves the acquisition of vessels, we anticipate engaging the services of one or more management companies to provide technical and management services relating to the operation of such vessels. Whether or not members of our existing management remain our officers or directors post business transaction, it is possible these management services will be performed by management companies controlled by one or more of our existing shareholders, officers or directors (for example, by acting as our fleet’s technical managers and performing all commercial management functions). The management companies may receive fees and commissions on gross revenue received by us in respect of each vessel managed, a commission on the gross sale or purchase price of vessels which we purchase or sell, and a commission on all insurance placed. If members of our existing management remain as members of management following a business transaction, the relationships between our officers and directors and the applicable management companies may give rise to conflicts of interest between us on the one hand and the management companies on the other. In addition, some of our officers and directors also may hold senior management positions with one or more of these management companies. In light of their positions, these individuals may experience conflicts of interest in selecting between our interests and those of the applicable management companies. Because certain financial information will be required to be provided to our shareholders in connection with a proposed business transaction, prospective target businesses may be limited.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials or tender offer documents provided to our stockholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

To the extent that we acquire one or more vessels, it is highly likely that the proxy statement or tender offer documents that we would send to stockholders would not contain audited historical financial information with respect to the vessels and, therefore, stockholders voting on a proposed transaction, or determining whether to tender their shares, would not have access to audited or unaudited financial information with respect to the vessels. The reason that we may not be required to provide audited historical information is because the acquisition transaction would be viewed as an acquisition of assets, such as one or more vessels, instead of an acquisition of a business. It is consistent with shipping industry precedent in that audited historical financials would not be required, because typically the acquiring company would not have access to such information. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. Some of these factors would include whether new charter agreements will be entered into, if the vessel’s flag will change, or whether existing crew will continue and if so under pre-existing or new contracts. We are unable to predict the facts and circumstances surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information is not required, instead of audited financial statements, the proxy statement or tender offer documents we will send to our stockholders will contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such an acquisition transaction.’

We intend to determine the value of vessels we may acquire by examining historical records of the vessels, conducting an on-site technical analysis of the vessels and a physical inspection of the vessels. In addition, we will review recent purchase and sale transactions of similar vessels and examine such transactions based on size, class and type of vessels.

To the extent that financial information is not available with respect to vessels we may acquire, we expect to evaluate the fair value of the assets, based on the advice of our ship broker and financial advisors, consistent with industry practice. Under current industry practice, a ship broker or financial advisor would estimate a vessel’s value based upon recent purchases and sale transactions of similar vessels taking into account adjustments based on size, class and type of vessel, and other factors which, in the opinion of the valuation expert or financial advisor, is necessary at the time of valuation. Such valuation would factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the acquisition transaction, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more acquisition targets;
•	success in retaining or recruiting, or changes required in, our officers or directors following our initial acquisition transaction;
•	officers and directors allocating their time to other businesses and conflicts of interest that might arise with our officers and directors with respect to the allocation of business opportunities and the consummation of any acquisition transaction;
•	trends and future prospects for the international maritime shipping industry;
•	expectations regarding the involvement of our management following our initial acquisition transaction;
•	delisting of our securities from the NASDAQ Capital Market or the ability to have our securities listed on the NASDAQ Capital Market following our initial acquisition transaction;
•	estimates regarding the operating expenses of our business before the consummation of our initial acquisition transaction and the beliefs that upon completion of the private placement of the placement units and this offering, we will have sufficient funds to operate for the next 18 months, or 24 months pursuant to the automatic period extension, assuming that our initial acquisition transaction is not consummated during that time;
•	potential inability to obtain additional financing to consummate our initial acquisition transaction;
•	limited pool of prospective acquisition targets;
•	ability and the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more acquisition targets for equity securities;
•	public securities’ limited liquidity and trading;
•	use of proceeds not in the trust account; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the placement units will be as set forth in the following table:

	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from the offering	$50,000,000	$57,500,000
Gross proceeds from the sale of the placement units	3,052,500	3,052,500
Total gross proceeds	$53,052,500	$60,552,500
Underwriting expenses:
Underwriting discount (2.5% of gross public offering proceeds)	$1,250,000	$1,437,500
Contingent underwriting discount (2.5% of gross public offering proceeds)	1,250,000	1,437,500
Total underwriting expenses	$2,500,000	$2,875,000
Offering expenses:(1),(2),(3)
Legal fees and expenses	$200,000	$200,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	47,500	47,500
NASDAQ Listing Fee	75,000	75,000
SEC registration fee	14,855	14,855
FINRA registration fee	11,063	11,063
Miscellaneous expenses	19,082	19,082
Total offering expenses	$402,500	$402,500
Total underwriting and offering expenses:	$2,902,500	$3,277,500
Net proceeds:
Net proceeds from the offering and the sale of the placement units:
Held in trust	$49,750,000	$56,875,000
Not held in trust	400,000	400,000
Total net proceeds	$50,150,000	$57,275,000
Deferred underwriting discount held in trust	1,250,000	1,437,500
Total amount held in trust	$51,000,000	$58,312,500
Percentage of gross public offering proceeds held in trust account	102.0%	101.4%
Unit pro rata portion held in trust	$10.20	$10.14

Working capital funded from net proceeds not held in the trust account and interest earned on monies held in the trust account(5)	Amount	Percentage of Total
Legal, accounting and other expenses attendant to the structuring and negotiation of an acquisition transaction	$55,000	13.75%
Due diligence, identification and research of prospective acquisition target and reimbursement of out of pocket due diligence expenses to management	50,000	12.50%
Legal and accounting fees relating to SEC reporting obligations	50,000	12.50%
NASDAQ Annual Fee (27,500 per year for up to 24 months)	55,000	13.75%
Administrative fees ($7,500 per month for 24 months)	180,000	45.00%
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, D&O insurance, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular acquisition transaction and liquidation obligations and reserves, if any)	10,000	2.50%
Total	$400,000	100.0%

(1)	As of March 15, 2012, $85,000 of the offering expenses have been paid from the proceeds of the loan described below, and $25,000 remains in our bank account. In addition, as of March 15, 2012, management has not incurred any reimbursable offering expenses that will be reimbursed by us following completion of this offering for items such as travel, translation cost, and administrative expenses. The offering expenses will be funded from the proceeds of this offering including the pre-paid portions. Accordingly, the $85,000 borrowed from Aqua Investments Corp., our sponsor, being used to pre-pay our offering expenses will be repaid without interest from the proceeds of this offering.
(2)	No discounts or commissions will be paid with respect to the sale of the placement units. For purposes of presentation, the current portion of underwriting discounts and commissions are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,250,000, or $1,437,500 if the over-allotment option is exercised in full, all of which will be deposited in the trust account following the consummation of the offering, is payable to the underwriters only if and when we consummate an acquisition transaction.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	If an acquisition transaction is consummated, we will owe Loeb & Loeb LLP $75,000 at the closing of the acquisition transaction. We shall pay this fee from our expense budget, interest we earn on the trust or potentially from other capital we may raise, but not from proceeds held in trust.
(5)	The amount of proceeds not held in the trust account will remain constant at $400,000 even if the over-allotment is exercised. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction.

In addition to the offering of units by this prospectus, our founders and their designees have committed to purchase the placement units from us for an aggregate purchase price of $3,052,500. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the placement units. All of the proceeds we receive from this purchase will be placed in the trust account described below.

A total of approximately $51,000,000 (or approximately $58,312,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the placement units described in this prospectus, including $1,250,000 (or $1,437,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at Barclays in London with American Stock Transfer & Trust Company as trustee. We expect that the trust assets will be held in an account located outside of the United States. Net proceeds of this offering in the amount of $400,000 will not be held in the trust account. The per unit amount in trust will be less than $10.20 in the event the underwriters exercise the over-allotment option because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement units are fixed regardless of whether the over-allotment option is exercised.

Except as described below and for any amounts paid to redeeming stockholders in connection with our initial acquisition transaction, the proceeds held in the trust account will not be released from the trust account until the earlier of the consummation of an acquisition transaction or our liquidation. All amounts held in the trust account that are not:

•	distributed to stockholders who exercise redemption rights;
•	released to us to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below
•	released to us for working capital purposes and general corporate requirements (any amount in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full);

•	released to us to pay taxes; or
•	payable to the underwriters for deferred underwriting discounts and commissions,

will be released to us upon consummation of our initial acquisition transaction.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our common stock). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.20 per unit, or approximately $10.14 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying shares of common stock are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying shares of common stock and the terms of the proposed acquisition transaction. All units or the underlying shares of common stock purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our units or the underlying shares of common stock and the pro rata portion of the trust account. A market price below the pro rata portion of the trust account could provide an incentive for purchasers to buy our units or the underlying shares of common stock after the filing of our preliminary proxy statement at a discount to the pro rata portion of the trust account for the sole purpose of voting against our initial acquisition transaction and exercising redemption rights for the full pro rata portion of the trust account. Such trading activity could enable such investors to block our initial acquisition transaction by making it difficult for us to obtain the approval of such acquisition transaction by the vote of a majority of our outstanding common stock that are voted. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses. For additional information, please see the section entitled “Risk Factors — Our purchase of units or the underlying shares of common stock in the open market may support the market price of the units or the underlying shares of common stock during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying shares of common stock.”

Our initial acquisition transaction will be with one or more acquisition targets that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition transaction, subject to:

•	no more than 90% of the public stockholders (or such lower percentage as a target business may require) electing to exercise their redemption rights; and
•	such deferred underwriting discounts and commissions having been paid to the underwriters.

Our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the acquisition target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the acquisition target. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling stockholder of the acquisition target. The key factors that we will rely on in determining controlling stockholder status would be our acquisition of more than 50% of the voting rights of the acquisition target and control of the majority of any governing body of the acquisition target. We will not consider any transaction that does not meet such criteria. Even though we will own at least a majority interest in the target, our stockholders prior to the acquisition transaction may collectively own a minority interest in the post-acquisition transaction company depending on valuations ascribed to the target and us in the acquisition transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. As a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial acquisition transaction could own less than a majority of our outstanding shares subsequent to our initial acquisition transaction.

Upon release of funds from the trust account, and after payment of the redemption price to any stockholders who exercise their redemption rights and the deferred underwriting discounts and commissions to the underwriters, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial acquisition transaction occurs. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies, or for working capital.

Aqua Investments Corp., our sponsor, has loaned us $85,650, which amount was used to pay a portion of the expenses of this offering. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us.

We have agreed to pay to Seacrest Shipping Co. Ltd. a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Seacrest Shipping Co. Ltd. is the agent of Remi Maritime Corp., an affiliate of our founders. This arrangement was agreed to by Seacrest Shipping Co. Ltd. and our founders for our benefit and is not intended to provide our founders compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Seacrest Shipping Co. Ltd. will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of an acquisition transaction or our liquidation, we will cease paying these monthly fees.

We believe that amounts not held in the trust account and the interest income that may be released to us (all amounts in the trust fund account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) and will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is lower than the actual amount necessary to do so, or in the event the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders or our officers and directors. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us.

The net proceeds from this offering and the private placement of the placement units that are not immediately required for the purposes set forth above will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act.

Other than the fee for office space and administrative and secretarial services described above, and any share options issued to our officers, directors, employees, and/or consultants (as further described in the section titled “Description of Securities — Share Options”), we will not pay fees of any kind (including finder’s and consulting fees) to any of our officers, and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the acquisition transaction. However, our officers, and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more acquisition targets. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. Additionally, we may engage market research firms and/or third-party consultants. Our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our founders, officers or directors, and their respective affiliates, with any interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an acquisition transaction. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such acquisition transaction, negotiate the repayment of some or all of any such expenses. If the acquisition target’ owners do not agree to such repayment, this could cause our directors to view such potential acquisition transaction unfavorably and result in a conflict of interest. Although we currently expect that the members of our management team will become a part of the management team of the combined entity, since the actual role of each present member of management after an acquisition transaction is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after an acquisition transaction.

A public stockholder will be entitled to receive funds from the trust account only in the event of (i) our liquidation if we fail to consummate our initial acquisition transaction within the allotted time, or (ii) if the public stockholder seeks to have us redeem such shares for cash in connection with an acquisition transaction that that was actually consummated. In no other circumstances will a public stockholder have any right or interest of any kind in or to the funds in the trust account.

Upon consummation of our initial acquisition transaction, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account. The underwriters will not receive the deferred underwriting discount with respect to those units as to which the component shares have been redeemed for cash. If we do not complete an initial acquisition transaction and the trustee therefore distributes the balance in the trust account upon our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividend on our shares of common stock to date and we do not intend to pay cash dividends or make any distributions prior to the consummation of our initial acquisition transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an acquisition transaction. The payment of any dividends subsequent to an acquisition transaction will be within the discretion of our then board of directors. After an acquisition transaction, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our sponsor was issued 1,437,500 shares of common stock on March 15, 2012 (up to 187,500 of which shares will be forfeited for no consideration to the extent that the underwriters do not exercise the over-allotment option in full), an amount that is equal to approximately 20% of the total of the number of shares that will be outstanding after this offering (not including the securities underlying the underwriters’ unit purchase option or the placement units). In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our sponsor’s ownership, excluding the shares included in the placement units, at approximately 20% of the number of shares to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment, except for a nominal payment in the amount of the par value of such shares to effect a repurchase of the founders’ shares to the extent they are adjusted down in accordance with a reduction in the size of this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per share of common stock after this offering and the private placement of the placement units constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the shares of common stock which may be redeemed for cash), by the number of outstanding shares of common stock. The information below assumes the payment in full of the underwriting discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At March 15, 2012, our net tangible book value was a deficit $(85,650), or approximately $(0.06) per share of common stock. After giving effect to the sale of 5,000,000 shares of common stock included in the units (but excluding shares underlying the redeemable warrants included in the units) in this offering and the sale of 305,250 placement units (but excluding shares underlying the warrants included in the placement units), and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,500,000 shares of common stock which may be redeemed for cash) at March 15, 2012, would have been $5,399,450 or $2.63 per share, representing an immediate increase in net tangible book value of $2.69 per share to our founders and an immediate dilution of $7.37 per share or 73.7% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the placement units is approximately $45,900,000 less than it otherwise would have been because if we effect an acquisition transaction, the redemption rights of the public stockholders, other than our founders, may result in the redemption for cash of up to 4,500,000 shares at a per share redemption price equal to the amount in the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), calculated as of two business days prior to the proposed consummation of our initial acquisition transaction, divided by the number of shares of common stock included in the units sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the redeemable warrants included in the units:

Initial public offering price		$10.00
Net tangible deficit before this offering and the private placement of the placement units	$(0.06)
Increase attributable to new investors	2.69
Pro forma net tangible book value after this offering and the private placement of the placement units		2.63
Dilution to new investors that do not subsequently exercise their redemption rights		$7.37

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founders’ shares and private placement units	1,555,250	(1)	23.73%	$3,077,500	5.80%	$1.979
New investors	5,000,000		76.27%	50,000,000	94.20%	$10.000
Total	6,555,250	(1)	100.00%	$53,077,500	100.00%

(1)	Includes 305,250 shares included in the placement units. Does not include (i) 750,000 shares of common stock issuable upon the exercise in full of the over-allotment option, (ii) 187,500 founders’ shares that will be forfeited for no consideration in the event the over-allotment option is not exercised in full, or (iii) the 305,250 shares of common stock underlying the warrants included in the placement units.

The pro forma net tangible book value after this offering and the private placement of the placement units is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of the placement units	$(85,650)
Net Proceeds from this offering and the private placement of the placement units	51,400,000
Proceeds from sale of unit purchase option	100
Plus: Offering costs incurred in advance	110,000
Less: proceeds held in the trust account subject to redemption for cash (4,500,000 × $10.20)	(45,900,000)
Less: Underwriters deferred commission assuming maximum redemption	(125,000)
Total net tangible book value after this offering and the private placement of the placement units	$5,399,450
Denominator
Shares of common stock outstanding prior to this offering and the private placement of the placement units(1)	1,250,000
Shares of common stock included in the placement units sold in the private placement	305,250
Shares of common stock included in the units offered in this offering	5,000,000
Less: shares subject to redemption (5,000,000 × 90%)	(4,500,000)
2,055,250

(1)	Does not include 187,500 founders’ shares that will be forfeited for no consideration in the event the over-allotment option is not exercised in full.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at March 15, 2012; and
•	an as adjusted basis to give effect to the sale of the founders’ shares to our founders, the placement units to our founders and their designees, the underwriters’ unit purchase option, the units in this offering and the application of the estimated net proceeds derived from the sale of such securities.

	As of March 15, 2012
	Actual	As Adjusted
Note payable to stockholder(1)	$85,650	$—
Shares of common stock, $0.0001 par value, 0 and 4,500,000 shares that are subject to possible redemption, shares at redemption value(2)(3)	—	45,900,000
Stockholder’s equity:
Shares of common stock, $0.0001 par value, 150,000,000 shares authorized; 1,437,500 shares issued and outstanding and 2,055,250 shares issued and outstanding (excluding 4,500,000 shares subject to possible redemption), as adjusted	144	206
Additional paid-in capital	24,856	5,399,894
Deficit accumulated during the development stage	(650)	(650)
Total stockholder’s equity	24,350	5,399,450
Total capitalization	$110,000	$51,299,450

(1)	Amount loaned pursuant to the promissory note issued to Aqua Investments Corp., our sponsor, which is due on the consummation of this offering. These funds were used to pay a portion of the expenses of this offering.
(2)	If we consummate an acquisition transaction, pursuant to our Amended and Restated Articles of Incorporation and by-laws, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to 90% of the aggregate number of shares sold in this offering at a per share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $10.20, or approximately $10.14 if the over-allotment option is exercised in full, which includes $0.25 per share attributable to deferred underwriting discounts and commissions), including accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), calculated as of two business days prior to the consummation of the proposed acquisition transaction, as the case may be, divided by the number of shares included in the units sold in this offering. The underwriters have agreed to forfeit up to an aggregate of $1,125,000 of the deferred underwriting discount relating to shares redeemed by public stockholders.
(3)	Our founders have agreed not to redeem any shares held by them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed on January 26, 2012, pursuant to the laws of the Republic of the Marshall Islands for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, or similar acquisition transaction, one or more operating businesses or assets. Although our Amended and Restated Articles of Incorporation and by-laws do not limit us to a particular geographic region or industry, we intend to focus on operating businesses and assets in the international maritime transportation, offshore and related maritime services industries, especially those requiring energy, commodity, transportation or logistics expertise. To date, our efforts have been limited to organizational activities. Our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective acquisition target or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (not has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and will continue to be an emerging growth company until: (i) the last day of our fiscal year following the fifth anniversary of this prospectus, (ii) the date on which we become a large accelerated filer, or (iii) the date on which we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. As an emerging growth company, we are entitled to rely on certain scaled disclosure requirements and other exemptions, including an exemption from the requirement to provide an auditor attestation to management’s assessment of its internal controls as required by Section 404(b) of the Sarbanes-Oxley Act of 2002. We may at any time voluntarily elect to cease to avail ourselves of the scaled disclosure and other exemptions available to us as an emerging growth company, and have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. See the risk factor entitled “We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.” As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We intend to effect an acquisition transaction using the cash from the proceeds of this offering, our capital securities, debt or a combination of cash, capital securities and debt.

The issuance of additional securities in an acquisition transaction:

•	may significantly dilute the equity interest of our stockholders;
•	may cause a change in control if a substantial number of shares of common stock or voting preferred shares are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our officers and directors;
•	may subordinate the rights of holders of shares of common stock if we issue preferred shares with rights senior to those afforded to our shares of common stock;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our shares of common stock.

Similarly, debt securities issued by us in an acquisition transaction may result in:

•	default and foreclosure on our assets if our operating revenues after an acquisition transaction were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such debt security was outstanding, or to the extent our existing leverage discourages other potential investors.

We are not required to have a stockholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require stockholder approval under applicable Marshall Islands law. Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Articles of Incorporation and by-laws or the BCA. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a stockholder vote is not required. Notwithstanding, our Amended and Restated Articles of Incorporation and by-laws provide that stockholders will be entitled to cause us to redeem their shares of common stock for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.20 per share, or approximately $10.14 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction.

We will proceed with an acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the number of stockholders who can redeem their shares in connection with such acquisition transaction or requiring us to obtain an alternative source of funding. If the number of our stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable acquisition target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying shares of common stock.” As a result, public stockholders may have to wait the full 18 months (or 24 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See the risk factor entitled “Even though we have a redemption threshold of 90%, we may be unable to consummate an acquisition transaction if an acquisition target requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

In order to redeem the shares for cash upon the consummation of an acquisition transaction, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such acquisition transaction in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the acquisition transaction will be cross-conditioned with the closing of the tender offer. However, if we are no longer a foreign private issuer and shareholder approval of the transaction is required by Marshall Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In connection with the redemption, we are required to offer redemption rights to all holders of our shares of common stock. Our founders have agreed to not redeem their securities, so that the per share amount of $10.20 (or approximately $10.14 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced due to payments to our founders.

In addition, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months following the consummation of this offering, the time period within which we must complete our initial acquisition transaction will be automatically extended to 24 months following the completion of this offering. If the period is extended, we will have an additional 6 months in which to complete an initial acquisition transaction, and we will not be limited to completing the acquisition transaction contemplated at the time the period was extended.

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Articles of Incorporation and by-laws and applicable provisions of Marshall Islands law, if we do not consummate our initial acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve and as promptly as practicable liquidate and release only to our public stockholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full). Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Results of Operations and Known Trends or Future Trends

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of an acquisition transaction.

We had a net loss of $650 for the period from January 26, 2012 (inception) to March 15, 2012 as a result of formation and operating costs. Additionally, deferred offering costs of $110,000 were incurred during this period. These costs consisted of professional fees of $110,000. We had no income during this period.

Immediately after this offering, we will begin paying monthly fees of $7,500 per month to Seacrest Shipping Co. Ltd., an agent of Remi Maritime Corp., an affiliate of our founders, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

In our opinion, upon consummation of this offering, our working capital will be sufficient for our present requirements. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $2,902,500 (or $3,277,500 if the underwriters’ over-allotment option is exercised in full) to be applied to underwriting discounts and commissions and offering expenses (including $1,250,000 of deferred underwriting discounts and commissions or $1,437,500 if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the placement units for an aggregate purchase price of $3,052,500, will be $50,150,000 (or $57,275,000 if the underwriters’ over-allotment option is exercised in full). Approximately $51,000,000 (or approximately $58,312,500 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $1,250,000 (or $1,437,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. $400,000 will not be held in the trust account and will be used by us as working capital. The amount of available proceeds (including the interest to be released to us to fund our working capital, net of taxes) is based on our management’s estimate of the amount needed to fund our operations and to consummate an acquisition transaction.

In addition, Aqua Investments Corp., our sponsor, has loaned us an aggregate of $85,650 to cover expenses related to this offering. The loan will be payable without interest on the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

We expect to use substantially all of the net proceeds of this offering to acquire one or more acquisition targets, and will use a portion of the interest earned on the trust account together with the funds not held in trust to identify and evaluate prospective acquisition targets, to select one or more acquisition targets, and to structure, negotiate and consummate the initial acquisition transaction, as described in more detail in this prospectus. However, in the event that expenses exceed the funds available to us outside of the trust account and the interest earned on the trust account, such amounts could be accrued and paid out of the funds that were held in trust post acquisition transaction, assuming an acquisition transaction is consummated. In addition, in the event our operating expenses exceed the working capital available to us, our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies or for working capital.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months.

We anticipate that, even at an interest rate of 0.35% per annum, the interest that will accrue on the trust account during the time it will take to identify an acquisition target and complete an acquisition will be sufficient, together with the $400,000 held outside the trust, to fund our working capital and general corporate requirements. We expect our primary liquidity requirements during that the period prior to the consummation of our initial acquisition transaction or our liquidation to include: approximately $55,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial acquisition transaction, including the drafting of an acquisition document and the preparation of documents relating to the redemption rights of our stockholders in connection with the acquisition transaction; approximately $50,000 for expenses for the due diligence and investigation of an acquisition target, including the review of documents and financial statements related to the applicable businesses; approximately $50,000 for legal and accounting fees relating to our SEC reporting obligations; up to an aggregate of $180,000 for office space, administrative services and secretarial support payable to Seacrest Shipping Co. Ltd., an agent of Remi Maritime Corp., an affiliate of our founders, representing $7,500 per month for up to 24 months commencing on the date of this prospectus; and approximately $10,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including finders’ fees, consulting fees or other similar compensation, D&O insurance, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular acquisition transaction and liquidation obligations and reserves, if any). These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an acquisition transaction based upon the level of complexity of that acquisition transaction. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders, or our directors and officers. None of our founders, officers and directors are under any obligation to advance funds to, or invest in, us. Any such funds not used for our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

It is also possible that we could use a portion of our working capital, including the funds not in the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed acquisition transaction. In the event we were ultimately required to forfeit such funds, we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable acquisition transaction without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate an acquisition transaction in the allotted time and would be forced to liquidate.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our common stock). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.20 per unit, or approximately $10.14 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying shares of common stock are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying shares of common stock and the terms of the proposed acquisition transaction. All units or the underlying shares of common stock purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our units or the underlying shares of common stock and the pro rata portion of the trust account. A market price below the pro rata portion of the trust account could provide an incentive for purchasers to buy our units or the underlying shares of common stock after the filing of our preliminary proxy statement at a discount to the pro rata portion of the trust account for the sole purpose of voting against our initial acquisition transaction and exercising redemption rights for the full pro rata portion of the trust account. Such trading activity could enable such investors to block our initial acquisition transaction by making it difficult for us to obtain the approval of such acquisition transaction by the vote of a majority of our outstanding common stock that are voted. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses. For additional information, please see the section entitled “Risk Factors — Our purchase of units or the underlying shares of common stock in the open market may support the market price of the units or the underlying shares of common stock during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying shares of common stock.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate an acquisition transaction. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of an acquisition transaction.

Working Capital Loan

Through the date of this prospectus, Aqua Investments Corp., our sponsor, has loaned us an aggregate of $85,650 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 15, 2012, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

Aquasition Corp. is a blank check company formed on January 26, 2012, pursuant to the laws of the Republic of the Marshall Islands for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, or similar acquisition transaction, one or more operating businesses or assets. Although our Amended and Restated Articles of Incorporation and by-laws do not limit us to a particular geographic region or industry, we intend to focus on operating businesses and assets in the international maritime transportation, offshore and related maritime services industries, especially those requiring energy, commodity, transportation or logistics expertise. To date, our efforts have been limited to organizational activities and financing activities. The address of the Company’s principal executive office is c/o Seacrest Shipping Co. Ltd., 8-10 Paul Street, London EC2A 4JH, England.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective acquisition target or holder of assets, or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company.

Investment objective

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify acquisition targets in which our management can assist with the growth and development. Our management intends to acquire an acquisition target or businesses that it believes can create significant value through the structure of the acquisition or long-term appreciation.

We will seek to capitalize on the strength and expertise of our management team, which collectively has over 85 years of experience in the maritime transportation, offshore and related maritime services industries. Through their family businesses, they have collectively owned and managed over 80 vessels in the past 20 years through several market cycles. Due to this experience, the members of the management team have established strong reputations, relationships and track records which they expect to result in access to high-quality charterers and off-market acquisition opportunities for us. Our management team also has extensive experience in advising, acquiring, financing, managing and selling assets and private companies in a variety of industries. We believe that our contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial acquisition transaction. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify successfully and effect an acquisition transaction, although we cannot assure you that they will, in fact, be able to do so.

While we intend to focus on potential acquisition targets in the maritime transportation industry, we are not committed to do so and may attempt to acquire an acquisition target in another industry if an attractive acquisition opportunity is identified in such other industry prior to the time we identify an acquisition opportunity in the maritime transportation industry and if we believe that such opportunity is in the best interest of our shareholders.

Shipping industry overview

General

We believe that the shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the containership, tanker, offshore and dry bulk sectors, while other related sectors tend to be more specialized. The containership sector involves the transportation of a great variety of goods in unitized form, typically stowed inside twenty (20) foot containers (TEU) or forty (40) foot containers (FEU). The tanker sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. The offshore sector involves the operation of oil rigs and drill ships used for the exploration and extraction of oil, as well as the operation of offshore supply and anchor-handling vessels used in supporting, serving and handling the oil rigs and drill ships. The dry bulk sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. Related sectors include, but are not limited to, liquefied gas carriers, tugboats, dredging vessels, heavy-lift vessels, cable-laying vessels, ship management companies, ship operating companies, shipyards and ship-broking companies.

We may seek to acquire a company with agreements to purchase individual vessels, individual assets a company with a fleet of vessels, a number of such companies as a group, individual assets or an entity which provides commercial management, operational and technical management or other services to one or more segments of the shipping industry. An acquisition target might be a holding company, the sole assets of which are one or more agreements to acquire individual vessels. If a company we acquire is a holding company rather than an operating company, we will need to retain current management, seek to retain new management or outsource the commercial and technical management of the vessels by contracting with a shipping company engaged in this business. Prices for individual vessels regardless of class or types vary widely depending on the type, quality, age and discounted future earnings.

Container sector

Container vessels transport finished goods that are shipped in containers. A container is an internationally standardized packing box for cargo by road, rail or sea. The different sizes of containers have been fixed by the International Organization of Standardization. The twenty-foot container is the basic unit (referred to as TEU, or Twenty-foot Equivalent Units), which is 20 feet in length and can be loaded with 15 to 20 tons of cargo. The other standard size container is forty feet in length, and is designated as a Forty-foot Equivalent Unit, or FEU. Such a container can carry up to 30 tons of cargo.

Container vessels are sized according to the number of containers that they can carry and whether the vessels can traverse the Panama Canal or Suez Canal. The four major container vessel categories, with reference to size, from largest to smallest, are as follows:

•	Post-Suezmax. These container vessels are currently in the design stage and are expected to exceed a capacity of 12,000 TEU. They will also be designed to travel through the Malacca Strait, which is limited due to its draft restrictions.
•	Suezmax. Container vessels with cargo capacity typically of 10,000-12,000 TEU. They are constructed as the largest vessels capable of fitting through the Suez Canal (both in terms of breadth and draft, or the maximum depth below a vessel’s waterline).
•	Post-Panamax. Container vessels with cargo capacity typically from 4,500 up to approximately 10,000 TEU.
•	Panamax. Container vessels with cargo capacity typically from 2,500 up to approximately 5,000 TEU. They are constructed as the largest vessels, in terms of breadth and length, capable of fitting through the Panama Canal.

Containerships comprise the vast majority of the container carrying capacity of the global fleet. In addition to the foregoing categories of large container vessels, there a variety of small and intermediary container ships with capacities ranging from Feeder vessels with capacity below 1,000 TEU, to Handy vessels with capacity up to 2,999 TEU. These vessels are generally operated on an intra-regional basis, often relaying or “feeding” cargo within a region from or to main port hubs served by mainlane trades / larger containerships, or serving north-south, intra-regional and in some cases non-mainlane east-west trades.

There are also container ships called “RoRo’s” (for roll-on, roll-off), which utilize shore-based ramp systems for loading and unloading. RoRo’s are usually associated with shorter trade routes, as they are unable to carry the volume of crane-based container vessels. However, due to their flexibility and high speed, Ro-Ro’s are frequently used in today’s container markets. Various types of RoRo vessels include ferries, cruise ferries and barges. A true RoRo’s ramps can serve all of the vessel’s decks; otherwise it is a hybrid type. New automobiles that are transported by ship around the world are often moved on a large type of RoRo called a Pure Car Carrier (PCC) or Pure Car Truck Carrier (PCTC).

We may explore acquisitions of one or more vessels and/or operating companies that operate container vessels that transport containers regionally or globally. Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Tanker sector

The world tanker fleet is divided into three primary categories, crude oil, petroleum products (product) and chemical tankers. Tanker charterers of liquid (wet) cargoes will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product and chemical tankers. The major tanker categories with reference to size of cargo carrying capacity in tons (deadweight or dwt), from largest to smallest, are:

•	Very Large Crude Carriers, or VLCCs. Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000+ dwt that are more than 300 meters in length. VLCCs are highly automated and their advanced computer systems allow for a minimal crew. The majority of the world’s crude oil is transported via VLCCs.
•	Suezmax. Crude oil tanker vessels with cargo capacity typically between 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, such as the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.
•	Aframax. Crude oil tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances such as in the North Sea and Venezuela. These vessels are able to enter a larger number of ports throughout the world where refineries are located due to their shallower draft as compared to the larger crude oil tankers.
•	Product. Tanker vessels with cargo capacity typically less than 60,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline, jet fuel, naphtha, etc. Petroleum and or product carrying tankers are further categorized into medium-range (MR) typically below 60,000 dwt and long-range (LR) typically of panamax size.
•	Chemical. Specialized tanker vessels with cargo capacity typically ranging from 5,000 to 40,000 dwt. The cargo tanks of these vessels are either coated with specialized coatings such as phenolic epoxy or zinc-based paints, or made from stainless steel. The coating or cargo tank material largely determines what types of cargo a particular tank can carry, with stainless steel tanks being the most resistant to aggressive cargoes such as sulfuric and phosphoric acid. Cargo tanks are completely separated and can be loaded and emptied fully independently of the other cargo tanks. This enables a single tanker to separately load, transport and discharge a variety of chemicals.

We may explore acquisitions of one or more vessels and/or operating companies that operate tanker vessels that transport liquid cargoes regionally or globally. Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Offshore sector

The offshore sector involves the operation of oil rigs and drillships used for the exploration and extraction of oil, with a sub-sector that involves the operation of offshore supply and anchor-handling vessels that perform various functions related to supporting, serving, maintaining and handling the oil rigs and drillships. The most important categories of vessels providing these supporting services are:

•	Platform Supply Vessels. A Platform Supply Vessel (PSV) is a vessel specially designed for transport of supplies to/from offshore oil-rig installations, mainly to supply fields in production. This involves the transport of individual items, mainly in containers on deck, oil pipes, drill bits etc. In addition a PSV transports in segregated tank systems a variety of different liquid products such as methanol, pre-blended drilling fluids, brine, water and oil.
•	Anchor-Handling Tugs. An Anchor Handling Tug (AHT) is a tug equipped with winches and other equipment primarily used for moving anchors and positioning or towing oil-rigs and drilling vessels. In order to perform these operations, AHTs are designed with high horsepower often exceeding 15,000 Bhp.
•	Anchor-handling Tug/Supply Vessels. An Anchor-handling Tug/Supply Vessel (AHTS) is a combined supply and anchor-handling vessel. It is specially designed to provide anchor-handling services and to tow offshore platforms, barges and production modules/vessels, while it is also capable to perform supply-vessel service as described above.
•	Standby Rescue Vessels. These vessels are equipped for firefighting, rescue operations and oil recovery.
•	Crew boats. These vessels are used to transport the crew to from the shore to offshore facilities.
•	Specialty Vessels. There are numerous specialized vessels specifically designed to fit a particular need or combination of needs of an offshore facility.

We may explore acquisitions of one or more vessels and/or operating companies that are focused on the offshore sector. Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Dry bulk sector

Dry bulk vessels are used to transport commodities such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal. The dry bulk sector can be divided into four major vessel categories with reference to size, from largest to smallest, including:

•	Capesize. The largest of the dry bulk carrier vessels, with typical cargo capacity over 80,000 dead weight tons, or dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal. Due to the size of the vessels, there are only a few ports around the world that have the infrastructure to accommodate them. Capesize vessels cannot traverse through the Panama Canal due to their size.
•	Panamax. The second largest of the dry bulk vessels, with cargo capacity typically between 60,000 and 80,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal. These vessels typically carry cargoes consisting of coal, grains, fertilizers, steel and forest products.
•	Handymax. Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt, and are primarily used to transport grains, forest products and fertilizers. These vessels are equipped with onboard cranes which allow for the loading and unloading of cargo.
•	Handysize. The smallest of the dry bulk carrier vessels with cargo capacity up to 35,000 dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure. Like Handymax vessels, Handysize vessels are also equipped with onboard cranes.

We may explore acquisitions of one or more vessels and/or operating companies that are focused on the dry bulk sector. Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Shipping services and related sectors

Instead of acquiring individual vessels and/or a company or companies owning or operating vessels, we may seek to acquire service businesses engaged in, among other activities, operational management, brokerage, maintenance and technical support. Service businesses we may seek to acquire would typically be engaged in:

•	Technical management services, such as crew retention and training, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and other vessel operating activities;
•	Commercial management services, such as finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements; or
•	Port, storage and terminal operation management services.

We may also seek to acquire a company actively engaged in the COA, or contract of affreightment, market. A COA is a service contract under which a vessel owner agrees to transport multiple cargoes, at a specified rate per ton, between designated loading and discharge ports. A COA does not designate any particular vessel but does require a specified amount of cargo to be carried during the term of the COA, which usually spans a number of months or years. A COA arrangement also provides flexibility in that both the contract and the cargo may also be relet to other parties, allowing the COA holder effectively to “trade” its paper contract as well as the cargo subject to such contract.

Other related sectors in which we might seek a business transaction include, but are not limited to, liquefied gas carriers, tugboats, dredging vessels, heavy-lift vessels, cable-laying vessels and shipyards.

Competitive advantage and investment insight

We believe our specific competitive strengths to be the following:

•	Status as a public company. As an existing public company, we offer an acquisition target an alternative to the traditional initial public offering. For example, the owners of the acquisition target could exchange their shares of stock in the acquisition target for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe acquisition targets might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with an acquisition transaction with us. Furthermore, once the acquisition transaction is consummated, the acquisition target will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the acquisition target would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
•	Financial position. With funds available for our initial acquisition transaction initially in the amount of approximately $49,750,000 (or approximately $56,875,000 if the over-allotment option is exercised in full), we offer an acquisition target a variety of options such as providing the owners of an acquisition target with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial acquisition transaction using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the acquisition target to fit its needs and desires.

•	Public, Private Equity and Mergers and Acquisitions Contacts. Within the shipping industry, our management team has a base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions within the shipping industry. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships within the shipping industry with members on the board of directors of other businesses, which extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us within the shipping industry.
•	Management Operating and Investing Experience. Collectively our executive officers and directors have over 85 years of experience within the shipping and transportation industry founding, advising, acquiring, financing, managing and selling assets and private and public companies. Furthermore, our management team has experience working together closely. Our management’s experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets. Our management team also has acquisition and operating experience in a number of businesses other than the shipping industry, such as aviation, manufacturing, hospitality, and real estate. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over management teams who have little or no direct operating experience.

Notwithstanding these strengths, there are various competitive weaknesses that we may face in consummating our business transaction, including, among others:

•	Public Company Status. While we believe that our status as a public company will make us an attractive business partner, some potential acquisition targets may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect an acquisition transaction with a more established entity or with a private company.
•	Conflicts of Interest. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved.
•	Competition. We may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. These entities may be well established and have extensive experience identifying and effecting business transactions. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger acquisition targets will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of an acquisition target.

Investment strategy

We believe that there is significant value in structuring transactions in the current market environment, where market tightness, volatility and disruptions create geographical, time and quality arbitrage and investment opportunities. Our insights from in depth knowledge about what industry participants are doing and need allow us to move fast to capitalize on opportunities. We believe that we can both acquire assets at attractive prices and generate significant value from combining assets that will eliminate inefficiencies or improve margins. In the currently weak environment, we will seek acquire operations that are profitable at current market levels and able to overcome the weakness that we see continuing in the near term. We will look for businesses that have one or more of the following characteristics:

•	Motivated sellers that are seeking liquidity.
•	Businesses that are ready to be public.

•	Growing businesses that are seeking and have accretive use of additional capital.
•	Companies that are being divested by conglomerates or multinational companies.
•	Poorly valued private or public companies or assets that can benefit from our management’s experience and expertise for their profitability improvement.
•	Assets which we can use under a certain contractual agreement that will create value through a sustainable cash flow stream which we would expect the market to value in addition to the asset acquired.

Availability of historical financial information for acquired vessels

To the extent that we acquire one or more vessels, it is highly likely that the proxy statement or tender offer documents that we would send to stockholders would not contain audited historical financial information with respect to the vessels and, therefore, stockholders voting on a proposed transaction, or determining whether to tender their shares, would not have access to audited or unaudited financial information with respect to the vessels. The reason that we may not be required to provide audited historical information is because the acquisition transaction would be viewed as an acquisition of assets, such as one or more vessels, instead of an acquisition of a business. It is consistent with shipping industry precedent in that audited historical financials would not be required, because typically the acquiring company would not have access to such information. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. Some of these factors would include whether new charter agreements will be entered into, if the vessel’s flag will change, or whether existing crew will continue and if so under pre-existing or new contracts. We are unable to predict the facts and circumstances surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information is not required, instead of audited financial statements, the proxy statement or tender offer documents we will send to our stockholders will contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such an acquisition transaction. See “Risk Factors — Risks associated with the shipping industry — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials or tender offer documents provided to our stockholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.”

We intend to determine the value of vessels we may acquire by examining historical records of the vessels, conducting an on-site technical analysis of the vessels and a physical inspection of the vessels. In addition, we will review recent purchase and sale transactions of similar vessels and examine such transactions based on size, class and type of vessels.

To the extent that financial information is not available with respect to vessels we may acquire, we expect to evaluate the fair value of the assets, based on the advice of our ship broker and financial advisors, consistent with industry practice. Under current industry practice, a ship broker or financial advisor would estimate a vessel’s value based upon recent purchases and sale transactions of similar vessels taking into account adjustments based on size, class and type of vessel, and other factors which, in the opinion of the valuation expert or financial advisor, is necessary at the time of valuation. Such valuation would factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the acquisition transaction, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

In the event it was determined that we are in fact acquiring a business (as opposed to assets), we anticipate that we would provide audited annual financial statements and unaudited interim statement as required in such circumstances.

Governmental regulations

Government regulations and laws will significantly affect the ownership and operation of vessels. If we consummate our initial business transaction within the international maritime transportation, offshore and related maritime services industries, or acquire a vessel, we may become subject to international conventions, national, state and local laws and regulations in force in the countries in which any vessels we acquire may operate or be registered and compliance with such laws, regulations and other requirements may entail significant expense.

Vessels are subject to both scheduled and unscheduled inspections by a variety of government, quasi-governmental and private organizations including the local port authorities, national authorities, harbor masters or equivalent, classification societies, flag state administrations (countries of registry) and charterers. Our failure to obtain and maintain permits, licenses, certificates or other approvals required by some of these entities could require us to incur substantial costs, delay commencement of operations or temporarily suspend operation of one or more of our vessels.

We believe that the heightened levels of environmental and quality concerns among insurance underwriters, regulators and charterers have led to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with United States and international regulations. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

In the event we acquire a vessel as part of our business transaction, we intend that the vessel’s operation will be in substantial compliance with applicable environmental laws and regulations and that our vessels will have all material permits, licenses, certificates or other authorizations necessary for the conduct of our operations. However, there can be no assurance that any vessels we may acquire will be in such compliance or that we will have or maintain all such material permits, licenses, certificates or other authorizations. In addition, because such laws and regulations are frequently changed, including in response to any serious marine incident that results in significant oil pollution or otherwise causes significant adverse environmental impact, such as the recent Deepwater Horizon oil spill in the Gulf of Mexico, and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on the resale value or useful lives of our vessels. Moreover, additional legislation or regulation applicable to the operation of our vessels that may be implemented in the future could negatively affect our profitability.

International Maritime Organization

The International Maritime Organization, or the IMO, the United Nations agency for maritime safety and the prevention of pollution by ships, has adopted several international conventions that regulate the international shipping industry, including the International Convention on Civil Liability for Oil Pollution Damage, the International Convention on Civil Liability for Bunker Oil Pollution Damage, and the International Convention for the Prevention of Pollution from Ships, or the MARPOL Convention. The MARPOL Convention establishes environmental standards relating to oil leakage or spilling, garbage management, sewage, air emissions, handling and disposal of noxious liquids and the handling of harmful substances in packaged form.

In September 1997, the IMO adopted Annex VI to MARPOL to address air pollution from ships. Annex VI came into force on May 19, 2005. It sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Annex VI has been ratified by some, but not all

IMO member states. In October 2008, the Marine Environment Protection Committee, or MEPC, of the IMO approved amendments to Annex VI regarding particulate matter, nitrogen oxide and sulfur oxide emissions standards which entered into force on July 1, 2010. They seek to reduce air pollution from vessels by establishing a series of progressive standards to further limit the sulfur content in fuel oil, which would be phased in by 2020, and by establishing new tiers of nitrogen oxide emission standards for new marine diesel engines, depending on their date of installation. Additionally, more stringent emission standards could apply in coastal areas designated as Emission Control Areas (“ECAs”). Please see “United States — the U.S. Clean Air Act” below for information on the ECA designated in North America and the Hawaiian Islands. In we acquire a vessel, we intend to take all necessary steps to obtain International Air Pollution Prevention certificates evidencing compliance with Annex VI requirements for all of our vessels. However, in the event we acquire a vessel, there can be no assurance that we will obtain or maintain such certificates for every vessel acquired.

Although the United States is not a party, many countries have ratified the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended in 2000, or the CLC. Under this convention and depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject under certain circumstances to certain defenses and limitations. Vessels trading to states that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

The IMO also has adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage, or the Bunker Convention, which imposes liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel and requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime.

If we acquire a vessel, its operation will also be affected by the requirements contained in the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, promulgated by the IMO under the International Convention for the Safety of Life at Sea, or SOLAS. The ISM Code requires the party with operational control of a vessel to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies. If we acquire a vessel, we would intend to retain ship managers to develop a safety management system, and rely upon that.

Noncompliance with the ISM Code or with other IMO regulations may subject a shipowner or bareboat charterer to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports including United States and European Union ports.

United States

The U.S. Oil Pollution Act of 1990 and the Comprehensive Environmental Response, Compensation and Liability Act

The U.S. Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for environmental protection and cleanup of oil spills. OPA affects all owners and operators whose vessels trade with the United States or its territories or possessions, or whose vessels operate in the waters of the United States, which include the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the United States. The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, imposes liability for cleanup and natural resource damage from the release of hazardous substances (other than oil) whether on land or at sea. Both OPA and CERCLA impact our operations.

Under OPA, vessel owners, operators and bareboat charterers are responsible parties who are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from oil spills from their vessels. OPA currently limits the liability of responsible parties with respect to tankers over 3,000 gross tons to the greater of $3,200 per gross ton or $23,496,000 per single-hull tanker, and $2,000 per gross ton or $17,088,000 per double hull tanker, respectively, and permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries. Some states have enacted legislation providing for unlimited liability for discharge of pollutants within their waters; however, in some cases, states which have enacted this type of legislation have not yet issued implementing regulations defining tanker owners’ responsibilities under these laws. CERCLA, which applies to owners and operators of vessels, contains a similar liability regime and provides for cleanup, removal and natural resource damages. Liability under CERCLA currently is limited to the greater of $300 per gross ton or $5.0 million for vessels carrying a hazardous substance as cargo and the greater of $300 per gross ton or $0.5 million for any other vessel.

These limits of liability do not apply, however, where the incident is caused by violation of applicable U.S. federal safety, construction or operating regulations, or by the responsible party’s gross negligence or willful misconduct. These limits also do not apply if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with the substance removal activities. OPA and CERCLA each preserve the right to recover damages under existing law, including maritime tort law. If we become subject to these regulations as a result of our business transaction, we would intend to be in substantial compliance with OPA, CERCLA and all applicable state regulations in the ports where any vessels would call. However, there can be no assurance that we would be in substantial compliance with such regulations at all times.

OPA also requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet the limit of their potential strict liability under the act. Under the regulations, evidence of financial responsibility may be demonstrated by insurance, surety bond, self-insurance or guaranty. Under OPA regulations, an owner or operator of more than one tanker is required to demonstrate evidence of financial responsibility for the entire fleet in an amount equal only to the financial responsibility requirement of the tanker having the greatest maximum strict liability under OPA and CERCLA. If we acquire a vessel as part of our business transaction, we would be required to provide such evidence and receive certificates of financial responsibility from the U.S. Coast Guard for each acquired vessel required to have one.

OPA specifically permits individual U.S. coastal states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills.

The explosion of the Deepwater Horizon and subsequent release of oil into the Gulf of Mexico, or other events, may result in significant modifications to liability regime covering oil spills and related financial responsibility requirements.

The U.S. Clean Water Act

The U.S. Clean Water Act of 1972, or CWA, prohibits the discharge of oil, hazardous substances, and ballast water in U.S. navigable waters unless authorized by a duly-issued permit or exemption, and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA. Furthermore, most U.S. states that border a navigable waterway have enacted environmental pollution laws that impose strict liability on a person for removal costs and damages resulting from a discharge of oil or a release of a hazardous substance. These laws may be more stringent than U.S. federal law.

The United States Environmental Protection Agency, or EPA, has enacted rules requiring a permit regulating ballast water discharges and other discharges incidental to the normal operation of certain vessels within United States waters under the Vessel General Permit for Discharges Incidental to the Normal Operation of Vessels, or VGP. To be covered by the VGP, owners of certain vessels must submit a Notice of Intent, or NOI, at least 30 days before the vessel operates in United States waters. Compliance with the VGP could require the installation of equipment on our vessels to treat ballast water before it is discharged or the implementation of other disposal arrangements, and/or otherwise restrict our vessels from entering United States waters. In addition, certain states have enacted more stringent discharge standards as conditions to their required certification of the VGP.

The U.S. Clean Air Act

The U.S. Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1977 and 1990, or the CAA, requires the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Our vessels may be subject to vapor control and recovery requirements for certain cargoes when loading, unloading, ballasting, cleaning and conducting other operations in regulated port areas and emission standards for so-called “Category 3” marine diesel engines operating in U.S. waters. The marine diesel engine emission standards are currently limited to new engines beginning with the 2004 model year. The EPA has implemented final emission standards for Category 3 marine diesel engines equivalent to those adopted in the amendments to Annex VI to MARPOL. The emission standards apply in two stages: near-term standards for newly-built engines will apply from 2011, and long-term standards requiring an 80% reduction in nitrogen dioxides (NOx) will apply from 2016. If we acquire a vessel as part of our business transaction, compliance with these standards may cause us to incur costs to install control equipment on any acquired vessel.

The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in primarily major metropolitan and/or industrial areas. Several SIPs regulate emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment. Vessels sailing within 24 miles of the California coastline whose itineraries call for them to enter any California ports, terminal facilities, or internal or estuarine waters must use marine gas oil at or below 1.5% sulfur and marine diesel oil at or below 0.5% sulfur and, effective January 1, 2012, marine fuels with a sulfur content at or below 0.1% (1,000 ppm) sulfur.

The MEPC has designated the area extending 200 miles from the territorial sea baseline adjacent to the Atlantic/Gulf and Pacific coasts and the eight main Hawaiian Islands, as well as certain portions of French waters, as an ECAs under the Annex VI amendments. The new ECAs will enter into force in August 2012, whereupon fuel used by all vessels operating in the ECAs cannot exceed 1.0% sulfur, dropping to 0.1% sulfur in 2015. From 2016, NOx after-treatment requirements will also apply. If we acquire a vessel as part of our business transaction, and if other ECAs are approved by the IMO or other new or more stringent requirements relating to emissions from marine diesel engines or port operations by vessels are adopted by the EPA or the states where we operate, compliance with these regulations could entail significant capital expenditures or otherwise increase the costs of operations.

European Union

The European Union has adopted legislation that would: (1) ban manifestly sub-standard vessels (defined as those over 15 years old that have been detained by port authorities at least twice in a six month period) from European waters and create an obligation of port states to inspect vessels posing a high risk to maritime safety or the marine environment; and (2) provide the European Union with greater authority and control over classification societies, including the ability to seek to suspend or revoke the authority of negligent societies. In addition, European Union regulations enacted in 2003 now prohibit all single-hull tankers from entering into its ports or offshore terminals.

The European Union has implemented regulations requiring vessels to use reduced sulfur content fuel for their main and auxiliary engines. The EU Directive 2005/EC/33 (amending Directive 1999/32/EC) introduced parallel requirements in the European Union to those in MARPOL Annex VI in respect of the sulfur content of marine fuels. In addition, it has introduced a 0.1% maximum sulfur requirement for fuel used by ships at berth in EU ports from January 1, 2010.

The sinking of the oil tanker Prestige in 2002 has led to the adoption of other environmental regulations by certain European Union Member States. It is difficult to predict what legislation or additional regulations, if any, may be promulgated by the European Union in the future.

Other Environmental Initiatives

U.S. Coast Guard regulations adopted and proposed for adoption under the U.S. National Invasive Species Act, or NISA, impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering U.S. waters, which could require the installation of equipment on any vessel we may acquire to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures, and/or otherwise restrict any such vessels from entering U.S. waters.

At the international level, the IMO adopted an International Convention for the Control and Management of Ships’ Ballast Water and Sediments in February 2004 (the “BWM Convention”). The Convention’s implementing regulations call for a phased introduction of mandatory ballast water exchange requirements, to be replaced in time with mandatory concentration limits. The BWM Convention will not enter into force until 12 months after it has been adopted by 30 states, the combined merchant fleets of which represent not less than 35% of the gross tonnage of the world’s merchant shipping. To date, there has not been sufficient adoption for this convention to enter into force.

If mid-ocean ballast exchange is made mandatory throughout the United States or at the international level, or if ballast water treatment requirements or options are instituted, the cost of compliance could increase for ocean carriers, and the costs of ballast water treatment may be material.

Greenhouse Gas Regulation

Currently, the emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which entered into force in 2005 and pursuant to which adopting countries have been required to implement national programs to reduce greenhouse gas emissions. The next United Nations conference to develop a successor agreement is scheduled to occur from November 29 – December 10, 2010. The IMO is, however, evaluating mandatory measures to reduce greenhouse gas emissions from international shipping, which may include market-based instruments or a carbon tax. In addition, the European Union has indicated that it intends to consider an expansion of the existing European Union emissions trading scheme to include emissions of greenhouse gases from marine vessels. In the United States, the EPA has issued a final finding that greenhouse gases from motor vehicles threaten public health and safety and finalized regulations that regulate such emission of greenhouse gases from motor vehicles and certain stationary sources. The EPA may decide in the future to regulate greenhouse gas emissions from ships and has already been petitioned by the California Attorney General to regulate greenhouse gas emissions from ocean going vessels. Other federal and state regulations relating to the control of greenhouse gas emissions may follow, including climate change initiatives that are being considered in the U.S. Congress. If we acquire a vessel as part of our business transaction, any passage of climate control legislation or other regulatory initiatives by the IMO, EU, the U.S. or other countries where we may operate, or any treaty adopted at the international level to succeed the Kyoto Protocol, that restrict emissions of greenhouse gases could require us to make significant financial expenditures that we cannot predict with certainty at this time.

Vessel Security Regulations

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the U.S. Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to SOLAS created a new chapter of the convention dealing specifically with maritime security. The new chapter became effective in July 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the International Ship and Port Facilities Security Code, or the ISPS Code. The ISPS Code is designed to protect ports and international shipping against terrorism. After July 1, 2004, to trade internationally, a vessel must attain an International Ship Security Certificate, or ISSC, from a recognized security organization approved by the vessel’s flag state. Among the various requirements are:

•	on-board installation of automatic identification systems to provide a means for the automatic transmission of safety-related information from among similarly equipped vessels and shore stations, including information on a ship’s identity, position, course, speed and navigational status;
•	on-board installation of ship security alert systems, which do not sound on the vessel but only alert the authorities on shore;
•	the development of vessel security plans;

•	ship identification number to be permanently marked on a vessel’s hull;
•	a continuous synopsis record kept onboard showing a vessel’s history including the name of the ship and of the state whose flag the ship is entitled to fly, the date on which the ship was registered with that state, the ship’s identification number, the port at which the ship is registered and the name of the registered owner(s) and their registered address; and
•	compliance with flag state security certification requirements.

The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt from MTSA vessel security measures non-U.S. vessels that have on board, as of July 1, 2004, a valid ISSC attesting to the vessel’s compliance with SOLAS security requirements and the ISPS Code. If we acquire a vessel as part of our business transaction, we would intend to implement the various security measures addressed by MTSA, SOLAS and the ISPS Code, and be in compliance with applicable security requirements.

Inspection by Classification Societies

Every seagoing vessel must be “classed” by a classification society. The classification society certifies that the vessel is “in class,” signifying that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel’s country of registry and the international conventions of which that country is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned.

The classification society also undertakes on request other surveys and checks that are required by regulations and requirements of the flag state. These surveys are subject to agreements made in each individual case and/or to the regulations of the country concerned.

For maintenance of the class, regular and extraordinary surveys of hull and machinery, including the electrical plant, and any special equipment classed are required to be performed as follows:

Annual Surveys:  For seagoing vessels, annual surveys are conducted for the hull and the machinery, including the electrical plant, and where applicable for special equipment classed, at intervals of 12 months from the date of commencement of the class period indicated in the certificate.

Intermediate Surveys:  Extended annual surveys are referred to as intermediate surveys and typically are conducted two and one-half years after commissioning and each class renewal. Intermediate surveys may be carried out on the occasion of the second or third annual survey.

Class Renewal Surveys:  Class renewal surveys, also known as special surveys, are carried out for the ship’s hull, machinery, including the electrical plant, and for any special equipment classed, at the intervals indicated by the character of classification for the hull. At the special survey, the vessel is thoroughly examined, including audio-gauging to determine the thickness of the steel structures. Should the thickness be found to be less than class requirements, the classification society would prescribe steel renewals. The classification society may grant a one-year grace period for completion of the special survey. Substantial amounts of money may have to be spent for steel renewals to pass a special survey if the vessel experiences excessive wear and tear. In lieu of the special survey every four or five years, depending on whether a grace period was granted, a shipowner has the option of arranging with the classification society for the vessel’s hull or machinery to be on a continuous survey cycle, in which every part of the vessel would be surveyed within a five-year cycle.

At an owner’s application, the surveys required for class renewal may be split according to an agreed schedule and extended over the entire period of class. This process is referred to as “continuous class renewal.”

All areas subject to survey as defined by the classification society are required to be surveyed at least once per class period, unless shorter intervals between surveys are prescribed elsewhere. The period between two subsequent surveys of each area must not exceed five years.

Most vessels are also dry docked every 30 and 60 months for inspection of the underwater parts and for repairs related to inspections. If any defects are found, the classification surveyor will issue a “recommendation” which must be rectified by the ship owner within prescribed time limits.

Most insurance underwriters make it a condition for insurance coverage that a vessel be certified as “in class” by a classification society which is a member of the International Association of Classification Societies. If we acquire a vessel as part of our business transaction, each vessel must be certified prior to their delivery under standard contracts.

Risk of Loss and Liability Insurance

The operation of any cargo vessel includes risks, such as mechanical failure, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. OPA, which imposes virtually unlimited liability upon owners, operators and demise charterers of any vessel trading in the United States exclusive economic zone for certain oil pollution accidents in the United States, has made liability insurance more expensive for ship owners and operators trading in the U.S. market.

Hull and Machinery, War Risk and Increased Value Insurance

If we acquire a vessel as part of our business transaction, we would intend to obtain marine hull and machinery and war risk insurance, which include the risk of actual or constructive total loss, for all vessels. Additionally, we may also arrange increased value coverage for each vessel. Under increased value coverage, in the event of total loss of a vessel, we would be able to recover for amounts not recoverable under the hull and machinery policy by reason of any under-insurance.

Protection and Indemnity Insurance

If we acquire a vessel as part of our business transaction, we would seek to obtain protection and indemnity to cover third party liabilities in connection with any shipping activities. This includes third party liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, claims arising from collisions with other vessels, damage to other third party property, pollution arising from oil or other substances, and salvage, towing and other related costs, including wreck removal. Protection and indemnity insurance is a form of mutual indemnity insurance, extended by protection and indemnity mutual associations, or “clubs.”

Effecting an acquisition transaction

General

We are not required to have a stockholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require stockholder approval under applicable Marshall Islands law. Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Articles of Incorporation and by-laws or the BCA. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a stockholder vote is not required. Notwithstanding, our Amended and Restated Articles of Incorporation and by-laws provide that public stockholders will be entitled to cause us to redeem their shares of common stock for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.20 per share, or approximately $10.14 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction.

We will proceed with an acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the number of stockholders who can redeem their shares in connection with such acquisition transaction or requiring us to obtain an alternative source of funding. If the number of our stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying shares of common stock.” As a result, public stockholders may have to wait the full 18 months (or 24 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See the risk factor entitled “Even though we have a redemption threshold of 90%, we may be unable to consummate an acquisition transaction if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

In order to redeem the public shares for cash upon the consummation of an acquisition transaction, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such acquisition transaction in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the acquisition transaction will be cross-conditioned with the closing of the tender offer. However, if we are no longer a foreign private issuer and shareholder approval of the transaction is required by Marshall Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In connection with redemption, we are required to offer redemption rights to all holders of our shares of common stock. Our founders have agreed to not redeem their securities, so that the per share amount of $10.20 (or approximately $10.14 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced due to payments to our founders.

We will have until 18 months (or up to 24 months if extended as described in this prospectus) from the completion of this offering to consummate an acquisition transaction. If we are unable to consummate an acquisition transaction by the applicable date, we will automatically dissolve and as promptly as practicable liquidate and release to our public stockholders, as part of our plan of distribution, the amount in our trust account and any remaining net assets.

Our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the acquisition target. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the acquisition target, but will not acquire less than a controlling interest and will in all instances be the controlling stockholder of the acquisition target. The key factors that we will rely on in determining controlling stockholder status would be our acquisition of more than 50% of the voting rights of the acquisition target and control of the majority of any governing body of the acquisition target. We will not consider any transaction that does not meet such criteria. Even though we will own at least a majority interest in the target, our stockholders prior to the acquisition transaction may collectively own a minority interest in the post-acquisition transaction company depending on valuations ascribed to the target and us in the acquisition transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. As a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial acquisition transaction could own less than a majority of our outstanding shares subsequent to our initial acquisition transaction.

If we acquire only a controlling interest in an acquisition target, the portion of such acquisition target that we acquire must have a fair market value equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), as described above. If we determine to acquire several acquisition targets simultaneously and such acquisition targets are owned by different sellers, we will need for each of such sellers to agree that our purchase of the acquisition target is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the acquisition transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquisition targets into a single operating business.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the placement units, our capital securities, debt or a combination of these as consideration to be paid in an acquisition transaction. While substantially all of the net proceeds of this offering are allocated to completing an acquisition transaction, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more acquisition targets. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquisition target, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, funding the purchase of other companies or for working capital. We may engage in an acquisition transaction with an acquisition target that does not require significant additional capital but is seeking a public trading market for its shares and that wants to merge with an already public company to add the experience of the public company’s management team to its company and to avoid the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold, despite the fact that merging with us would require similar disclosures and, potentially, a similar timeframe as an initial public offering. We may seek to effect an acquisition transaction with more than one acquisition target, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to consummation of our initial acquisition transaction, we will seek to have all prospective acquisition targets we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Only claims based on agreements that do not include a valid and enforceable waiver of claims against the trust account are covered by the indemnification provided by our founders, and any claim based on an agreement that includes a valid and enforceable waiver of claims against the trust account will not be covered by such indemnification. Under these circumstances, our board of directors would have a fiduciary obligation to our stockholders to bring a claim against our founders to enforce their indemnification obligations.

Subject to the requirement that an acquisition target have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of our initial acquisition transaction, we have virtually unrestricted flexibility in identifying and selecting one or more prospective acquisition targets. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an acquisition transaction. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that an acquisition target may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact an acquisition target.

We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such am acquisition target. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such acquisition transaction would be disclosed in the proxy materials and/or tender offer materials relating to the required stockholder redemption rights.

Sources of acquisition targets

We anticipate that acquisition targets may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers and directors, as well as their affiliates, may also bring to our attention acquisition target candidates. After the completion of this offering, our management team will speak to their various contacts to inform them that we are seeking an acquisition target and request any information that they have for suitable acquisition targets. In addition, we expect that once our initial public offering is complete that we will receive unsolicited information about potential acquisition targets from those who are aware of the blank check market and have noted (either through publications or a monitoring of the SEC’s web site) that we have completed our initial public offering. We will not (i) consummate an acquisition transaction with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA that an acquisition transaction with such acquisition target is fair to our stockholders from a financial point of view.

We may pay fees or compensation to third parties for their efforts in introducing us to potential acquisition targets. We may seek to engage someone to assist in finding a potential acquisition target if our management feels that they need assistance to find a suitable acquisition target. If a finder approaches us on an unsolicited basis, our management would decide whether to work with that finder (and pay a finders’ fee) depending on the potential acquisition target such finder proposes. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an acquisition transaction. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any acquisition transaction involving us. Following such acquisition transaction, however, our officers or directors may receive compensation or fees including compensation approved by the board of directors for customary director’s fees for our directors that remain following such acquisition transaction. Our directors have advised us that they will not take an offer regarding their compensation or fees following an acquisition transaction into consideration when determining which acquisition targets to pursue.

Selection of an acquisition target and structuring of an acquisition transaction

Subject to the requirement that our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition target.

In evaluating a prospective acquisition target, our management will primarily consider the criteria and guidelines set forth above under the captions “— Investment Insight and Competitive Advantage” and “— Investment Strategy.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;

•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other acquisition transactions, introduction of new products, or product line extensions; and
•	costs associated with effecting the acquisition transaction.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular acquisition transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective acquisition target, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate an acquisition target and to structure and complete the acquisition transaction, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective acquisition target with which an acquisition transaction is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another acquisition transaction.

Fair market value of acquisition target or businesses

The initial acquisition target with which we combine must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition transaction. At the time we propose an acquisition transaction to our stockholders, we will provide detailed information about the combined company’s capital structure, and will present the information assuming no redemptions and full redemptions by public stockholders.

The fair market value of the acquisition target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the acquisition target has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. Any such opinion will be included in our proxy materials and/or tender offer materials furnished to our stockholders in connection with an acquisition transaction, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the acquisition target has sufficient fair market value to meet the threshold criterion, unless the acquisition transaction is with an acquisition target affiliated with our founders, or our directors or officers, or with the underwriters, underwriting selling group members or their affiliates as described in more detail herein.

Although there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value greater than 80% of the balance in the trust account, no such financing arrangements have been entered into or contemplated with any third parties to raise such additional funds through the sale of securities or otherwise.

Issuance of additional debt or equity

We determined to value this offering at $50 million in order to facilitate a transaction in our targeted range. We believe that our available working capital following this offering would support the acquisition of such an acquisition target. In addition, we believe that this range is appropriate given that we can issue equity and/or debt securities as part of the consideration to be paid for an acquisition, even in light of the possibility of up to 90% redemptions by stockholders who own shares to be issued in the initial public offering. To consummate such an acquisition we may need to issue additional equity securities and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential acquisition target, including its historical and projected cash flow and its projected capital needs and the number of our stockholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such acquisition transaction would be disclosed in the proxy materials and/or tender offer materials relating to the required stockholder redemption rights.

Lack of business diversification

While we may seek to effect acquisition transactions with more than one acquisition target, our initial acquisition transaction must be with one or more acquisition targets whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single acquisition transaction, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial acquisition transaction, we may not be able to acquire more than one acquisition target because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several acquisition target as if they had been combined historically.

A simultaneous combination with several acquisition targets also presents logistical issues such as the need to coordinate the timing of negotiations, proxy materials and/or tender offer materials disclosure and closings. In addition, if conditions to closings with respect to one or more of the acquisition targets are not satisfied, the fair market value of the acquisition targets could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable).

Accordingly, while it is possible that we may attempt to effect our initial acquisition transaction with more than one acquisition targets, we are more likely to choose a single acquisition target if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete acquisition transactions with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an acquisition transaction with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an acquisition transaction, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete an acquisition transaction structured as a merger in which the consideration is our securities, we would have a significant amount of cash available to make add-on acquisitions following our initial acquisition transaction.

Limited ability to evaluate the acquisition target’s management

Although we intend to closely scrutinize the management of a prospective acquisition target when evaluating the desirability of effecting an acquisition transaction with that acquisition target, we cannot assure you that our assessment of the acquisition target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the acquisition target cannot presently be stated with any certainty. While we expect that some of our officers and directors will remain associated in some capacity with us following an acquisition transaction, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an acquisition transaction. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular acquisition target.

Following an acquisition transaction, we may seek to recruit additional managers to supplement the incumbent management of the acquisition target. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held acquisition target companies

In accordance with our acquisition strategy, it is quite possible that we will seek an acquisition transaction with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for acquisition transactions

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing acquisition transactions. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, our obligation to redeem for cash the shares of common stock held by stockholders who elect redemption may reduce the financial resources available for an acquisition transaction. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial acquisition transaction entails a simultaneous purchase of several operating acquisition targets owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in an acquisition target seeking a different buyer and our being unable to meet the threshold requirement that the acquisition target has, or acquisition targets collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000, or $1,437,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction. We cannot assure you that we will be able to successfully compete for an attractive acquisition transaction. Additionally, because of these factors, we cannot assure you that we will be able to effectuate an acquisition transaction within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically dissolve and liquidate.

Foreign Private Issuer Status

As a new registrant with the SEC, we were required to determine our status as a foreign private issuer under Rule 3b-4(d) of the Exchange Act, within 30 days prior to the filing our initial registration statement with the Commission. We are required to determine our status as a foreign private issuer on an ongoing basis and for the 2012 fiscal year, we will determine our foreign private issuer status as of the last day of our most recently completed second fiscal quarter, or June 30, 2012. On such date, if we no longer qualify as a foreign private issuer (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2013 fiscal year following the determination date, or January 1, 2013. As a result, should we determine on June 30, 2012, that we are no longer a foreign private issuer, commencing on January 1, 2013 we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. In addition, once we fail to qualify as a foreign private issuer, we will remain so unless we meet the requirement for a foreign private issuer as of the last business day of the second fiscal quarter following the end of the fiscal year that we lost our foreign private issuer status. We may voluntarily lose our status as a foreign private issuer so that we can avail ourselves of the flexibility provided to U.S. domestic issuers. In determining whether to voluntarily obtain U.S. domestic issuer status, we will consider among other factors, the time required to complete an acquisition transaction pursuant to the proxy rules and tender offer rules and whether we believe we are more likely to consummate an acquisition transaction if we have the flexibility afforded to U.S. domestic issuers.

Permitted purchases of our securities

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our common stock). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.20 per unit, or approximately $10.14 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying shares of common stock sold in this offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying shares of common stock are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying shares of common stock and the terms of the proposed acquisition transaction. All units or the underlying shares of common stock purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our units or the underlying shares of common stock and the pro rata portion of the trust account. A market price below the pro rata portion of the trust account could provide an incentive for purchasers to buy our units or the underlying shares of common stock after the filing of our preliminary proxy statement at a discount to the pro rata portion of the trust account for the sole purpose of voting against our initial acquisition transaction and exercising redemption rights for the full pro rata portion of the trust account. Such trading activity could enable such investors to block our initial acquisition transaction by making it difficult for us to obtain the approval of such acquisition transaction by the vote of a majority of our outstanding common stock that are voted. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses. For additional information, please see the section entitled “Risk Factors — Our purchase of units or the underlying shares of common stock in the open market may support the market price of the units or the underlying shares of common stock during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying shares of common stock.”

Permitted purchases of public shares by us or our affiliates

In addition to the permitted purchases of public shares by us prior to the consummation of the initial acquisition transaction using amounts held in the trust account, as described immediately above, if we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company will permit, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial acquisition transaction with proceeds released to us from the trust account immediately following consummation of the initial acquisition transaction. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial acquisition transaction. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. If we issue our securities as consideration in connection with our initial acquisition transaction, then the relevant restricted period under Regulation M would commence on the day the acquisition transaction is submitted for approval to the target stockholders and would end once the target stockholders approve the acquisition transaction. Since we are likely to consummate our initial acquisition transaction with a privately held target, we expect that the restricted period will be limited in duration and will have only a minimal impact on these purchases.

Neither we nor our sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price (over the trust value) for such public shares. However, in the event we or they pay any premium purchase price, the payment of a premium may not be in the best interest of those stockholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial acquisition transaction may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders may experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of an acquisition transaction, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the acquisition transaction. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial acquisition transaction, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine that the purchases are subject to such rules, we will comply with such rules.

Stockholder vote to approve an acquisition transaction in certain circumstances

Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Articles of Incorporation and by-laws or the BCA. We will proceed with an acquisition transaction requiring stockholder approval only if a majority of the public shares voted at the extraordinary general meeting of stockholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% in our Amended and Restated Articles of Incorporation and by-laws so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, regardless of the requirements of our Amended and Restated Articles of Incorporation

and by-laws a potential acquisition target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing.

In connection with a stockholder vote to approve our initial acquisition transaction and/or amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote their founders’ shares and shares included in the placement units in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires shares of common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our stockholders by our board of directors, and not to exercise redemption rights in connection with such shares. With respect to a vote to amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws, our founders, directors, and officers may vote any shares acquired by them in or following this offering in any way they wish.

Extension of time to complete an acquisition transaction to 24 months

We have a period of 18 months from the consummation of this offering with which to effect our initial acquisition transaction. However, f we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within such 18-month period, the date before which we must complete our initial acquisition transaction will automatically be extended for an additional 6 months, to avoid being required to liquidate, for a total of 24 months from the consummation of this offering. If the period is extended, we will not be limited to completing the acquisition transaction contemplated at the time the period was extended.

We believe that extending the date before which we must complete our initial acquisition transaction to 24 months may be necessary due to the circumstances involved in the evaluation and closing of an acquisition transaction in international maritime transportation industry, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex local regulatory filings and approvals.

If at the end of the extended period we have not effected such acquisition transaction, we will dissolve and as promptly as practicable liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full).

Redemption rights for stockholders in connection with our initial acquisition transaction

We are not required to have a stockholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require stockholder approval under applicable Marshall Islands law. Stockholders’ approval would normally only be required under Marshall Islands law where the acquisition transaction involved: (i) a statutory merger of our company with another company where our stockholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (ii) amendments to our Articles of Incorporation, (iii) a change in the par value of our shares or (iv) a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require stockholders approval under our Articles of Incorporation and by-laws or the BCA. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a stockholder vote is not required. Notwithstanding, our Amended and Restated Articles of Incorporation and by-laws provide that stockholders will be entitled to cause us to redeem their shares of common stock for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.20 per share, or approximately $10.14 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction.

We will proceed with an acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 90% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the number of stockholders who can redeem their shares in connection with such acquisition transaction or requiring us to obtain an alternative source of funding. If the number of our stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying shares of common stock sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying shares of common stock purchased by us. In this event, we would disclose the number of units or underlying shares of common stock purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying shares of common stock.” As a result, public stockholders may have to wait the full 18 months (or 24 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See the risk factor entitled “Even though we have a redemption threshold of 90%, we may be unable to consummate an acquisition transaction if an acquisition target requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

In order to redeem the public shares for cash upon the consummation of an acquisition transaction, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such acquisition transaction in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the acquisition transaction will be cross-conditioned with the closing of the tender offer. However, if we are no longer a foreign private issuer and shareholder approval of the transaction is required by Marshall Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In connection with the redemption, we are required to offer redemption rights to all holders of our shares of common stock. Our founders have agreed to not redeem their securities, so that the per share amount of $10.20 (or approximately $10.14 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced due to payments to our founders.

The per unit amount in trust will be less than $10.20 in the event the underwriters exercise the over-allotment option because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement units are fixed regardless of whether the over-allotment option is exercised. The right of redemption is valid only when a stockholder exercises such redemption rights. Stockholders who cause us to redeem their shares of common stock for a pro rata share of the trust account will be paid their redemption price as promptly as practicable upon consummation of an acquisition transaction, and will continue to have the right to exercise any warrants they own. Our founders have agreed to not redeem their founders’ shares or any of the shares sold in this offering or any of the shares that they may acquire in the secondary market. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $45,900,000, assuming redemption of the maximum of 90% of the eligible shares of common stock (or up to approximately $52,481,250 assuming the over-allotment option is exercised in full). However, regardless of the requirements of our Amended and Restated Articles of Incorporation and by-laws a potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing.

We are only required to have a stockholder vote if required pursuant to applicable law, in which case public stockholders will be entitled to cause us to redeem their shares of common stock for a pro rata portion of the trust account regardless of whether they vote in favor of or against our initial acquisition transaction as long as the acquisition transaction is approved and consummated. A stockholder is not required to vote against the initial acquisition transaction in order to exercise redemption rights.

At our option, we may require stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the consummation or our initial acquisition transaction. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. We may require these certification and delivery requirements in connection with an acquisition transaction because stockholders of blank check companies who elect to redeem their shares sometimes fail to deliver their share certificates following an acquisition transaction, effectively revoking their redemption election, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. We will determine whether to implement these certification requirements at the time of the distribution of the proxy materials and/or tender offer materials to our stockholders in connection with the acquisition transaction based on our assessment of the likelihood and degree to which redeeming stockholders may fail to deliver their certificates given the then current market conditions.

The proxy materials and/or tender offer materials that we will furnish to stockholders in connection with a proposed acquisition transaction will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement or tender offer materials up until the business day immediately preceding the vote on the proposed acquisition transaction or the date of the closing of the tender offer to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, our articles require that we provide not less than 10 clear days prior notice of the stockholders meeting, and the SEC rules and regulations governing issuer tender offers require that the offer be open for at least 20 business days. Because the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe either of these time periods is sufficient for investors generally. Notwithstanding, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time.

Any request for redemption, once made, may be withdrawn at any time prior to the business day prior to consummation of our initial acquisition transaction, unless the proxy materials and/or tender offer materials specify a different date. Furthermore, if a stockholder delivers his certificate for redemption and subsequently withdraws his request for redemption, he may simply request that the transfer agent return his certificate (physically or electronically).

Limitation on redemption rights of stockholders holding 10% or more of the shares sold in the offering if we hold a stockholder vote.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and American Stock Transfer & Trust Company, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. This restriction is included in Article VIII of our Amended and Restated Articles of Incorporation and cannot be waived or changed without an amendment to our Amended and Restated Articles of Incorporation.

We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate our initial acquisition transaction, particularly in connection with an acquisition transaction with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against an acquisition transaction.

Automatic dissolution and liquidation if no acquisition transaction

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Articles of Incorporation and by-laws and applicable provisions of Marshall Islands law, if we do not consummate our initial acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve and as promptly as practicable liquidate and release only to our public stockholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full). In addition, we will release only to our public stockholders, as part of our plan of distribution, any remaining net assets. This has the same effect as if our board of directors and stockholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our stockholders to commence such a voluntary winding up and dissolution.

Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete an acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Under the dissolution provisions of the Marshall Islands Business Corporations Act at any time within one year after dissolution the Company may give notice requiring all creditors, including unliquidated or contingent claims, and any with who the company has unfulfilled contract to present their claims in writing and in detail at a specified place and by a specified day which shall not be less than six months after the first publication of such notice. If a notice is issued such notice shall be published once a week for 4 weeks. The board of directors for the Company must adequately provide for payment of its liabilities and obligations in a dissolution. If the corporation complies with certain procedures set forth in Section 106 of the BCA intended to ensure that it makes reasonable provision for all claims against it, including the notice described above, any liability of stockholders with respect to a liquidation would be barred if such claims are not presented not less than six months after the publication of such notice. However, as stated above, if we do not effect a business transaction within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as possible redeem our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Section 106 of the BCA requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 3 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. We have an obligation to pursue indemnification from our founders pursuant to the terms of their agreement with us.

Prior to consummation of our initial acquisition transaction, we will seek to have all prospective acquisition targets we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, however, there is no guarantee that we will be able to get waivers from the contracted parties or that such waivers will be enforceable. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our redemption of our public shares upon our liquidation or if they redeem their respective shares for cash upon the consummation of the initial business transaction. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business transaction, a stockholder’s voting in connection with the business transaction alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

In identifying, evaluating and selecting an acquisition target for an acquisition transaction, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies. In addition, we may encounter intense competition from private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting acquisition transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential acquisition targets with which we could combine, our ability to acquire larger acquisition targets will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of an acquisition target. Furthermore:

•	our obligation to redeem for cash shares of common stock held by our stockholders who exercise their redemption rights in connection with our initial acquisition transaction may reduce the resources available to us for an acquisition transaction; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain acquisition targets.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction.

Although none of our officers and directors are currently affiliated with an “blank check” companies, they may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.”

If we succeed in effecting an acquisition transaction, there will be, in all likelihood, intense competition from competitors of the acquisition target. We cannot assure you that, subsequent to an acquisition transaction, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our executive offices in an approximately 500 sq. foot suite at 8-10 Paul Street, London EC2A 4JH, England. The cost for this space will be included in the $7,500 per month fee described above that Seacrest Shipping Co. Ltd. will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Seacrest Shipping Co. Ltd. is an agent of Remi Maritime Corp., an affiliate of our founders. We believe, based on rents and fees for similar services in London, that the fees that will be charged by Seacrest Shipping Co. Ltd. are at least as favorable as we could have obtained from unaffiliated persons.

Employees

We currently have 2 officers and no employees. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of an acquisition transaction.

Periodic Reporting and Audited Financial Information

Although we will be registered under the Exchange Act, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, and our executive officers, directors and principal stockholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American stockholders an English language version of our annual financial statements and all other materials regularly provided to other stockholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC.

In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements in accordance with applicable accounting standards for such target business. We will provide these financial statements in the proxy materials or tender offer materials prepared in connection with our initial acquisition transaction. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Documents concerning us which are referred to in this prospectus may be inspected at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, 10154.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2013. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial acquisition transaction and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $51 million of the net offering and private placement proceeds, including $1,250,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at Barclays in London maintained by American Stock Transfer & Trust Company, as trustee.	Approximately $42,387,750 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The $51 million of net offering proceeds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,250,000 and taxes payable) at the time of such acquisition transaction.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The shares of common stock and redeemable warrants comprising the units will begin to trade separately 90 days after the effective date of the registration statement of which this prospectus forms a part, unless the underwriters inform us of the decision to allow earlier separate trading, subject to our having filed the Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading will begin. If the underwriters’ overallotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option. In no event will separate trading of the shares of common stock and redeemable warrants occur until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K.	No trading of the units or the underlying shares of common stock and redeemable warrants would be permitted until the consummation of an acquisition transaction. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the redeemable warrants	The redeemable warrants cannot be exercised until the later of the consummation of an acquisition transaction or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the redeemable warrants in effect and a current prospectus relating to those shares of common stock is available for use) and, accordingly, will only be exercised after the trust account has been terminated and distributed. If an effective registration statement is not available, the redeemable warrants may not be exercised.	The redeemable warrants could be exercised prior to the consummation of an acquisition transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	In connection with a proposed acquisition transaction we will be required to allow stockholders to redeem their shares of common stock. At the time of an acquisition transaction we will prepare a prospectus/proxy solicitation or tender offer documentation, and a stockholder following the procedures described in these documents will be given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full) to fund our working capital requirements (calculated as of two business days	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Terms of Our Offering	Terms Under a Rule 419 Offering
prior to the consummation of the proposed acquisition transaction), divided by the number of shares sold in this offering. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If we do not consummate that acquisition transaction and 18 months have not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial acquisition transaction that meet the criteria set forth in this prospectus. If at the end of the 18-month period we have not completed an alternate initial acquisition transaction and the period to consummate an acquisition transaction has not been extended, we will automatically dissolve and liquidate and promptly distribute the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full).

	Terms of Our Offering	Terms Under a Rule 419 Offering
Acquisition transaction deadline	Our initial acquisition transaction must occur within 18 months (or 24 months if the period is extended) from the consummation of this offering; if our initial acquisition transaction does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full).	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), interest income on the proceeds held in the trust account are not released until the earlier of the consummation of our initial acquisition transaction or the failure to complete our initial acquisition transaction within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of an acquisition transaction or the failure to effect an acquisition transaction within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account to fund expenses related to working capital and general corporate requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of an acquisition transaction and our liquidation upon failure to effect an acquisition transaction within the allotted time.

Stockholders who redeem their shares of common stock for cash in connection with the acquisition transaction will not receive any portion of that amount that has been previously released to us; upon our liquidation, stockholders shall be entitled to a portion of the interest earned on funds held in trust, including accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full).	The interest earned on funds held in the escrow account (net of taxes payable) would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an acquisition transaction.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Leonidas S. Polemis	43	Non-Executive Chairman of the Board
Matthew C. Los	46	Chief Executive Officer and director
Stylianos Stergios Sougioultzoglou	37	Chief Financial Officer and director
Nicholas John Frangos	45	Director
Themistoklis Kalapotharakos	36	Director

Below is a summary of the business experience of each of our executive officers and directors:

Leonidas S. Polemis has been our Chairman since March 15, 2012. Mr. Polemis has been active in shipping since 1992 working with his family business, one of the largest family shipping companies within the Greek shipping community. Mr. Polemis has almost 20 years of experience in all aspects of shipping and is CEO of Empire Chemical Tankers, Inc. where he oversees operations. Mr. Polemis is a director of a number of private companies in the shipping, energy and telecommunications industries: Setel Hellas SA, Tzi Energiaki Ilias SA, Enerpro Carbon SA, Kampas SA, Aggitis SA, and Enerpro Agia Paraskevi SA. Mr. Polemis has a Master’s of Science in Business Administration from Imperial University, London, England, a Bachelor’s of Science in Maritime Business from the University of Michigan in Ann Arbor, Michigan, and a Bachelor’s of Science in Mechanical Engineering from Stevens Institute of Technology. Mr. Polemis is the brother of Anna Polemis, who is a founder but is not a member of management.

Matthew C. Los has been our Chief Executive Officer and a director since March 15, 2012. Mr. Los has been an Executive Director of LPL Shipping S.A. for the past 21 years. In December 2005, Mr. Los co-founded and since then has been the Managing Partner of Enerpro Ltd., a company which makes investments in renewable energy companies and related businesses. Since September 2007, Mr. Los has been a Managing Partner of SafeShip Investment Company SICAR, a private equity fund based in Luxembourg which invests in assets in the maritime industry. Mr. Los is a director of a number of private companies in the shipping, energy and telecommunications industries: LPL Shipping SA, Blue Ocean Bulkers, Setel Hellas SA, Tzi Energiaki Ilias SA, Enerpro Carbon SA, Aggitis SA, Enerpro Agia Paraskevi SA, Kampas SA, Magenko Renewables (Ipoh) Sdn Bhd, Magenko Renewables (Penang) Sdn Bhd, Magenko Bo Win Co. Ltd., and Magenko Renewables (Asia) Sdn Bhd. Mr. Los has a Bachelor’s of Science in Mechanical Engineering and Computer Aided Design from the University of Westminster, London, England.

Stergios S. Sougioultzoglou has been our Chief Financial Officer and a director since March 15, 2012. Since November 2009, Mr. Sougioultzoglou has been a Managing Partner and director of Safe Ship Investment Company SICAR, a private equity fund based in Luxembourg which invests in assets in the maritime industry. Since November 2009, he has also been a director of Blue Sea Ship Capital SA, a shipping investment company. Since May 2012, Mr. Sougioultzoglou has been engaged as a financial consultant to ALMI Group, a Greek-based tanker and dry bulk owner, in connection with ALMI Group’s financing of the acquisition of eight pre-determined liquid natural gas carriers. From February 2000 to March 2008, while at UBS, Mr. Sougioultzoglou was made responsible for Greek equities and Italian companies, most recently as an Executive Director, covering companies in commodities, energy, transport, retail, oil refining, media. Mr. Sougioultzoglou has a Bachelor’s of Science in Sociology and Economics from the London School of Economics, London, England and a Master’s of Science in Investment Management from the City University Business School in London, England.

Nicholas John Frangos has been a director since March 15, 2012. Mr. Frangos has worked in shipping for the past 20 years, from 1991 until 2006 with Victoria Steamship Co. Ltd. Mr. Frangos has experience in all areas of the shipping industry, with a focus on aspects relating to investment decisions, S&P and commercial operations. Since December 2005, Mr. Frangos co-founded and has been the Managing Director of Enerpro Ltd., a company which makes investments in renewable energy companies and related businesses. He has also been a Managing Director of Safe Ship Investment Company SICAR since September 2007, a private equity fund based in Luxembourg which invests in assets in the maritime industry. Mr. Frangos is a director of a number of private companies in the shipping, energy and telecommunications industries: Setel Hellas SA, Tzi Energiaki Ilias SA, Enerpro Carbon SA, Aggitis SA, Enerpro Agia Paraskevi SA, Kampas SA, Magenko Renewables (Asia) Sdn Bhd, Magenko Renewables (Ipoh) Sdn Bhd, Magenko Renewables (Penang) Sdn Bhd, and Magenko Bo Win Co., Ltd. Mr. Frangos has a Bachelor’s of Science in Economics from the London School of Economics, London, England.

Themistoklis Kalapotharakos has been a director since March 15, 2012. In April 2007, Mr. Kalapotharakos co-founded and since then has been a Managing Director of Safe Ship Investment Company SICAR, a private equity fund based in Luxembourg that invests in assets in the maritime industry. Since January 2007, he has also served as Vice President of Empire Chemical Tankers, Inc. Mr. Kalapotharakos is a director of a number of private companies in the shipping, energy and telecommunications industries: Enerpro SA, Empire Chemical Tankers, Inc., Tzi Energiaki Ilias SA, Enerpro Carbon SA, Aggitis SA, Enerpro Agia Paraskevi SA, Kampas SA, Bitumen Applied Research Ltd., Blue Bunker SA, Blue Sea Ship Capital SA, Blue Laoura Maritime SA, Blue Harbour Maritime SA, Chemical Invest Inc., Dry Invest Inc., Elspeth Shipping Corporation, Empire Chemical Tanker Holdings Inc., Hydroussa Maritime Ltd., Linsen International Ltd., Nicomedia Navigation Ltd., Oliver Shipholding Company, Parsley Navigation Inc., Romford Services SA, and Verdi Shipholding Limited. Mr. Kalapotharakos is a member of the Institute of Petroleum (IPE) in London and has a Bachelor’s of Science in Maritime Business from Cardiff University, United Kingdom and a Master’s of Science in Transportation and Finance from the Cass Business School in London, England.

Officer and Director Qualifications

While we intend to establish a nominating committee upon consummation of this offering, we have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, certain of our officers and directors have other experience that makes them valuable, such as prior experience identifying and engaging a target in connection with a blank check company business transaction, managing and investing assets or facilitating the consummation of business transactions.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business transaction.

The term of each director does not automatically expire.

Our directors and officers will play a key role in identifying, evaluating, and selecting acquisition targets, and structuring, negotiating and consummating our initial acquisition transaction. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition transaction although we cannot assure you that they will, in fact, be able to do so.

Board Committees

Prior to the completion of this offering, our board of directors will establish an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee.  The audit committee consists of [______], [______] and [______]. [__________] is the chair of the audit committee, and our board of directors believes that [________] qualifies as “audit committee financial expert”, as such term is defined in the rules of the Securities and Exchange Commission.

The board of directors will adopt an audit committee charter, providing for the following responsibilities of the audit committee:

•	appointing and replacing our independent auditors and pre-approving all auditing and permitted non-auditing services to be performed by the independent auditors;
•	reviewing and discussing the annual audited financial statements with management and the independent auditors;
•	annually reviewing and reassessing the adequacy of our audit committee charter;
•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
•	meeting separately and periodically with management, the internal auditors and the independent auditors; and
•	reporting regularly to the board of directors.

Compensation Committee.  Prior to the completion of this offering our board will establish a compensation committee. Our compensation committee will consist of [______], [______] and [______]. [______] is the chair of our compensation committee. Messrs. [______], [______] and [______] do not have any direct or indirect material relationship with us other than as a director.

Our board of directors will adopt a compensation committee charter, providing for the following responsibilities of the compensation committee:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;
•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;
•	administering our incentive-compensation plans for our directors and officers;
•	reviewing and assessing the adequacy of the charter annually;
•	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and
•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Governance and Nominating Committee.  Prior to completion of this offering our board will establish a governance and nominating committee. Our governance and nominating committee will consist of [______], [______] and [______]. Mr. [______] is the chair of our governance and nominating committee. Messrs. [______], [______] and [______] do not have any direct or indirect material relationship with us other than as a director.

Our board of directors will adopt a governance and nominating committee charter, providing for the following responsibilities of the governance and nominating committee:

•	overseeing the process by which individuals may be nominated to our board of directors;
•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees;
•	reviewing candidates proposed by our stockholders;
•	developing the criteria and qualifications for the selection of potential directors; and
•	making recommendations to the board of directors on new candidates for board membership.

In making nominations, the governance and nominating committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the governance and nominating committee is required to take into consideration the following attributes, which are desirable for a member of the board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Code of Ethics

Prior to the completion of this offering, our board of directors will adopt a code of ethics that applies to our directors, officers and employees.

Director Independence

Our board of directors has determined that [______], [______] and [______] qualify as independent directors under the Nasdaq Marketplace Rules because they are not currently employed by us, and do not fall into any of the enumerated categories of people who cannot be considered independent in the Nasdaq Marketplace Rules.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American stockholders an English language version of our annual financial statements and all other materials regularly provided to other stockholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC. There is no requirement under the BCA to provide our stockholders with our financial statements or any other information. Our Articles of Incorporation and by-laws, however, provide that we are required to provide to our stockholders financial statements or summary financial statements to our stockholders at least 5 days before our annual general meetings.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our founders purchased 1,437,500 shares of common stock (up to 187,500 of which founders’ shares will be forfeited for no consideration to the extent that the underwriters do not exercise the over-allotment option in full) for an aggregate consideration of $25,000. In addition, we will issue our founders and certain of their designees, in a private placement occurring simultaneously with this offering, an aggregate of 305,250 units for an aggregate consideration of $3,052,500. We believe that because our officers and directors own such securities, no compensation (other than reimbursement of out-of-pocket expenses, for which there is no maximum amount of out-of-pocket expenses that may be incurred) is necessary and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to Seacrest Shipping Co. Ltd. a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Seacrest Shipping Co. Ltd. is an agent of Remi Maritime Corp., an affiliate of our founders. This arrangement was agreed to by Seacrest Shipping Co. Ltd. for our benefit and is not intended to provide Seacrest Shipping Co. Ltd. compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Seacrest Shipping Co. Ltd. will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third-party.

Other than this $7,500 per month fee, and any share option grants, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, or directors, or any of their respective affiliates, for services rendered prior to or in connection with an acquisition transaction. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more acquisition targets. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Although we currently anticipate that some members of our management team will remain with us post acquisition transaction, some or all of our current executive officers and directors may or may not remain with us following our initial acquisition transaction, depending on the type of business acquired and the industry in which the acquisition target operates and we do not have any specific plans in this regard. Which of our executive officers and directors, if any, will continue to be involved in our management following our initial acquisition transaction will be determined at the time such transaction is being structured and negotiated, and will therefore be significantly influenced by the target and the management of the target we select. After an acquisition transaction, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-combination business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial acquisition transaction.

We have not set aside any amount of assets for pension or retirement benefits.

Conflicts of Interest

General

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors are currently involved with any blank check companies or offerings. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us.
•	In the course of their other business activities our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, our officers, and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. While each of our executive officers has indicated that they intend to devote approximately 40% of their time to our affairs, each of our executive officers is engaged in several other business endeavors in the maritime transportation industry for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers,” for a discussion of our management’s current business endeavors. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial acquisition transaction.
•	Our officers and directors may have a conflict of interest in determining whether a particular acquisition target is appropriate for us and our stockholders since each of our directors will be subject to an escrow agreement with respect to founders’ shares, placement units and underlying securities, which only terminates following our consummation of an acquisition transaction. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting an acquisition target, completing an acquisition transaction in a timely manner and securing the release of the founders’ shares.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential acquisition transaction, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential acquisition transactions with acquisition targets that offer to reimburse any expenses in excess of our available proceeds not held in the trust account.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if the retention or resignation of any such officers and directors were included by an acquisition target as a condition to any agreement with respect to an acquisition transaction. We have been advised by our officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.
•	It is possible that our initial acquisition transaction may be with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers. While we are not prohibited from acquiring such a target, we would be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA. The acquisition of such a target would result in a conflict of interest for any founder that has a direct or indirect financial interest in such target.
•	It is also possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target, subject to the requirement that we must acquire a portion of the acquisition target with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we acquire a majority of the voting rights of the acquisition target and control of the majority of any governing body of the acquisition target. An investment by one of these entities would result in a conflict of interest for our officers and directors since they would be determining what portion of the acquisition target we would be purchasing and the amount that these other companies would purchase.
•	Each of Matthew C. Los, Nicholas John Frangos, Stylianos Stergios Sougioultzoglou and Themistoklis Kalapotharakos are affiliated with SafeShip Investment Company SICAR, a private equity fund based in Luxembourg which invests in assets in the maritime industry. In addition Mr. Stylianos Stergios Sougioultzoglou is a financial consultant to ALMI Group, a Greek-based tanker and dry bulk owner, in connection with ALMI Group’s financing of the acquisition of eight pre-determined liquid natural gas carriers. In the course of their other business activities these individuals may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as such entities. Due to their existing affiliation with such entities, these individuals may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, such individuals may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential acquisition target may be presented to such entities and we may miss out on a potential transaction. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

Under the BCA, our directors have a duty of loyalty to act honestly, in good faith and with that degree of diligence, care, and skill which ordinarily prudent men would exercise under similar circumstances in like positions. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Articles of Incorporation. In certain limited circumstances, a stockholder has the right to seek damages if a duty owed by our directors is breached (for example, in the case where a Marshall Islands stockholder has suffered a loss which is distinct to that of the loss by a company as a result of the directors’ breach, the directors can be said to have assumed a personal obligation to the stockholder in question or alternatively on behalf of the company by way of a derivative action).

As a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations, all of which would have to (i) be presented appropriate potential acquisition targets by our officers and directors, and (ii) reject the opportunity to acquire such potential acquisition target, prior to their presentation of such acquisition target to us:

Name	Name of Affiliated Entity	Affiliation
Leonidas S. Polemis	Empire Chemical Tankers, Inc.	Chief Executive Officer
	Setel Hellas SA, Enerpro Ltd., Tzi Energiaki Ilias SA, Enerpro Carbon SA, Kampas SA, Aggitis SA, Enerpro Agia Paraskevi SA	Director
Matthew C. Los	SafeShip Investment Company SICAR	Managing Partner
	Enerpro Ltd.	Managing Partner
	LPL Shipping SA	Executive Director
	Setel Hellas SA, Tzi Energiaki Ilias SA, Enerpro Carbon SA, Aggitis SA, Enerpro Agia Paraskevi SA, Kampas SA, Magenko Renewables (Ipoh) Sdn Bhd, Magenko Renewables (Penang) Sdn Bhd, Magenko Bo Win Co. Ltd., Magenko Renewables (Asia) Sdn Bhd, and Blue Ocean Bulkers	Director
Nicholas John Frangos	Enerpro Ltd.	Managing Director
	Safe Ship Investment Company SICAR	Managing Director
	Setel Hellas SA, Tzi Energiaki Ilias SA, Enerpro Carbon SA, Aggitis SA, Enerpro Agia Paraskevi SA, Kampas SA, Magenko Renewables (Asia) Sdn Bhd, Magenko Renewables (Ipoh) Sdn Bhd, Magenko Renewables (Penang) Sdn Bhd, and Magenko Bo Win Co., Ltd.	Director
Stylianos Stergios Sougioultzoglou	SafeShip Investment Company SICAR	Managing Partner and Director
	Blue Sea Ship Capital SA	Director
Themistoklis Kalapotharakos	ALMI Group Safe Ship Investment Company SICAR	Financial Consultant Managing Director
	Empire Chemical Tankers, Inc.	Vice President
	Enerpro SA, Empire Chemical Tankers, Inc., Tzi Energiaki Ilias SA, Enerpro Carbon SA, Aggitis SA, Enerpro Agia Paraskevi SA, Kampas SA Bitumen Applied Research Ltd., Blue Bunker SA, Blue Sea Ship Capital SA, Blue Laoura Maritime SA, Blue Harbour Maritime SA, Chemical Invest Inc., Dry Invest Inc., Elspeth Shipping Corporation, Empire Chemical Tanker Holdings Inc., Hydroussa Maritime Ltd., Linsen International Ltd., Nicomedia Navigation Ltd., Oliver Shipholding Company, Parsley Navigation Inc., Romford Services SA, and Verdi Shipholding Limited.	Director

Our officers and directors have advised us that none of the entities listed above currently anticipates acquiring or making an investment in a business which would be a potential target business for us while we are seeking a target business. As a result, our officers and directors have advised us that they do not believe they will have an actual conflict of interest with any of the entities with which they are affiliated.

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us. However, it is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the acquisition target company, subject to the requirement that we must acquire a portion of the acquisition target with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we control the acquisition target. While this could benefit us by allowing us to engage in an acquisition transaction with an acquisition target that would cost significantly more than our available cash without requiring us to issue a large amount of equity or take on significant debt, and while our officers and directors have advised us that they would do what is in our best interests in connection with an acquisition transaction, such a situation would result in a conflict of interest for our officers and directors since they would be determining what portion of the acquisition target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in an acquisition target, the entity or entities affiliated with our officers, and/or directors will be required to pay the same price per share or unit for their interest in the acquisition target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors. In addition, the proxy materials and/or tender offer materials disclosing the acquisition transaction would disclose the terms of the co-investment by the affiliated entity or entities.

Our officers and directors are free to become involved in other blank check companies as long as such other blank check company will not seek to acquire an acquisition target with its primary operations in the international maritime transportation industry until after we have announced an acquisition transaction.

Additionally, our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.

Other Conflict of Interest Limitations

Our Amended and Restated Articles of Incorporation and by-laws set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction. Specifically, our Amended and Restated Articles of Incorporation and by-laws provide, among other things, that:

•	we may not to enter into any transaction with any of our officers or directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with an acquisition target that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that an acquisition transaction with such acquisition target is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus, and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not include the warrants included in the placement units, or the securities underlying the underwriters’ unit purchase option, as these warrants and the option are not exercisable within 60 days of the date of this prospectus. All shares have identical voting rights.

	Number of Shares		Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)			Before Offering(2)	After Offering(3)
Leonidas S. Polemis	—		—	—
Matthew C. Los	1,555,250	(4)	100.0%	23.73%
Nicholas John Frangos	1,555,250	(4)	100.0%	23.73%
Stylianos Stergios Sougioultzoglou	1,555,250	(4)	100.0%	23.73%
Themistoklis Kalapotharakos	1,555,250	(4)	100.0%	23.73%
All directors and executive officers as a group (5 individuals)	1,555,250	(4)	100.0%	23.73%
Aqua Investments Corp.	1,555,250		100.0%	23.73%
Anna Polemis	1,555,250	(4)	100.0%	23.73%

(1)	Unless otherwise noted, the business address for each of our beneficial owners is c/o Seacrest Shipping Co. Ltd., 8 – 10 Paul Street, London EC2A 4JH, England.
(2)	Based on 1,250,000 shares of common stock outstanding immediately prior to this offering, not including up to 187,500 founders’ shares that will be forfeited for no consideration to the extent the over-allotment option is not exercised in full and 305,250 shares included in the placement units.
(3)	Based on 6,555,250 shares of common stock outstanding upon consummation of this offering. Does not include (i) 750,000 shares issuable upon the exercise of the underwriters’ over-allotment option within 45 days from the consummation of this offering, (ii) 187,500 shares belonging to our founders that will be forfeited for no consideration in the event the underwriters’ over-allotment option is not exercised in full, (iii) shares of common stock underlying the warrants included in the placement units and warrants included in the units sold in this offering which will not become exercisable within the next 60 days, and (iv) shares of common stock underlying the underwriters’ unit purchase option which will not become exercisable within the next 60 days.
(4)	Consists of shares owned by Aqua Investments Corp., control of which is shared by the indicated persons.

Our founders have agreed to waive their rights to participate in any liquidating distribution if we fail to consummate an acquisition transaction with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Prior to an acquisition transaction, any transferee of founders’ shares would be required to likewise waive any right to participate in any liquidating distributions and agree to the transfer restrictions described below.

In connection with a stockholder vote to approve our initial acquisition transaction and/or amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares and shares included in the placement units in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for such purpose and have agreed not to seek redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires shares of common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our stockholders by our board of directors, and not will not seek redemption rights with regard to such shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction. With respect to a vote to amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws, our founders, directors, and officers may vote any shares acquired by them in or following this offering in any way they wish.

If the underwriters do not exercise their over-allotment option in full, 187,500 founders’ shares will be forfeited for no consideration in order to maintain our sponsor’s ownership at a percentage of the number of shares to be sold in this offering. An increase in the offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

None of our officers or directors have indicated to us that he or she intends to purchase units in this offering. Immediately after this offering and the private placement of the placement units, our sponsor will beneficially own an approximately 23.7% of the then issued and outstanding shares of common stock. Because of this ownership block, our founders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of an acquisition transaction.

On the date of this prospectus, our sponsor will place the founders’ shares into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period and will not be released from escrow until one year from the completion of our initial acquisition transaction. Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. These securities will not be released from escrow until one year from the completion of our initial acquisition transaction.

During the escrow period, our founders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our shares of common stock, including, without limitation, the right to vote their shares of common stock (except that our founders have agreed that they will vote their founders’ shares and shares included in the placement units in the same manner as a majority of the public stockholders with respect to any proposal to amend our Amended and Restated Articles of Incorporation and by-laws presented to our stockholders by our board of directors) and the right to receive cash dividends, if declared, subject to the terms and conditions of the escrow agreement and the insider letter agreement executed by the founders.

If dividends are declared and payable in shares of common stock, such dividends will also be subject to the escrow arrangement. If we are unable to effect our initial acquisition transaction and liquidate, our founders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Any permitted transferees to whom such securities are transferred will also agree to waive that right.

The placement units will also be placed in escrow, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that these securities will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of our initial acquisition transaction.

CERTAIN TRANSACTIONS

On March 15, 2012, for an aggregate consideration of $25,000, we issued 1,437,500 founders’ shares to Aqua Investments Corp. Up to 187,500 of the founders’ shares will be forfeited for no consideration to the extent the underwriters do not exercise the over-allotment option in full.

Immediately prior to the consummation of this offering, the founders and their designees will purchase an aggregate of 305,250 units for an aggregate purchase price of $3,052,500, or $10.00 per unit. The placement units will be identical to the units underlying the units being offered by this prospectus except that the warrants included in the placement units may be exercised on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants so long as such warrants are held by the purchasers or their affiliates and the placement units and underlying securities are subject to certain transfer restrictions. Such purchasers have also agreed that the placement units will not be sold or transferred by them until after we have completed an acquisition transaction.

Concurrently with this offering, we issued to the underwriters as additional compensation, for a purchase price of $100, a unit purchase option to purchase 250,000 units for $12.50 per unit. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved.

The holders of the founders’ shares, as well as the holders of the placement units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the placement units (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay to Seacrest Shipping Co. Ltd. a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Seacrest Shipping Co. Ltd. is an agent of Remi Maritime Corp., an affiliate of our founders. This arrangement was agreed to by Seacrest Shipping Co. Ltd. for our benefit and is not intended to provide Seacrest Shipping Co. Ltd. compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third-party.

As of the date of this prospectus, Aqua Investments Corp., our sponsor, has loaned us $85,650 to cover expenses related to this offering. The loan will be payable without interest on the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers, directors, or any of their respective affiliates, for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more acquisition targets. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if we do not consummate an acquisition transaction within the permitted time. Our board of directors will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Other than the payment of $7,500 per month to Seacrest Shipping Co. Ltd., an agent of Remi Maritime Corp., an affiliate of our founders, in connection with office space, administrative services and secretarial support rendered to us, any share option grants, and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, for which there is no maximum amount of out-of-pocket expenses that may be incurred, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our shares of common stock prior to this offering for services rendered to us prior to or with respect to the acquisition transaction.

We expect that at least some members of our management team will remain with us post acquisition transaction. After an acquisition transaction, if any member of our management team remains with us, they may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our stockholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Report of Foreign Private Issuer on Form 6-K, as required by General Instruction B to Form 6-K.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third-party were found to be on terms less favorable to us than with an unaffiliated third-party, we would not engage in such transaction.

If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Only claims based on agreements that do not include a valid and enforceable waiver of claims against the trust account are covered by the indemnification provided by our founders, and any claim based on an agreement that includes a valid and enforceable waiver of claims against the trust account will not be covered by such indemnification. Our board of directors has a fiduciary obligation to our stockholders to bring a claim against our founders to enforce their indemnification obligations.

Anti-Dilution Protection

Our sponsor was issued 1,437,500 shares of common stock on March 15, 2012 (up to 187,500 of which shares will be forfeited for no consideration to the extent that the underwriters do not exercise the over-allotment option in full), an amount that is equal to approximately 20% of the total of the number of shares that will be outstanding after this offering (not including the securities underlying the underwriters’ unit purchase option or issued in the private placement). In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our sponsor’s ownership, excluding the shares included in the placement units, at approximately 20% of the number of shares to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment, except for a nominal payment in the amount of the par value of such shares to effect a repurchase of the founders’ shares to the extent they are adjusted down in accordance with a reduction in the size of this offering.

DESCRIPTION OF SECURITIES

We are a Company formed pursuant to the laws of the Republic of the Marshall Islands and our affairs are governed by our Articles of Incorporation and by-laws, the BCA and the common law of the Republic of the Marshall Islands. The following are summaries of material provisions of our Articles of Incorporation and by-laws and the BCA insofar as they relate to the material terms of our common stock. Our objects, powers and limitations are set out in our Articles of Incorporation and by-laws. Generally speaking, we have full power and authority to carry out any object not prohibited by the BCA. There are no limitations on the rights of non-residents or foreign stockholders to hold or exercise voting rights on their shares imposed by the laws of the Republic of the Marshall Islands or by our Articles of Incorporation and by-laws. Stockholders may vote in person or by proxy, either by physical or electronic ballot.

Pursuant to our Amended and Restated Articles of Incorporation and by-laws, we are authorized to issue up to 150,000,000 shares of common stock, $0.0001 par value and 5,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after the completion of this offering, we will have 6,555,250 shares of common stock outstanding following this offering, assuming that the underwriters’ over-allotment option has not been exercised (which does not include 250,000 shares of common stock included in the underwriters’ unit purchase option, which does not become exercisable until the later of the consummation of our initial acquisition transaction or [  ] [one year from the date of this prospectus]). The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Amended and Restated Articles of Incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part.

The underwriting agreement and our Amended and Restated Articles of Incorporation and by-laws prohibit us, prior to our initial acquisition transaction, from issuing additional units, additional shares of common stock, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into shares of common stock or preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the shares of common stock on an acquisition transaction.

Units

Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Holders of the redeemable warrants must pay the exercise price in full upon exercise of the redeemable warrants. The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The shares of common stock and redeemable warrants comprising the units will begin separate trading 90 days after the date of this prospectus offering unless the underwriters inform us of the decision to allow earlier separate trading, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading begin until after the over-allotment option has been exercised in full or cancelled.

In no event will the shares of common stock and redeemable warrants be traded separately until we have filed a Report of Foreign Private Issuer on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release or Report of Foreign Private Issuer on Form 6-K announcing when such separate trading will begin. Although the instructions to Form 6-K do not provide a specific number of days within which such form must be filed, the form does require that material information be filed promptly, and we expect to file such 6-K within four business days of the closing of the initial public offering and the exercise of the over-allotment option, if any. We will file the Form 6-K that includes our audited balance sheet promptly following the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K, and if any portion of such over-allotment option is exercised after such time, we will file an additional Report of Foreign Private Issuer on Form 6-K including an audited balance sheet reflecting our receipt of the proceeds from such exercise of the over-allotment option. Following the date the shares of common stock and the redeemable warrants are eligible to trade separately, the units will continue to be listed for trading and any stockholder may elect to trade the shares of common stock and the redeemable warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and any stockholder of our shares of common stock and redeemable warrants may elect to combine them and to trade them as a unit. Stockholders will have the ability to trade our securities as units until such time as the redeemable warrants expire or are redeemed.

Placement Units

The placement units are identical to the units being sold in this offering, except that such units (and underlying securities) are subject to the transfer restrictions described below, and the warrants included in the placement units may be exercised by our founders, or their respective permitted transferees on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying such warrants. If the warrants included in the placement units are held by holders other than the founders or their permitted transferees, such warrants will only be exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the warrants included in the placement units elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by our founders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following an acquisition transaction. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

The placement units and the underlying securities will be placed in escrow, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that these securities will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of our initial acquisition transaction.

The holders of the founders’ shares, as well as the holders of the placement units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the placement units (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the immediately prior to our initial public offering, none of the placement units are held in the United States by any record holders.

Shares of Common Stock

As of the date of this prospectus, there were 1,437,500 founders’ shares outstanding held by one holder of record. Upon closing of this offering and the private placement of the placement units (assuming no exercise of the underwriters’ over-allotment option, the forfeiture for no consideration of 187,500 of the founders’ shares, and not including the shares included in the underwriters’ unit purchase option and the placement warrants which will not be exercisable immediately following the closing of this offering), there will be 6,555,250 shares of common stock outstanding. Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power (the ability to grant shares of common stock with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without stockholder approval) granted by our Amended and Restated Articles of Incorporation and by-laws or required by-law, holders of shares of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action. Holders of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders. After an acquisition transaction is concluded, if ever, and upon our subsequent dissolution, our stockholders will be entitled to receive pro rata all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted for the election of directors can elect all of the directors. Our Amended and Restated Articles of Incorporation provide that a special meeting of shareholders shall be called by our corporate secretary following the receipt of a written request to call a meeting from one or more shareholders of record of shares representing in the aggregate at least a majority of the combined voting power of the then outstanding shares of all classes and series of our capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting, voting as a single class. There are no provisions in our Amended and Restated Articles of Incorporation, bylaws or pursuant to Marshall Islands law to provide for calls by our board on shareholders for outstanding taxes or fees.

If any matters are voted on by our stockholders at an annual or extraordinary meeting, our founders may vote all their shares, whenever acquired, as they see fit; provided, however, that in connection with a stockholder vote to approve our initial acquisition transaction and/or amend Article VIII of our Amended and Restated Articles of Incorporation and by-laws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares and the shares included in the placement units in accordance with the majority of the shares of common stock voted by the public stockholders. In connection with a stockholder vote, one-third of our issued and outstanding shares of common stock (whether or not held by public stockholders) will constitute a quorum.

We will proceed with the initial acquisition transaction only if public stockholders owning no more than 90% of the shares sold in this offering (or such lower percentage as an acquisition target may require) exercise their redemption rights.

If we liquidate prior to an acquisition transaction, we have agreed in the trust agreement governing the trust account that our public stockholders are entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full). Liquidation expenses will only be paid from funds held outside of the trust account. If we do not complete our initial acquisition transaction and the trustee must distribute the balance of the trust account pursuant to the trust agreement, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements. Our founders have agreed to waive their rights to participate in any liquidating distribution occurring upon our failure to consummate an acquisition transaction with respect to the founders’ shares. However, our founders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account, plus any interest which has not been released to us as described above, in connection with our initial acquisition transaction, assuming that the initial acquisition transaction is consummated. Public stockholders who cause us to redeem their shares of common stock for their pro rata share of the trust account will retain the right to exercise the warrants they own if they previously purchased units or warrants.

Pursuant to the escrow agreement with American Stock Transfer & Trust Company, acting as escrow agent, our founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their founders’ shares until one year from the completion of our initial acquisition transaction.

Notwithstanding the foregoing, our founders are permitted to transfer their founders’ shares to permitted transferees who agree in writing to be bound by the escrow agreement and the insider letter agreement executed by the founders. For so long as the founders’ shares are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. The securities held in the escrow account will only be released prior to the date specified above if, following an acquisition transaction, we consummate a subsequent merger, stock exchange or other similar transaction resulting in all stockholders having a right to exchange their shares for cash or other consideration.

The placement units will also be placed in escrow, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that these securities will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of our initial acquisition transaction.

The holders of the founders’ shares, as well as the holders of the placement units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the placement units (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

Of the shares of common stock outstanding immediately prior to our initial public offering no shares are held in the United States by any record holders.

Warrants

Public Stockholders’ Redeemable Warrants

Each redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of the initial acquisition transaction with one or more acquisition targets on terms described in this prospectus; or
•	one year from the date of this prospectus,

provided that in each case there is an effective registration statement or a post-effective amendment covering the shares of common stock issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the shares of common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.

The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on           , 2017 or earlier upon redemption by us or liquidation of the trust account. Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants (excluding the redeemable warrants included in the units underlying the underwriters’ unit purchase option) with the consent of the underwriters:

•	in whole but not in part;
•	at a price of $0.01 per redeemable warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of our shares of common stock on the exchange on which our securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that, on the date that is 10 trading days prior to the date we give notice of redemption and during the entire period thereafter until the time we redeem the redeemable warrants, there is an effective registration statement or a post-effective amendment covering the shares of common stock issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the shares of common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.

We have established these redemption criteria to provide redeemable warrant holders with adequate notice of exercise only after the then-prevailing share of common stock price is substantially above the redeemable warrant exercise price, and a sufficient differential between the then-prevailing share of common stock price and the redeemable warrant exercise price so there is a buffer to absorb the market reaction, if any, to our election to redeem the redeemable warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the redeemable warrants, each redeemable warrant holder shall be entitled to exercise his, her or its redeemable warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the shares of common stock will exceed the $17.50 per share redemption trigger price or the redeemable warrant exercise price of $11.50 per share after the redemption notice is issued.

The right to exercise the redeemable warrants will be forfeited unless they are exercised before the date specified on the notice of redemption. From and after the redemption date, the record holder of a redeemable warrant will have no further rights except to receive, upon surrender of the redeemable warrants, the redemption price.

The redeemable warrants will be issued in registered form under a redeemable warrant agreement between American Stock Transfer & Trust Company, as redeemable warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

The exercise price, number of shares of common stock issuable on exercise of the redeemable warrants and $17.50 redemption threshold must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the exercise price, number of shares of common stock issuable on exercise of the redeemable warrants and $17.50 redemption threshold will not be adjusted for issuances of shares of common stock at a price below the redeemable warrant exercise price.

The exercise price of the redeemable warrants must be decreased pursuant to a formula in the event of a merger or disposition of all or substantially all of the post-acquisition transaction company where the per share consideration received was other than in the form of cash or shares listed (or to be listed follow immediately following the transaction) on a national securities exchange or the OTC Bulletin Board. The decrease would be in proportion to the fair market value of the consideration to stockholders and relative to the remaining duration of the warrants. In addition, the number of shares of common stock issuable on exercise of the redeemable warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our shares of common stock) to our stockholders. The increase would be in proportion to the fair market value of the distribution to stockholders.

The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the redeemable warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised. Redeemable warrant holders do not have the rights or privileges of holders of shares of common stock, including voting rights, until they exercise their redeemable warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No redeemable warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the redeemable warrants and a current prospectus relating to those shares of common stock and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Holders of the redeemable warrants are not entitled to net cash settlement and the redeemable warrants may only be settled by delivery of shares of common stock and not cash. Under the redeemable warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the shares of common stock issuable upon exercise of the redeemable warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the shares of common stock issuable upon the exercise of the redeemable warrants until the redeemable warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. We may be unable to have a registration statement in effect covering shares of common stock issuable upon exercise of the redeemable warrants or to maintain a current prospectus relating to such shares of common stock if, for example, we lack the current financial statements necessary to be included in such registration statement or prospectus. In addition, we are not required to cash settle the redeemable warrants in the event that our stockholders are unable to exercise them. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the shares of common stock issuable upon the exercise of the redeemable warrants and the prospectus relating to the shares of common stock issuable on the exercise of the redeemable warrants is not current or if the shares of common stock are not qualified or exempt from qualification of the jurisdictions in which the holders of the redeemable warrants reside.

The Company is not required to issue fractional shares on the exercise of redeemable warrants. If more than one redeemable warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of shares of common stock purchasable on exercise of the redeemable warrants so presented, rounded down to the nearest whole number.

Placement Warrants

The warrants included in the placement units are identical to the warrants included in the units being sold in this offering, except that such warrants, including the shares of common stock issuable upon exercise of these warrants:

•	are subject to the transfer restrictions described below;
•	may be exercised by our founders, or their respective permitted transferees on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants.

If the warrants included in the placement units are held by holders other than the founders or their permitted transferees, the warrants will only be exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the warrants included in the placement units elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by our founders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following an acquisition transaction. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

The warrants included in the placement units will be placed in escrow, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that these securities will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of our initial acquisition transaction.

The holders of the founders’ shares, as well as the holders of the placement units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the placement units (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the immediately prior to our initial public offering, none of the warrants included in the placement units are held in the United States by any record holders.

Underwriters’ Unit Purchase Option

Concurrently with the closing of this offering, we will sell to the underwriters or their designees, for an aggregate of $100, an option to purchase 250,000 units comprised of 250,000 underwriters’ shares of common stock and warrants to purchase 250,000 shares of common stock (an amount that is equal to 5% of the total number of units sold in this offering). The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved at a price per unit of $12.50 (125% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus, except for some differences in redemption rights. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of cash.

We shall have the right to redeem the underwriters’ unit purchase option:

•	in whole but not in part; and
•	in the event our shares of common stock trade in excess of $18.00 for any 20 days within any 30-day period following consummation of the initial acquisition transaction.

If, upon consummation of our initial acquisition transaction, our founders have been required as a closing condition to cancel any founders’ shares or placement units that are not replaced following the initial acquisition transaction, the number of units purchasable from the exercise of the underwriters’ unit purchase option shall be reduced on a pro-rata basis with the reduction in the founders’ shares and placement units.

Receipt of Funds from Trust Account

A stockholder will be entitled to receive funds from the trust account only in the event of (i) our liquidation if we fail to complete an acquisition transaction within the allotted time or (ii) if the public stockholder seeks to have us redeem such shares for cash in connection with our acquisition transaction that we actually complete. In no other circumstances will a stockholder have any right or interest of any kind in or to funds in the trust account.

On consummation of an initial acquisition transaction, the underwriters will receive the deferred underwriting discounts and commissions, held in the trust account. The underwriters will not receive the deferred underwriting discount with respect to those units as to which the component shares have been redeemed for cash. If we do not complete an initial acquisition transaction and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of (i) amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.20 per public share, or approximately $10.14 per public share in the event the over-allotment option is exercised in full), to the public stockholders on a pro rata basis.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering, we will have 6,555,250 shares of common stock outstanding, assuming that the underwriters’ over-allotment option has not been exercised (or 7,492,750 shares of common stock if the over-allotment option is exercised in full).

Of these shares, the 5,000,000 shares sold in this offering (or 5,750,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,742,750 shares of common stock (or 1,555,250 if the over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, 305,250 warrants included in the placement units and their underlying shares are also restricted securities under Rule 144. None of these restricted securities will be eligible for sale under Rule 144 prior to one year following the filing of certain information with the SEC, which we refer to as Form 10 information, after the consummation of our initial acquisition transaction. Any securities not able to be sold prior to an acquisition transaction will bear a restrictive legend to that effect.

In addition, except in limited circumstances, the founders’ shares will not be transferable until one year from the completion of our initial acquisition transaction. The placement units and the underlying securities will also be placed in escrow, and will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of our initial acquisition transaction. These provisions are contained in contracts between us and each of the founders.

Concurrently with the closing of this offering, we will sell to the underwriters, or their designees, for an aggregate of $100, an option to purchase 250,000 units comprised of 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock (an amount that is equal to 5% of the total number of units sold in this offering). The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved at a price per unit of $12.50 (125% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus.

For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, Rule 144 provides certain resale safe harbors for holders of restricted securities. However, Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company, both before and after an initial acquisition transaction, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank-check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and
•	has filed form 10 information with the SEC reflecting that it is no longer a “blank-check” or “shell” company,

may, after one year has elapsed from the filing of the form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the shares of common stock, exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 62,500 shares immediately after this offering (or 71,875 shares if the underwriters’ exercise their over-allotment option in full); or
•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

The holders of the founders’ shares, as well as the holders of the placement units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the placement units (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, shares of common stock and warrants on the NASDAQ Capital Market under the symbols AQUUU, AQU and AQUUW, respectively. If approved for listing, we anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the shares of common stock and warrants are eligible to trade separately, we anticipate that the shares of common stock and warrants will, if approved for listing, be listed separately and as a unit on the NASDAQ Capital Market. There is no assurance that our units, shares of common stock or warrants will be approved for listing or continue to be listed if approved for listing on the NASDAQ Capital Market in the future.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and by-laws and by the Business Corporations Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as stockholder “rights” plans. While the BCA also provides that it is to be applied and construed with respect to subject matter and that so far as it does not conflict with the BCA the non-statutory is the declared to be the law of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to stockholders’ rights.

Marshall Islands	Delaware
Stockholder Meetings
• Held at a time and place as may be designated in the by-laws	• May be held at such time or place as designated in the Articles of Incorporation or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the Marshall Islands	• May be held within or without Delaware
• Notice:	• Notice:

—

Whenever stockholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

    —

Whenever stockholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

— A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	— Written notice shall be given not less than 10 nor more than 60 days before the meeting
Stockholders’ Voting Rights

•

Any action required to be taken by meeting of stockholders may be taken without meeting if consent is in writing and is signed by all the stockholders entitled to vote thereon with respect to the subject matter thereof.

• Any action required to be taken by meeting of stockholders may be taken without meeting if consent is in writing and is signed by all the stockholders entitled to vote.
• Any person authorized to vote may authorize another person or persons to act for him by proxy	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•

Unless otherwise provided in the Amended and Restated Articles of Incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting

•

For stock corporations, Articles of Incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

Marshall Islands	Delaware
• The Articles of Incorporation may provide for cumulative voting in the election of directors	• For non-stock companies, Articles of Incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum.
• A voluntary dissolution of the company must be approved by a two-thirds majority vote of the stockholders entitled to vote thereon.	• The Articles of Incorporation may provide for cumulative voting.
• A sale or other disposition of all or substantially all of the assets of the company must be approved by a two-thirds majority vote of the stockholders entitled to vote thereon.
• A sale or other disposition of all or substantially all of the assets of the company must be approved by a two-thirds majority vote of the stockholders entitled to vote thereon.
• When giving a guarantee not in furtherance of the company’s purposes a simple majority of the stockholders entitled to vote thereon must approve.

•

When amending the articles of incorporation or bylaws the directors may amend the bylaws if the articles of incorporation or the bylaws adopted by the stockholders so permits but any bylaw adopted by the directors may be repealed or amended by the stockholders by a simple majority vote of those stockholders entitled to vote thereon.

• A payment of a dividend in shares of the company must be approved by a two-thirds majority vote of the stockholders entitled to vote thereon.

•

A loan by the company to a member of the board of directors must be approved by a simple majority vote of the stockholders entitled to vote thereon without counting the shares held by the stockholder/director seeking the loan.

• A merger or consolidation of the company must be approved by a simple majority vote of the stockholders entitled to vote thereon.

Marshall Islands	Delaware
Directors
• Board must consist of at least one member	• Board must consist of at least one member
• Number of members can be changed by an amendment to the by-laws, by the stockholders, or by action of the board under the specific provisions of a by-law

•

Number of board members shall be fixed by the by-laws, unless the Articles of Incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

• If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)
Fiduciary Duties

•

Directors and officers must discharge their respective duties “in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in like positions.

• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

•

Although there are no specific statutes or cases relating to self-dealing, corporate opportunities and improper personal benefits under Marshall Island law, based on the BCA, in the absence of conflict with the BCA and case law of the Marshall Islands, the laws (including non-statutory law) of Delaware and other U.S. states with substantially similar statutory provisions would likely be used in determining the obligations of the directors of a Marshall Islands corporation. Therefore, the director of a Marshall Islands corporation could be subject to the same prohibitions relating to self-dealing, usurping corporate opportunities and improper personal benefit as a Delaware corporation.

• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

Stockholders’ Derivative Actions

•

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial ownership interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law

•

In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Marshall Islands	Delaware
• Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort
• Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.	• Such action shall not be dismissed or compromised without the approval of the Chancery Court
• Attorney’s fees may be awarded if the action is successful

•

If we were a Delaware corporation, a stockholder that redeemed his, her or its common stock, or whose shares of common stock were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the shares have been redeemed or canceled.

•

Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5.0% of any class of stock and the shares have a value of less than $50,000.

•

A stockholder that has redeemed his, her or its shares of common stock, or whose common stock have been canceled in connection with our dissolution may not bring a derivative action against us after the shares have been redeemed or canceled.

TAXATION

The following summary of the material Marshall Islands and U.S. federal income tax consequences of an investment in our units, shares of common stock and redeemable warrants to acquire our shares of common stock, sometimes referred to collectively in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Marshall Islands Taxation

The following are the material Marshall Islands tax consequences of our activities to us and to our stockholders and warrant holders of investing in our common stock and warrants. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax or income tax will be imposed upon payments of dividends by us to our stockholders or proceeds from the disposition of our common stock and warrants, provided such stockholders or warrant holders, as the case may be, are not residents in the Marshall Islands. There is no tax treaty between the United States and the Republic of the Marshall Islands.

United States Federal Income Taxation

General

In the opinion of Loeb & Loeb LLP, the following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus. The tax opinion provided to us by Loeb & Loeb LLP (which is attached as Exhibit 8.1 to the registration statement of which this prospectus forms a part) does not provide a “will” level of comfort on certain of the U.S. federal income tax issues discussed in the tax disclosure below and does not address all tax issues, (e.g., those that are dependent on future facts or events). Because of the absence of guidance directly on point as to how certain tax consequences discussed in the tax disclosure below would be treated for U.S. federal income tax purposes, it is not possible to predict what contrary positions, if any, may be taken by the Internal Revenue Service (“IRS”) or a court considering these tax issues and whether such positions would be materially different from those discussed in the tax disclosure (although the tax disclosure does describe certain possible alternative tax consequences). As a result, the word “should” rather than “will” is used in certain portions of the tax disclosure in order to indicate a degree of uncertainty concerning these issues that is greater than would be indicated by a “will” level of opinion, but is less than would be indicated by a “more-likely-than-not” level of opinion. Moreover, certain tax issues that are discussed in the tax disclosure are dependent on future facts or events, such as whether we will be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore cannot be addressed by a tax opinion. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax issues discussed in the tax disclosure below and how they may relate to the investor’s particular circumstances.

Because the components of a unit are separable at the option of the holder 90 days after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading as described herein, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share of common stock and one redeemable warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of shares of common stock and redeemable warrants should also apply to holders of units (as the deemed owners of the underlying shares of common stock and redeemable warrants which comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our shares of common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of common stock and one redeemable warrant to acquire one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the share of common stock and the redeemable warrant that comprise the unit based on the relative fair market value of each at the time of acquisition. The price allocated to the share of common stock or to the redeemable warrant will be the holder’s tax basis in such share or redeemable warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the share of common stock and the redeemable warrant that comprise the unit is different from our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our shares of common stock are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that a holder’s entitlement to receive payments upon exercise of the holder’s redemption right or upon our liquidation in excess of the holder’s initial tax basis in our shares of common stock will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the share of common stock and the redeemable warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. This requirement will apply if there is a transfer of property to us by one or more persons in exchange for our shares of common stock if immediately after the transfer such transferors own at least 80% of the total combined voting power of all classes of our shares entitled to vote and at least 80% of each class of our non-voting shares, and, in the case of a transfer of cash, either (i) immediately after the transfer, such U.S. Holder owns directly or indirectly at least 10% of our total voting power or value, or (ii) the amount of cash transferred by such U.S. Holder to us during the 12-month period ending on the date of the transfer exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Cash Distributions Paid on Shares of Common Stock

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our shares of common stock. A cash distribution on such shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of common stock. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such shares of common stock.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, such dividends may be subject to U.S. federal income tax at the lower applicable regular long-term capital gains tax rate (see “— Taxation on the Disposition of Shares of Common Stock and Redeemable Warrants” below) provided that (1) our shares of common stock are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our shares of common stock would be suspended for purposes of clause (3) above for the period that such holder had a right to have such shares of common stock redeemed by us. Under published IRS authority, shares of common stock are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Capital Market. Although we have applied to list our shares of common stock on the NASDAQ Capital Market, we cannot guarantee that our shares of common stock will be approved for listing or, if approved, will continue to be listed on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our shares of common stock. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Possible Constructive Distributions

The terms of each redeemable warrant provide for an adjustment to the number of shares for which the redeemable warrant may be exercised or to the exercise price of the redeemable warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Stockholders’ Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the redeemable warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the redeemable warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of our shares of common stock which is taxable to the U.S. Holders of such shares of common stock as described under “— Taxation of Cash Distributions Paid on Shares of Common Stock” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the redeemable warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Shares of Common Stock and Redeemable Warrants

Upon a sale or other taxable disposition of our shares of common stock or redeemable warrants (which, in general, would include a distribution in connection with our liquidation or a redemption of shares of common stock, as described in “Taxation on the Redemption of Shares of Common Stock” below, or redemption of redeemable warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the shares of common stock or redeemable warrants. See “— Exercise or Lapse of Redeemable Warrants” below for a discussion regarding a U.S. Holder’s basis in the shares of common stock acquired pursuant to the exercise of redeemable warrants.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the shares of common stock or redeemable warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Taxation on the Redemption of Shares of Common Stock

In the event that a U.S. Holder elects to (i) redeem its shares of common stock pursuant to the exercise of its redemption right or (ii) sell its shares to us, if we use a portion of the trust account to purchase shares (including those underlying units) in open market transactions or in privately negotiated transactions, the cash amounts received on any such redemption of shares generally will be treated for U.S. federal income tax purposes as payments in consideration for the sale of our shares of common stock, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Cash Distributions Paid on Shares of Common Stock,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules, which provide, among other things, that the U.S. Holder is deemed to own any shares that it holds a warrant to acquire) after the redemption is not meaningfully reduced from what such U.S. Holder’s percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption) and (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our shares of common stock and, taking into account the effect of redemptions by other stockholders, its percentage ownership (including constructive ownership) in us is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its shares of common stock.

Additional Taxes After 2012

For taxable years beginning on or after January 1, 2013, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Exercise or Lapse of Redeemable Warrants

Subject to the PFIC rules discussed below, a U.S. Holder will not recognize gain or loss upon the acquisition of shares of common stock on the exercise of redeemable warrants for cash. Shares of common stock acquired pursuant to the exercise of redeemable warrants for cash will have a tax basis equal to the U.S. Holder’s tax basis in the redeemable warrants, increased by the amount paid to exercise the redeemable warrants. The holding period of such shares of common stock should begin on the day after the date of exercise of the redeemable warrants. If a redeemable warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the redeemable warrant.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year if we do not complete an acquisition transaction in our current taxable year. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in an acquisition transaction, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our shares of common stock or redeemable warrants and, in the case of our shares of common stock, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares of common stock, or a mark-to-market election, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its shares of common stock or redeemable warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares of common stock during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares of common stock).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the shares of common stock or redeemable warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our shares of common stock by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its redeemable warrants. As a result, if a U.S. Holder sells or otherwise disposes of a redeemable warrant (other than upon exercise of the redeemable warrant), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the redeemable warrants. If a U.S. Holder that exercises such redeemable warrants properly makes a QEF election with respect to the newly acquired shares of common stock (or has previously made a QEF election with respect to our shares of common stock), the QEF election will apply to the newly acquired shares of common stock, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired shares of common stock (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the redeemable warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its shares of common stock acquired upon the exercise of the redeemable warrants by the gain recognized and also will have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a stockholder-by-stockholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our shares of common stock, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our shares of common stock will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held shares of common stock or redeemable warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our shares of common stock, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our shares of common stock, the PFIC rules discussed above will continue to apply to such stock unless the holder makes a purging election, as described above, with respect to such stock and pays the tax and interest charge with respect to the gain inherent in such stock attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares of stock in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such stock for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our shares of common stock and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its shares of common stock. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its shares of common stock at the end of its taxable year over the adjusted tax basis in its shares of common stock. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its shares of common stock over the fair market value of its shares of common stock at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its shares of common stock will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares of common stock will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our redeemable warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our shares of common stock on the NASDAQ Capital Market, we cannot guarantee that our shares of common stock will be approved for listing or, if approved, will continue to be listed on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our shares of common stock under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our shares of common stock should be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) stock in a PFIC during any taxable year of the U.S. Holder, such holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our shares of common stock and redeemable warrants should consult their own tax advisors concerning the application of the PFIC rules to our shares of common stock and redeemable warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its shares of common stock generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our shares of common stock or redeemable warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a redeemable warrant, or the lapse of a redeemable warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a redeemable warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of Redeemable Warrants,” above.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose certain information to the IRS about our U.S. Holders. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss in respect to such securities is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

NOTE ON ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our executive offices are located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account maintained by American Stock Transfer & Trust Company, LLC, as trustee, at Barclays, located outside of the United States.

All of our directors and officers, and their assets, are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. You may also have difficulty bringing an original action in the appropriate court of the Marshall Islands to enforce liabilities against us or any person based upon the U.S. federal securities laws.

Reeder & Simpson P.C., our counsel as to Marshall Islands law, has advised us that shareholders would be able to enforce a foreign judgment in the Marshall Islands even if the foreign judgment is based on U.S. Federal or state securities laws, unless (a) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law; (b) the foreign court did not have personal jurisdiction over the defendant; (c) the foreign court did not have jurisdiction over the subject matter; or (d) the foreign country does not recognize or enforce judgments of any other foreign nation. In addition, a foreign judgment would not be recognized if (a) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend; (b) the judgment was obtained by fraud; (c) the cause of action on which the judgment is based is repugnant to the public policy of the Marshall Islands; (d) the judgment conflicts with another final and conclusive judgment; (e) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court; or (f) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action. If none of the above grounds exist then the Marshall Islands High Court will enforce a foreign judgment without a retrial on the merits.

Reeder & Simpson P.C. has further advised us that the Marshall Islands does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts. As a result, it may be difficult or impossible for you to bring an original action against us or against these individuals in a Marshall Islands court in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise because the Marshall Islands courts would not have subject matter jurisdiction to entertain such a suit. However, there would be no impediment for you to originate an action in the Marshall Islands based upon Marshall Islands law.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC is acting as representative, has individually agreed to purchase on a firm commitment basis, the number of units set forth opposite their respective name below:

Underwriter	Number of Units
Lazard Capital Markets LLC	[_____]
Total	5,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[_____] per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Lazard Capital Markets LLC has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Pursuant to the escrow agreement with American Stock Transfer & Trust Company, acting as escrow agent, our founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their founders’ shares until one year from the completion of our initial acquisition transaction. Notwithstanding the foregoing, our founders are permitted to transfer their founders’ shares to permitted transferees who agree in writing to be bound by the escrow agreement and the insider letter agreement executed by the founders. For so long as the founders’ shares are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. The securities held in the escrow account will only be released prior to the date specified above if, following an acquisition transaction, we consummate a subsequent merger, stock exchange or other similar transaction resulting in all stockholders having a right to exchange their shares for cash or other consideration. The placement units will also be placed in escrow, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that these securities will not be transferable during the escrow period and will not be released from escrow until 30 days following the completion of our initial acquisition transaction.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to list our units, shares of common stock and warrants on the NASDAQ Capital Market under the symbols AQUUU, AQU and AQUUW. If approved for listing, we anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the shares of common stock and warrants are eligible to trade separately, we anticipate that the shares of common stock and warrants will, if approved for listing, be listed separately and as a unit on the NASDAQ Capital Market. There is no assurance that our units, shares of common stock or warrants will be approved for listing or continue to be listed if approved for listing on the NASDAQ Capital Market in the future.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by us
	No Exercise	Full Exercise
Per Unit	$0.50	$0.50
Total(1)	$2,500,000	$2,875,000

(1)	The underwriters have agreed to defer $1,250,000 (or $1,437,500 if the underwriters’ over-allotment option is exercised in full) of the underwriting discounts and commissions, equal to 2.5% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account with American Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

If we do not complete our initial acquisition transaction within 18 months (or 24 months pursuant to the automatic period extension) from the date of this prospectus, the trustee and the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of franchise and income taxes payable income taxes on such interest, to the public stockholders. In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.
º	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.
º	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.
•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.
º	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.
º	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchase, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $402,500, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

Purchase Option

Concurrently with the closing of this offering, we have agreed to sell to the underwriters of this offering, for $100, as additional compensation, an option to purchase up to a total of 250,000 units at $12.50 per unit. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved. The units issuable upon exercise of this option are identical to those offered by this prospectus.

The option and the 250,000 units, the 250,000 shares and the 250,000 warrants underlying such units, and the 250,000 shares underlying such warrants, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The underwriters will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and/or number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares at a price below its exercise price.

Other Terms

Neither Lazard Capital Markets LLC nor any other FINRA member firm participating in this offering has provided any services to us in connection with a potential acquisition transaction or additional capital raising activities. However, pursuant to the underwriting agreement, we have agreed that we will pay to Lazard Capital Markets LLC a fee equal to 5% of the gross proceeds from the sale of any shares of our common stock that are issued prior to or in connection with an acquisition transaction in the event that such sale is attributable to services rendered by Lazard Capital Markets LLC. Except for this understanding with Lazard Capital Markets LLC, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. Notwithstanding, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the units to the public in France.
•	Such offers, sales and distributions will be made in France only:
•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Reglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notices to Other Non-United States Investors

Australia.  This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the common stock under this prospectus is only made to persons to whom it is lawful to offer the common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian

Corporations Act, agrees not to sell or offer for sale within Australia any of the common stock sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China.  The information in this document does not constitute a public offer of the common stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The common stock may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

Ireland.  The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel.  The common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy.  The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societa` e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan.  The common stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

Portugal.  This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden.  This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland.  The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates.  Neither this document nor the common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has Aquasition Corp. received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by Aquasition Corp.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Reeder & Simpson P.C. Loeb & Loeb, LLP, New York, New York, acted as U.S. counsel for us in connection with this offering, and has provided an opinion to us related to the tax disclosure contained in this prospectus under the caption “Taxation — United States Federal Income Taxation,” which opinion is filed as an exhibit to the registration statement to which this prospectus forms a part. If an acquisition transaction is consummated, we will owe Loeb & Loeb LLP $75,000 at the closing of the acquisition transaction. In connection with this offering, Reed Smith LLP acted as counsel to the underwriters.

EXPERTS

The financial statements of Aquasition Corp. (a development stage company) as of March 15, 2012 and for the period from January 26, 2012 (inception) through March 15, 2012, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Aquasition Corp. (a development stage company) to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Aquasition Corp.

We have audited the accompanying balance sheet of Aquasition Corp. (a company in the development stage) (the “Company”) as of March 15, 2012, and the related statements of operations, stockholder’s equity and cash flows for the period from January 26, 2012 (inception) through March 15, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aquasition Corp. (a company in the development stage), as of March 15, 2012, and the results of its operations and its cash flows for the period from January 26, 2012 (inception) through March 15, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of March 15, 2012 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 4, 2012

Aquasition Corp.
(a development stage company)

BALANCE SHEET
March 15, 2012

Assets
Current Asset – Cash and cash equivalents	$25,000
Deferred offering cost associated with proposed public offering	110,000
Total Assets	$135,000
Liabilities & Stockholder's Equity
Current Liabilities
Accrued expenses	$25,000
Loan payable – stockholder	$85,650
Total Liabilities	110,650
Commitments
Stockholder’s equity
Preferred stock, $0.0001 par value, 5,000,000 authorized shares and no issued and outstanding shares	—
Common stock, $0.0001 par value, 150,000,000 authorized shares and 1,437,500 issued and outstanding shares(1)	144
Additional paid-in capital	24,856
Deficit accumulated during development stage	(650)
Total stockholder’s equity	24,350
Total liabilities and stockholder’s equity	$135,000

(1)	Includes 187,500 shares held by the initial stockholder that are subject to forfeiture to the extent that the underwriters' overallotment option is not exercised in full (note 7)

The accompanying notes are an integral part of the financial statements

Aquasition Corp.
(a development stage company)

STATEMENT OF OPERATIONS
For the period from January 26, 2012 (inception) to March 15, 2012

Formation and operating costs	$650
Net Loss	$(650)
Weighted average shares outstanding, basic and diluted(1)	1,250,000
Basic and diluted net loss per common share	$(0.00)

(1)	Excludes 187,500 shares held by the initial stockholder subject to forfeiture to the extent that the underwriters' over-allotment is not exercised in full (note 7)

The accompanying notes are an integral part of the financial statements

Aquasition Corp.
(a development stage company)

STATEMENT OF STOCKHOLDER’S EQUITY
For the period from January 26, 2012 (inception) to March 15, 2012

	Common Stock(1)		Additional paid-in Capital	Deficit accumulated during development stage	Total stockholder’s equity
	Shares	Amount
Balance – January 26, 2012 (Inception)	—	$—	$—	$—	$—
Common stock issued on March 15, 2012 at approximately $0.02 per share for cash	1,437,500	144	24,856	—	25,000
Net loss	—	—	—	(650)	(650)
Balance at March 15, 2012	1,437,500	$144	$24,856	$(650)	$24,350

(1)	Includes 187,500 shares held by the initial stockholder subject to forfeiture to the extent that the underwriters' over-allotment is not exercised in full (note 7)

The accompanying notes are an integral part of the financial statements

Aquasition Corp.
(a development stage company)

STATEMENT OF CASH FLOWS
For the period from January 26, 2012 (inception) to March 15, 2012

Operating Activities
Net Loss	$(650)
Adjustments to reconcile net loss to net cash used in operating activities:
Net cash used in operating activities	(650)
Financing Activities
Increase in due to stockholder	650
Proceeds from sale of common stock to sponsor	25,000
Net cash provided by financing activities	25,650
Net increase in cash and cash equivalents	25,000
Cash and cash equivalents – beginning	—
Cash and cash equivalents – ending	$25,000
Non Cash Financing Activities
Payment of deferred offering cost made by stockholder	$85,000
Accrual of deferred offering costs	$25,000

The accompanying notes are an integral part of the financial statements

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Aquasition Corporation (a company in the development stage) (the “Company”) was incorporated in Marshall Islands on January 26, 2012 as a blank check company whose objective is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar acquisition transaction, one or more operating businesses or assets (an “Acquisition Transaction”). The Company’s initial business transaction is not limited to any specific geographic region or industry. However, the Company intends to focus on operating businesses and assets in the international maritime transportation, offshore and related maritime services industries, especially those requiring energy, commodity, transportation or logistics expertise. The initial Acquisition Transaction must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less the deferred underwriting discount and taxes) at the time of the agreement to enter into such Acquisition Transaction.

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The Company is a foreign private issuer (“FPI”), as defined by the rules and regulations of the SEC.

At March 15, 2012, the Company had not yet commenced any operations. All activity through March 15, 2012 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Public Offering”) of up to 5,000,000 units (or 5,750,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), at $10.00 per Unit which is discussed in Note 3 and the sale of 305,250 units (the “Placement Units”) at a price of $10.00 per unit in a private placement to the Company’s initial stockholder (the “Sponsor”) or its designees. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating an Acquisition Transaction. Furthermore, there is no assurance that the Company will be able to affect an Acquisition Transaction successfully. Upon the closing of the Proposed Public Offering, management has agreed that at least $10.20 per Unit sold (or approximately $10.14 if the underwriters’ over-allotment option is exercised in full) in the Proposed Public Offering, including the proceeds of the private placement of the Placement Units will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended the (“Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of the consummation of its first Acquisition Transaction and the Company’s failure to consummate an Acquisition Transaction within the prescribed time.

If the Company no longer has FPI status and is therefore no longer subject to the FPI rules, and if it does not conduct redemptions pursuant to the tender offer rules and instead seeks shareholder approval of the initial Acquisition Transaction, there may be released from the trust account amounts necessary to purchase up to 15% of the units or the underlying shares of common stock sold in the Proposed Public Offering (750,000 units or shares of common stock, or 862,500 units or shares of common stock if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for the Company’s initial Acquisition Transaction and ending on the business day immediately preceding the record

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration  – (continued)

date for the vote to approve the initial Acquisition Transaction. Purchases will be made only in open market transactions at times when the Company is not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18.

Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons or entities will execute such agreements. The Company’s Sponsor, Officers and Directors (collectively referred to as the “Founders”) will agree that they will be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of proceeds not held in the Trust Account will remain constant at $400,000 even if the over-allotment is exercised.

The Company will either provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable)), or if the Company no longer has FPI status and is therefore no longer subject to the FPI rules, and if it does not conduct redemptions pursuant to the tender offer rules then, instead, it may seek stockholder approval of any Acquisition Transaction at a meeting called for such purpose at which stockholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable). The Company will consummate an Acquisition Transaction only if holders of no more than 90% of the public shares elect to convert (in the case of a shareholder meeting) or sell their shares to the Company (in the case of a tender offer) and, solely if the Company seeks shareholder approval, a majority of the outstanding common stock voted are voted in favor of the Acquisition Transaction. Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company will provide that a public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 10% of the common stock sold in the Proposed Public Offering (but only with respect to the amount over 10% of the shares of common stock sold in the Proposed Public Offering). A “group” will be deemed to exist if public stockholder (i) file a Schedule 13D or 13G indicating the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group. In connection with any stockholder vote required to approve any Acquisition Transaction, the Founder will agree (1) to vote any of its shares in the same manner as a majority of the public stockholders who vote at a meeting called for such purpose of the initial Acquisition Transaction and (2) not to redeem any of its shares. In connection with a tender offer, the Founder will not to sell any of its shares to the Company pursuant to any tender offer described above. In addition, the Founders or any of their affiliates have agreed that if they acquire shares of common stock in or following the Proposed Public Offering, they will vote all such acquired shares in favor of any Acquisition Transaction presented to the Company’s stockholders by the board of directors, and not to exercise redemption rights in connection with any shares of common stock held by such person.

The Company’s Articles of Incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 18 months from the consummation of the Proposed Public Offering (or 24 months from the consummation of the Proposed Public Offering if certain extension criteria are satisfied). If the Company has not completed an Acquisition Transaction by such date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible release to the public stockholders of the Company’ (“Public Stockholders”), the aggregate amount

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration  – (continued)

then on deposit in the Trust Account, including any interest and the deferred underwriters discount but net of taxes payable and any remaining net assets, and (iii) as promptly as reasonably possible dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Marshall Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the Public Stockholders will be entitled to receive a pro rata portion of the Trust Account (initially anticipated to be approximately $10.20 per share (or approximately $10.14 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the Trust Fund not previously released to the Company).

Going Concern Consideration

At March 15, 2011, the Company had $25,000 in cash and a deficit in working capital of $85,650. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to consummate an Acquisition Transaction will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares was reduced for the effect of 187,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the Marshall Islands as its only major tax

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies  – (continued)

jurisdiction. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on January 26, 2012 the evaluation was performed for the upcoming 2012 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from January 26, 2012 (inception) through March 15, 2012. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 5,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 750,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of common stock (“the Public Shares”) in the Company and one redeemable warrant to purchase one share of common stock of the Company (“Redeemable Warrants”). Each Redeemable Warrant entitles the holder to purchase one share of common stock at a price of $11.50 commencing on the later of the Company’s completion of a its initial Acquisition Transaction or one year from the effective date of the registration statement related to the proposed Public Offering (the “Effective Date”) and expiring five years from the Effective Date provided that there is an effective registration statement covering the shares of common stock underlying this Redeemable Warrants. The Company may redeem the Redeemable Warrants at a price of $0.01 per Redeemable Warrant upon 30 days’ notice, only in the event that the last sale price of the shares of common stock is at least $17.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the shares of common stock underlying such Redeemable Warrants commencing ten trading days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. The Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Redeemable Warrants. There are no contractual penalties for failure to deliver securities if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Redeemable Warrant shall not be entitled to exercise such Redeemable Warrant for cash and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 5 — Loan Payable – Stockholder

On February 27, 2012, our Sponsor issued a promissory note to the Company for an amount of $85,650. The loan is non-interest bearing and is payable on December 31, 2012. Due to the short-term nature of the loan, the fair value approximates the carrying amount.

Note 6 — Commitments

The Company will enter into an agreement with the underwriters of the Proposed Public Offering (“Underwriting Agreement”). The Underwriting Agreement will require the Company to pay an underwriting discount of 5% of the gross proceeds of the Proposed Public Offering as an underwriting discount of which 2.5% will be paid upon closing of the Proposed Public Offering and 2.5% will be held in the trust account and paid upon consummation of an initial Acquisition Transaction (the “Deferred Underwriting Discount”). The Underwriters will not receive that portion of their deferred underwriting discount related to redeemed shares in connection with an Acquisition Transaction.

The Company has also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 250,000 units at $12.50 per unit. The units issuable upon exercise of this option are identical to those offered in the public offering. This option may be exercised commencing on the later of the consummation of an initial Acquisition Transaction and one year from the Effective Date. The Company intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to stockholder’s equity. The Company estimates the fair value of this unit purchase option is approximately $2.47 per unit (for a total fair value of approximately $617,960) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.05% and (3) expected life of 5 years. The expected volatility of approximately 35% was estimated by management based on evaluation of the market cap weighted average historical volatilities of various international maritime shipping companies listed on a United States Exchange with vessels in the dry bulk, container and tanker sectors and the average historical volatility of the Russell 2000 Index. However, because the Units do not have a trading history, the volatility assumption is based on information currently available to management. Management believes the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of the Company’s Units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business transaction within the prescribed time period and it liquidates, the option will become worthless. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Redeemable Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of cash. The Company has the right to redeem the unit purchase option, in whole but not in part, in the event the Company’s shares of common stock trade in excess of $18.00 for any 20 days within any 30-day period following consummation of the initial Acquisition Transaction. If upon completion of an Acquisition Transaction the Founders are required to cancel any Founders’ shares or Placement Units, and such securities are not replaced following the Acquisition Transaction, the number of Units that may be purchased upon the exercise of the unit purchase option will be reduced on a pro-rata basis with the reduction in Founders shares and Placement Units.

The Company presently occupies office space provided by an affiliate of the Founder. Such affiliate has agreed that, until the Company consummates an Acquisition Transaction, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the Effective Date.

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments  – (continued)

The Company has agreed to pay its legal counsel an additional fee of $75,000 for legal services provided in connection with the Proposed Public Offering only upon consummation of its initial Acquisition Transaction.

The Founders have committed to purchase 305,250 Private Placement Units at $10.00 per unit (for an aggregate purchase price of $3,052,500) from the Company. These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the Placement Unit purchases will be placed in the Trust Account. The Placement Units are identical to the Units to be sold in the Proposed Public Offering except that the Warrants included in the Placement Units: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchaser or any of its permitted transferees. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Placement Units, including the underlying securities (except to certain permitted transferees), until 30 days following the completion of the Company’s initial Acquisition Transaction.

The Placement Units will be placed in an escrow account, and the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ shares during the escrow period, that these securities will not be transferable during the escrow period and will not be released from escrow until 30 days from the completion of an initial Acquisition Transaction. The securities held in the escrow account will only be released prior to the end of the escrow period if following an Acquisition Transaction the Company consummates a subsequent transaction that results in all stockholders having a right to exchange their shares for cash or other consideration.

The Founders will be entitled to registration rights with respect to their Founder’s shares and the Placement Units (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the initial shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the date on which the shares are released from Escrow. The holders of a majority of the Placement Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates an Acquisition Transaction. In addition, the Founders and its affiliates have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of an Acquisition Transaction.

Note 7 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of March 15, 2012, there are no preferred shares issued or outstanding.

Common Stock

The Company is authorized to issue 150,000,000 shares of common stock with a par value of $0.0001 per share.

In connection with the organization of the Company, on March 15, 2012, a total of 1,437,500 shares (“Initial Shares”) were sold to the Initial Shareholders of the Company’s at a price of approximately $0.02 per share for an aggregate of $25,000.

Aquasition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder Equity  – (continued)

As of March 15, 2012, 1,437,500 shares of common stock were issued and outstanding, of which 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Sponsor will own 20% of the issued and outstanding shares after the Proposed Public Offering, excluding shares included in the placement units. All of these shares will be placed into an escrow account on the Effective Date. Subject to certain limited exceptions, these shares will not be released from escrow until one year after the date of the consummation of an initial Acquisition Transaction or earlier if, subsequent to the Company’s initial Acquisition Transaction, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares of common stock for cash, securities or other property. The securities held in the escrow account will only be released prior to the end of the escrow period if following an Acquisition Transaction the Company consummates a subsequent transaction that results in all stockholders having a right to exchange their shares for cash or other consideration.

5,000,000 Units

PROSPECTUS

Lazard Capital Markets

Through and including          , 2012 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Under the Amended and Restated Articles of Incorporation, our by-laws and under Section 60 of the Marshall Islands Business Corporations Act (“BCA”), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our by-laws) that, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Further, under Section 60 of the BCA and our by-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our by-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred such person or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further, and as provided by both our by-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such matter.

Likewise, pursuant to our by-laws and Section 60 of the BCA, expenses (our by-laws specifically include attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The by-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our bylaws further provided that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our by-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity regardless of whether the corporation would have the power to indemnify him against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our by-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our by-laws, the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified.

In addition to the above, our by-laws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation.”

Our Amended and Restated Articles of Incorporation set out a much abbreviated version of the foregoing and make reference to the provisions of the by-laws.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy, as expressed in the Securities Act, and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 7. Recent Sales of Unregistered Securities.

On March 15, 2012, for an aggregate consideration of $25,000, we issued 1,437,500 founders’ shares to Aqua Investments Corp. Up to 187,500 of the founders’ shares will be forfeited for no consideration to the extent the underwriters do not exercise the over-allotment option in full. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to our officers and directors or their affiliates, each of whom was involved in our formation. No underwriting discounts or commissions were paid with respect to such securities.

Immediately prior to the consummation of this offering, the founders and their designees will purchase an aggregate of 305,250 units for an aggregate purchase price of $3,052,500, or $10.00 per unit. Each placement unit consists of one share of common stock, par value $0.0001 per share, and one warrant. Each warrant included in the placement units entitles its holder to purchase one share of common stock for a price of $11.50, and is exercisable commencing on the later of (i) one (1) year after the date that this registration statement is declared effective by the SEC, and (ii) the consummation of our initial acquisition transaction, and ending five years after the date that this registration statement is declared effective by the SEC. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to our officers and directors. No underwriting discounts or commissions were paid with respect to such securities.

Concurrently with the closing of this offering, we will sell to the underwriters or their designees, for an aggregate of $100, an option to purchase 250,000 units comprised of 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock (an amount which is equal to 5% of the total number of units sold in this offering), for $12.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except for some differences in redemption rights. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consummation of our initial acquisition transaction, or [_______] [one year from the date of this prospectus] and expiring on the earlier of [_______] [five years from the effective date of the registration statement of which this prospectus forms a part] and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved at a price per unit of $12.50 (125% of the public offering price). We shall have the right to redeem the underwriters’ unit purchase option in the event our shares of common stock trade in excess of $18.00 for any 20 days within any 30-day period following consummation of the initial acquisition transaction. If, upon consummation of our initial acquisition transaction, our founders have been required as a closing condition to cancel any founders’ shares or placement units that are not replaced following the initial acquisition transaction, the number of units purchasable from the exercise of the underwriters’ unit purchase option will be reduced on a pro rata basis with the reduction in the founders’ shares and placement units. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to the underwriters in our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1†	Articles of Incorporation
3.2†	By-laws
3.3†	Amended and Restated Articles of Incorporation
4.1†	Specimen Unit Certificate
4.2†	Specimen Share of common stock Certificate
4.3†	Specimen Public Redeemable Warrant Certificate
4.4†	Specimen Placement Unit Certificate
4.5†	Specimen Placement Warrant Certificate
4.6†	Form of Warrant Agreement
4.7*	Form of Unit Purchase Option
5.1†	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant
5.2†	Opinion of Loeb & Loeb LLP
8.1†	Form of Loeb & Loeb LLP Tax Opinion
10.1†	Form of Letter Agreement by and among the Registrant Lazard Capital Markets LLC and the founders
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant
10.3†	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Founders
10.4†	Form of Services Agreement between the Registrant and Seacrest Shipping Co. Ltd.
10.5†	Form of Registration Rights Agreement among the Registrant and the founders
10.6†	Form of Placement Unit Purchase Agreement between the Registrant and the founders
10.7†	Promissory Note, dated as of February 27, 2012, issued to Aqua Investments Corp.
14.1†	Code of Ethics
23.1	Consent of Marcum LLP
23.2†	Consent of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant (included in Exhibit 5.1)
23.3†	Consent of Loeb & Loeb LLP counsel to the Registrant (included in Exhibit 5.2 and Exhibit 8.1)
24†	Power of Attorney

*	To be filed by amendment
†	Previously filed.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(e)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London on August 31, 2012.

AQUASITION CORP.
By: /s/ Matthew C. Los Name: Matthew C. Los Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Matthew C. Los Matthew C. Los	Chief Executive Officer and director (principal executive officer	August 31, 2012
/s/ Stylianos Stergios Sougioultzoglou Stylianos Stergios Sougioultzoglou	Chief Financial Officer and director (principal financial and accounting officer	August 31, 2012
/s/ Leonidas S. Polemis* Leonidas S. Polemis	Non-executive Chairman of the Board	August 31, 2012
/s/ Nicholas John Frangos* Nicholas John Frangos	Director	August 31, 2012
/s/ Themistoklis Kalapotharakos Themistoklis Kalapotharakos	Director	August 31, 2012

*By  Stylianos Stergios Sougioultzoglou, Attorney-in-fact.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Aquasition Corp., has signed this registration statement or amendment thereto in New York, New York on August 31, 2012.

Authorized U.S. Representative
By: /s/ Mitchell S. Nussbaum Name: Mitchell S. Nussbaum Title: Authorized Representative